                                                                   EXHIBIT 10.38

                              AMENDED AND RESTATED

                                CREDIT AGREEMENT


                                    BETWEEN


                          BUTLER SERVICE GROUP, INC.,
                                  as Borrower

                                      AND

                     GENERAL ELECTRIC CAPITAL CORPORATION,
                                   as Lender

                             As of November 7, 1997

                               TABLE OF CONTENTS
                               -----------------

  ARTICLE                                                       PAGE
---------                                                       ----
1. Definitions..................................................   2

2. Credit Facilities............................................   3

     2.1  Working Capital Revolving Loan and Acquisition Loan...   3
     2.2  Absence of Demand, Termination or Default.............   5
     2.3  Discretion of Lender..................................   6
     2.4  Use of Proceeds.......................................   6
     2.5  Single Loan...........................................   6
     2.6  Letters of Credit.....................................   6
     2.7  Reliance on Notices...................................   6

3. Interest, Terms, Payments, Prepayments and Fees..............   7

      3.1  Interest.............................................   7
      3.2  Term/Survival of Obligations/Termination/Prepayment..   8
      3.3  Payments.............................................   9
      3.4  Application and Allocation of Payments...............  10
      3.5  Accounting...........................................  11
      3.6  Indemnity............................................  11
      3.7  Taxes................................................  12
      3.8  Eligible Accounts and Eligible Inventory.............  13
      3.9  Fees.................................................  14
     3.10  Collection of Accounts...............................  15
     3.11  Additional Payments..................................  15
     3.12  Payment of Fees......................................  15
     3.13  Returned Merchandise.................................  16
     3.14  Change in Circumstances..............................  16
     3.15  Capital Adequacy.....................................  17

4. Representations and Warranties...............................  18
      4.1  Organization and Qualification.......................  18
      4.2  Corporate Authority..................................  18
      4.3  Binding Agreements...................................  19
      4.4  Governmental Approvals...............................  19
      4.5  Litigation...........................................  19
      4.6  Brokers..............................................  19
      4.7  No Material Adverse Change...........................  19
      4.8  No Conflicting Law or Agreements.....................  20
      4.9  Taxes................................................  20
      4.10 Financial Statements.......................... ......  21


     4.11  Existence of Assets and Title Thereto...............  21
     4.12  Regulations G, T, U and X...........................  21
     4.13  Compliance..........................................  21
     4.14  Leases..............................................  21
     4.15  Employee Benefit Plans..............................  22
     4.16  Solvency............................................  23
     4.17  Executive Offices; FEIN.............................  23
     4.18  Places of Business..................................  23
     4.19  Guaranty Obligations................................  23
     4.20  Agreements and Other Documents......................  23
     4.21  Labor Matters.......................................  24
     4.22  Stock Matters.......................................  24
     4.23  Licenses............................................  25
     4.24  Acknowledgment of Debt..............................  25
     4.25  Governmental Regulation.............................  25
     4.26  Insurance...........................................  25
     4.27  Accounts............................................  26
     4.28  Employment Matters..................................  26
     4.29  Financial Information...............................  26
     4.30  Environmental Matters...............................  26
     4.31  Parent, Affiliate or Subsidiary Corporations........  27
     4.32  Intellectual Property...............................  27
     4.33  Officers and Directors..............................  27
     4.34  Senior Debt.........................................  27
     4.35  Bank Accounts.......................................  27
     4.36  No Material Misrepresentations and Omissions........  28
     4.37  Government Contracts................................  28
     4.38  Customer and Trade Relations........................  28

5. Conditions of Lending.......................................  28
     5.1  Initial Advance......................................  28
     5.2  Subsequent Advances..................................  29

6. Covenants...................................................  30
     6.1  Affirmative Covenants................................  30
     6.2  Negative Covenants...................................  39

7. Default.....................................................  47
     7.1  Events of Default....................................  48
     7.2  Remedies.............................................  50
     7.3  Cumulative Remedies..................................  50

8. Miscellaneous...............................................  51

     8.1  Expenses.............................................  51
     8.2  Indemnity............................................  52
     8.3  Set-off..............................................  53
     8.4  Binding Effect.......................................  53
     8.5  Covenants to Survive, Binding Agreement..............  53
     8.6  Amendments and Waivers; Remedies.....................  54
     8.7  Notices..............................................  55
     8.8  Transfer of Lender's Interest........................  56
     8.9  Section Headings.....................................  57
     8.10  Severability........................................  57
     8.11  Entire Agreement; Conflict of Terms.................  57
     8.12  Counterparts........................................  57
     8.13  Governing Law: Consent to Jurisdiction..............  58
     8.14  Uniform Commercial Code.............................  59
     8.15  Successor and Assigns...............................  59
     8.16  Further Assurances..................................  59
     8.17  Acknowledgments.....................................  59
     8.18  Change in Accounting Principles.....................  59
     8.19  Prejudgment Remedy Waiver: Waivers..................  60
     8.20  Jury Trial Waiver...................................  60
     8.21  Press Releases......................................  61
     8.22  Reinstatement.......................................  61
     8.23  No Strict Construction..............................  61
     8.24  Confidentiality.....................................  62

                    INDEX OF EXHIBITS, SCHEDULES AND ANNEXES
                    ----------------------------------------

Exhibit
-------

A    Accountant's Letter
B    Blocked Account Agreement
C    Borrowing Base Certificate
D-1  Acquisition Loan Borrowing Request
D-2  Working Capital Loan Borrowing Request
E    Certificate of Borrower
F-1  Amended and Restated Parent Guaranty
F-2  Subsidiaries Guaranty
G-1  Acquisition Loan Note
G-2  Working Capital Loan Revolving Note
H-1  Amended and Restated Borrower Security Agreement
H-2  Amended and Restated Subsidiaries Security Agreement
I    Solvency Certificate
J    Form of U.S. Opinion of Counsel
K    Environmental Representation and Indemnity
L    Authorization For Payment

Schedule
--------

2.1       Responsible Individual
2.4       Use of Proceeds
4.5       Litigation
4.6       Brokers
4.9       Taxes
4.10      Financial Statements
4.11      Title To Assets; Liens
4.14      Leases
4.15      Employee Benefit Plans
4.17      Chief Executive Office; FEIN
4.l8      Places of Business
4.20      Material Agreements
4.21      Labor Matters
4.22      Stock Matters
4.24      Indebtedness
4.26      Insurance
4.28      Employment Matters
4.30      Environmental Matters
4.31      Parents, Affiliates and Subsidiaries
4.33      Officers and Directors

4.35      Bank Accounts
4.37      Government Contracts
6.1(b)    Financial Statements and Projections
6.2(r)    Financial Covenants

Annex
-----

A         Definitions
B         Letters of Credit
C         Schedule of Documents
D         Cash Management Systems

                     AMENDED AND RESTATED CREDIT AGREEMENT
                     -------------------------------------

     AGREEMENT, made as of November 7, 1997, between BUTLER SERVICE GROUP, INC., a New Jersey corporation with its chief executive office located at 110 Summit Avenue, Montvale, New Jersey, and GENERAL ELECTRIC CAPITAL CORPORATION, a corporation organized under the banking laws of the state of New York with an office located at 201 High Ridge Road, Stamford, Connecticut.

                                   BACKGROUND
                                   ----------

     A. The Borrower and the Lender entered into the Credit Agreement dated as of May 31, 1994 (as previously amended, modified or supplemented, the "Existing Credit Agreement") pursuant to which the Lender established in favor
--------------------------
of the Borrower a $50,000,000 revolving credit facility ( which provided for the issuance of letters of credit in an aggregate amount up to $9,000,000).

     B. The Borrower has requested that the Lender, and the Lender has agreed, subject to the terms and conditions contained herein, to, enter into this Amended and Restated Credit Agreement to (i) modify the credit facilities provided for in the Existing Credit Agreement and (ii) extend to the Borrower a $15,000,000 acquisition loan facility to enable the Borrower to make certain acquisitions.

     C. The Borrower has requested that the Lender, and the Lender has agreed, subject to the terms and conditions contained herein, to, enter into this Amended and Restated Credit Agreement to (i) modify the credit facilities provided for in the Existing Credit Agreement and (ii) extend to the Borrower a $15,000,000 acquisition loan facility to enable the Borrower to make certain acquisitions.

                           AMENDMENT AND RESTATEMENT
                           -------------------------

          The Borrower and the Lender hereby agree that upon the effectiveness of this Agreement, the terms and provisions of the Existing Credit Agreement shall be and hereby are amended and restated in their entirety by the terms and conditions of this Agreement and the terms and provisions of the Existing Credit Agreement shall be superseded by this Agreement.

          Notwithstanding the amendment and restatement of the Existing Credit Agreement by this Agreement, the Borrower shall continue to be liable to the Lender with respect to agreements and obligations on the part of the Borrower under the Existing Credit Agreement to indemnify and hold harmless the Lender from and against all claims, demands, liabilities, damages, losses, costs, charges and expenses to which the Lender may be subject arising in connection with the Existing Credit Agreement.

          Notwithstanding the amendment and restatement of the Existing Credit Agreement by this Agreement, all of the indebtedness, liabilities and obligations owing by the Borrower under the Existing Credit Agreement shall continue to be secured by the "Collateral" (as defined in the Existing Credit Agreement) and the Borrower acknowledges and agrees that such "Collateral" remains subject to a security interest in favor of the Lender and to secure the obligations of the Borrower re-evidenced by this Agreement.

          This Agreement is given as a substitution, and not as payment, of the obligations of the Borrower under the Existing Credit Agreement and is not intended to constitute a novation of the Existing Credit Agreement. All "Revolving Loans" (as defined in the Existing Credit Agreement) which are outstanding and owing by the Borrower under the Existing Credit Agreement as of the Closing Date, as determined by the Lender, shall constitute Working Capital Revolving Loans hereunder and all "Letter of Credit Obligations" (as defined in the Existing Credit Agreement) which are outstanding and owing by the Borrower under the Existing Credit Agreement as of the Closing Date, as determined by the Lender, shall constitute Letter of Credit Obligations hereunder.

                                   AGREEMENT
                                   ---------

     In consideration of the Background, which is incorporated by reference and the mutual covenants contained in this Agreement, the Borrower and the Lender, for good and valid consideration, the receipt and sufficiency of which is hereby acknowledged, intending to be bound legally, agree as follows:

                                   ARTICLE 1.

                                  DEFINITIONS

     Section 1.1. Unless otherwise defined, all accounting terms set forth in this Agreement shall be construed, and all computations or classifications of assets and liabilities and of income and expenses shall be made or determined in accordance with GAAP. All Schedules, Exhibits and Annexes hereto, or expressly identified to this Agreement, are incorporated by reference, and taken together, shall constitute but a single agreement. Unless otherwise expressly set forth herein, or in a written amendment referring to such Schedule, all Schedules referred to herein shall mean the Schedules as in effect on the Closing Date.
As used herein, the plural shall include the singular, the singular includes the plural, and pronouns in any gender (masculine, feminine or neuter) all apply to all genders. As used herein, or in any certificate, document or report delivered pursuant to this Agreement or any of the other Loan Documents, capitalized terms shall have the meanings set forth on the attached Annex A
                                                                    -------

                                   ARTICLE 2.

                               CREDIT FACILITIES

     Section 2.1.  Working Capital Revolving Loan and Acquisition Loan.
                   ---------------------------------------------------

        (a) Working Capital Revolving Loan.
            ------------------------------

          (i) Upon and subject to the terms and conditions set forth in this Agreement, and relying on the representations, warranties and covenants of the Borrower set forth in this Agreement, until the Working Capital Loan Commitment Termination Date, the Lender agrees to make the Working Capital Advances to the Borrower against the Eligible Accounts and the Eligible Pending Accounts Receivable and the Fixed Contract Accounts Receivable, for the Borrower's use and upon the request of the Borrower, from time-to-time in the aggregate principal amount which shall not exceed the lesser at such time of (X) the Working Capital Loan Commitment less the aggregate outstanding amount of the Letter of Credit Obligations and (Y) the Borrowing Base less the sum of the aggregate outstanding amount of the Letter of Credit Obligations and the aggregate amount of the Reserves (the "Borrowing Availability").
                                       ----------------------

          (ii) Ability to Borrow and Reborrow.  Until the Working Capital Loan
               ------------------------------
Commitment Termination Date and within the limits of the Borrowing Base, so long as the Borrower is in compliance with all the terms and conditions of this Agreement, and no Default or Event of Default exists, the Borrower may borrow, repay, and reborrow Working Capital Revolving Loan funds.

          (iii) Request for Borrowing.  The Borrower shall give the
                ---------------------
Lender (to the representative of the Lender as identified on Schedule "2.1"
                                                             -------------
hereto) written facsimile notice (or telephone notice confirmed promptly in writing by facsimile) not later than 11:00 a.m., New York City time, on the day of a requested Working Capital Loan Advance in the form of a Working Capital Loan Borrowing Request.

          (iv) Working Capital Revolving Note.  The Working Capital Revolving
               ------------------------------
Loans made by the Lender shall be evidenced by the Working Capital Loan Revolving Note. The Working Capital Loan Revolving Note shall represent the obligation of the Borrower to pay the amount of the Working Capital Revolving Loan or, if less, the aggregate unpaid principal amounts of Working Capital Loan Advances made by the Lender to the Borrower with interest thereon as prescribed in Section 3.1 hereof. The entire unpaid balance of the Working Capital
   -----------
Revolving Loan shall be due and payable on the sooner to occur of (x) the Working Capital Loan Commitment Termination Date and (y) the occurrence of an Event of Default.

          (v) Working Capital Loan Advances/Working Capital Loan Account.
              ----------------------------------------------------------
Insofar as the Borrower may request, and the Lender shall make Working Capital Loan Advances hereunder, the Lender shall enter the Working Capital Loan Advances as debits on the Working Capital Loan Account and shall transfer such funds by wire transfer to the Disbursement Account, or such other account as the Borrower may designate in writing from time-to-time, maintained with a financial institution acceptable to the Lender and which does not have a right of setoff with respect to funds of the Borrower in its possession. The date and amount of each Working Capital Loan Advance and each payment of principal with respect thereto shall be recorded on the books and records of the Lender with respect to the Working Capital Loan Account which books and records shall constitute prima
                                                                          -----
facie evidence of the accuracy of the information recorded therein.  The Lender
-----
shall also record on its books and records with respect to the Working Capital Loan Account, in accordance with customary accounting procedures, (i) all other charges, expenses and other liens properly chargeable to the Borrower, (ii) all proceeds of Collateral which are finally paid to the Lender in its own office in cash or solvent credits, and (iii) other appropriate debits and credits; provided that any failure to so record or any error in so recording shall not
--------
limit or otherwise affect the Borrower's duty to pay the Obligations. The Lender's books and records with respect to the Working Capital Loan Account shall reflect the amount of the Borrower's indebtedness to the Lender from time-to-time by reason of the Working Capital Revolving Loan and other appropriate charges hereunder, including debits for any interest and principal not paid to the Lender when due and owing pursuant to the terms of the Working Capital Revolving Note.

        (b)         Acquisition Loan.
                    ----------------

          (i) Upon and subject to the terms and conditions set forth in this Agreement, until the Acquisition Loan Commitment Termination Date, the Lender agrees to make the Acquisition Loan Advances to the Borrower up to the amount of the Required Acquisition Cash Proceeds for the Borrower's use and upon the request of the Borrower, from time to time in the aggregate principal amount which shall not exceed the Acquisition Loan Commitment.

          (ii) Ability to Borrow and Reborrow.  Until the Acquisition Loan
               ------------------------------
Commitment Termination Date, so long as the Borrower is in compliance with all the terms and conditions of this Agreement, and no Default or Event of Default exists, the Borrower may borrow and repay Acquisition Loan funds. Once borrowed, Acquisition Loan funds may not be reborrowed.

          (iii) Request for Borrowing.  The Borrower shall give the
                ---------------------
Lender (to the representative of the Lender as identified on Schedule "2.1"
                                                             -------------
hereto) written facsimile notice (or telephone notice confirmed promptly in writing by facsimile) not later than 11:00 a.m., New York City time, on the Business Day prior to the date of a requested Acquisition Loan Advance in the form of an Acquisition Loan Borrowing Request.

          (iv) Acquisition Loan Note.  The Acquisition Loans made by the Lender
               ---------------------
shall be evidenced by the Acquisition Loan Note. The Acquisition Loan Note shall represent the obligation of the Borrower to pay the amount of the Acquisition Loan or, if less, the aggregate unpaid amount of Acquisition Loan Advances made by the Lender to the Borrower with interest thereon as prescribed in Section 3.1 hereof. The Borrower shall repay the principal amount of each
   -----------
Acquisition Loan Advance in equal quarterly installments in the amount of such Acquisition Loan Advance multiplied by a fraction, the numerator of which shall be one (1) and the denominator of which shall be twenty (20), rounded upward to the nearest whole Dollar and such payments shall commence on the first Business Day of the first Fiscal Quarter after the date of such Acquisition Loan Advance and shall continue on the first Business Day of each succeeding Fiscal Quarter; notwithstanding the foregoing, all amounts outstanding under each Acquisition
--------------- --- ---------
Loan Advance shall be due and payable in full, without notice or demand on the sooner to occur of (x) the Acquisition Loan Commitment Termination Date and (y) the occurrence of an Event of Default.

          (v) Acquisition Loan Advances/Acquisition Loan Account.  Insofar as
              --------------------------------------------------
the Borrower may request, and the Lender shall make Acquisition Loan Advances hereunder, the Lender shall enter the Acquisition Loan Advances as debits on the Acquisition Loan Account and shall transfer such funds by wire transfer to the Disbursement Account, or such other account as the Borrower may designate in writing from time-to-time, maintained with a financial institution acceptable to the Lender and which does not have a right of setoff with respect to funds of the Borrower in its possession. The date and amount of each Acquisition Loan Advance and each payment of principal with respect thereto shall be recorded on the books and records of the Lender with respect to the Acquisition Loan Account which books and records shall constitute prima facie evidence of the accuracy of
                                         ----- -----
the information recorded therein. The Lender shall also record on its books and records with respect to the Acquisition Loan Account, in accordance with customary accounting procedures, (i) all other charges, expenses and other liens properly chargeable to the Borrower, (ii) all proceeds of Collateral which are finally paid to the Lender in its own office in cash or solvent credits, and
(iii) other appropriate debits and credits; provided that any failure to so
                                            --------
record or any error in so recording shall not limit or otherwise affect the Borrower's duty to pay the Obligations. The Lender's books and records with respect to the Acquisition Loan Account shall reflect the amount of the Borrower's indebtedness to the Lender from time-to-time by reason of the Acquisition Loan and other appropriate charges hereunder, including debits for any interest and principal paid to the Lender when due and owing pursuant to the terms of the Acquisition Loan Note.

     Section 2.2.  Absence of Demand, Termination or Default.  Upon the
                   -----------------------------------------
occurrence and continuance of a Default or an Event of Default, the making of a Working Capital Loan Advance or an Acquisition Loan Advance shall be in the Lender's sole and absolute discretion. The Lender shall not be obligated to make (a) any Working Capital Loan Advance on or after the Working Capital Commitment Termination Date or (b) any Acquisition Loan Advance on or after the Acquisition Loan Commitment Termination Date.

     Section 2.3.  Discretion of Lender.  Notwithstanding any other terms of
                   --------------------
this Agreement, Eligible Accounts, Eligible Pending Accounts Receivable, Fixed Contract Accounts Receivable and Borrowing Base, and appropriate reserve levels from the availability under the Borrowing Base, shall be determined by the Lender from time-to-time in its sole discretion.

     Section 2.4.  Use of Proceeds.
                   ---------------

        (a) The Borrower represents that it shall use the proceeds of the Loans for the purposes set forth on the attached Schedule "2.4".
                                           --------------

        (b) Except in connection with the Receivables Purchase Agreement, the Borrower shall not apply any funds advanced under the Loans to, or for the benefit of, any Affiliate or Subsidiary.

     Section 2.5.  Single Loan.  The Working Capital Loan, the Acquisition Loan,
                   -----------
the Working Capital Loan Advances, the Acquisition Loan Advances, and all other Obligations of the Borrower arising under this Agreement and the other Loan Documents shall constitute one general obligation of the Borrower secured by all of the Collateral.

     Section 2.6.  Letters of Credit.  Subject to and in accordance with the
                   -----------------
terms and conditions contained herein and in Annex B, the Borrower shall have
                                             -------
the right to request and the Lender agrees to incur, Letter of Credit Obligations in respect of the Borrower.

     Section 2.7.  Reliance on Notices.  The Lender shall be entitled to rely
                   -------------------
upon, and shall be fully protected in relying upon, any Working Capital Loan Borrowing Request, Acquisition Loan Borrowing Request, request for the issuance of a Letter of Credit or similar notice believed by the Lender to be genuine. The Lender may assume that each Person executing and delivering such a request or notice was duly authorized, unless the responsible individual acting thereon for the Lender has actual knowledge to the contrary.

                                   ARTICLE 3.

                INTEREST, TERMS, PAYMENTS, PREPAYMENTS AND FEES

     Section 3.1.  Interest.
                   --------

        (a) Payment of Interest.  The Borrower shall pay interest to the Lender
            -------------------
on the Notes in arrears (i) for the preceding calendar month, on the first day of each calendar month, commencing on December 1, 1997, (ii) on the Commitment Termination Date, and (iii) if any interest accrues or remains payable after the Commitment Termination Date, upon demand by the Lender.

        (b) Interest Rate  The Borrower shall be obligated to pay interest to
            -------------
the Lender on the outstanding balance of the Revolving Loan at an annual floating rate equal to (i) with respect to the Working Capital Revolving Loan, the Index Rate plus the Applicable Margin, and (ii) with respect to the Acquisition Loan, three hundred basis points (3.00%) above the Index Rate

        (c) Calculation of Interest.  All computations of interest shall be made
            -----------------------
by the Lender on the basis of a three hundred and sixty (360) day year, in each case for the actual number of days occurring in the period for which such interest is payable. The Index Rate shall be determined (X) on the first Business Day immediately prior to the Closing Date and (Y) thereafter, on the first Business Day of each calendar month, commencing December 1, 1997. Each determination by the Lender of an interest rate hereunder shall be conclusive and binding for all purposes, absent manifest error or bad faith.

        (d) Default Rate.  So long as any Default shall have occurred and be
            ------------
continuing, the interest rate applicable to the Obligations shall be increased to the Default Rate.

        (e) Lawful Interest.  It is the intent of the parties that the rate of
            ---------------
interest and all other charges to the Borrower be lawful. Nothing contained in this Agreement or the Notes shall be deemed to establish or require the payment of a rate of interest in excess of the highest rate of interest permissible under any law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto (the "Maximum Rate"). If the amount of
                                            ------------
interest payable for any interest payment period ending on any interest payment date calculated in accordance with the provisions of this Agreement or the Notes (the "Calculated Interest") exceeds the amount of interest that would be payable
      -------------------
for such interest payment period had interest for such interest payment period been calculated at the Maximum Rate, there shall be paid on such interest payment date an amount of interest calculated on the basis of the Maximum Rate for such interest payment period. If on any subsequent interest payment date,
(i) the Calculated Interest for
the interest payment period ending on such subsequent interest payment date (the "Current Interest Period") is less than the amount of interest that would be
 -----------------------
payable for such Current Interest Period had interest for such Current Interest Period been calculated on the basis of the Maximum Rate and (ii) any portion of the excess (if any) of Calculated Interest for any prior interest payment period over interest calculated at the Maximum Rate for such prior interest payment period (the "Outstanding Interest Amount") remains unpaid, then on such
             ---------------------------
subsequent interest payment date there shall be paid, as provided herein, additional interest for such Current Interest Period in an amount equal to the lesser of (A) the theretofore unpaid Outstanding Interest Amounts for all prior interest payment periods and (B) an amount that, when added to the amount of Calculated Interest payable for such Current Interest Period, results in the payment of interest for such Current Interest Period at the Maximum Rate.

     Section 3.2.  Term/Survival of Obligations/Termination/Prepayment.
                   ---------------------------------------------------

        (a) Term.  Unless this Agreement is extended by the mutual written
            ----
agreement of the parties hereto or sooner terminated by the Borrower, the obligation of the Lender to make Advances shall cease, and the Loans and all other Obligations shall be due and payable, on the Commitment Termination Date.

        (b) Survival of Obligations.  Except as otherwise expressly provided for
            -----------------------
in the Loan Documents, no termination or cancellation (regardless of cause or procedure) of any financing arrangement under this Agreement shall in any way affect or impair the obligations, duties and liabilities of the Borrower or the rights of the Lender relating to any unpaid portion of the Loans or any other Obligations, due or not due, liquidated, contingent or unliquidated or any transaction or event occurring prior to such termination, or any transaction or event, the performance of which is required after the Commitment Termination Date. Except as otherwise expressly provided herein or in any other Loan Document, all undertakings, agreements, covenants, warranties and representations of or binding upon the Borrower, and all rights of the Lender, all as contained in the Loan Documents, shall not terminate or expire, but rather shall survive any such termination or cancellation and shall continue in full force and effect until the Termination Date; provided, however that in all
                                                  --------
events the provisions of Article 8, the payment obligations under  Sections 3.7,
                         ---------                                 ------------
3.14 and 3.15, and the indemnities contained in the Loan Documents shall survive
----     ----
the Termination Date.

        (c) Termination.  The Borrower may, at any time on 90 days' prior
            -----------
written notice to the Lender, terminate the Commitments, provided that upon such
                                                         --------
termination, (i) the Borrower simultaneously pays to the Lender the Early Termination Fee and (ii) all Loans and other Obligations shall be immediately due and payable in full.

        (d)         Prepayment.
                    ----------

                   (i)   Voluntary.
                         ---------

          (A) Subject to the provisions of subsection (c) above, the Borrower shall have the right at any time and from time-to-time to prepay any Working Capital Revolving Loan subject to the rights of the Borrower to reborrow as set forth in this Agreement.

          (B) Subject to the provisions of subsection (c) above, the Borrower shall have the right at any time and from time to time to prepay any Acquisition Loan provided that any such prepayment shall be applied to prepay the scheduled installments of the Acquisition Loan pursuant to Section 2.1(b)(iv) in inverse
                                                 ------------------
order of maturity. Once borrowed, the Borrower shall not have the right to reborrow any Acquisition Loans.

                   (ii)  Mandatory.
                         ---------

          (A) If the outstanding balance of the Working Capital Revolving Loan shall, at any time, exceed the Borrowing Availability, the Borrower shall immediately repay the Working Capital Revolving Loan in the amount of such excess.

          (B) If the Parent or the Borrower issues Capital Stock or debt securities, no later than the Business Day following the receipt of the proceeds thereof, the Borrower shall cause to be prepaid the Working Capital Revolving Loans in an amount equal to the lesser of (x) all such proceeds net of underwriting discounts and commissions and other reasonable costs paid to non-Affiliates in connection therewith, and (y) the then outstanding balance of the Working Capital Revolving Loan. Any such prepayment shall be applied in accordance with Section 3.4 hereof. Upon such mandatory repayment, the Lender
                -----------
shall establish a Reserve in an amount equal to such repayment except that upon notice (in accordance with Section 6.2(d) hereof) by the Borrower to the Lender
                           --------------
that it intends to effect a Permitted Acquisition, notwithstanding the provisions of Section 6.2(d), the Borrower shall have the right to effect a
              --------------
Permitted Acquisition without obtaining the prior written consent of the Lender in an amount up to such Reserve and, subsequent to such Permitted Acquisition, the amount of such Reserve shall be reduced by an amount equal to the amount of such Permitted Acquisition.

     Section 3.3.  Payments.  The Borrower shall make each payment under this
                   --------
Agreement (including principal of or interest on any Loan or any accrued Fees or other amounts) not later than 1:00 p.m. (New York City time) on the day when due in lawful money of the United States of America in immediately available funds to the Collection Account; notwithstanding the foregoing, the Lender shall have the right to charge the Working Capital Loan Account for the Fees and all amounts due and payable under the Notes. Whenever any payment (including principal of or interest on any Loan or any Fees or other amounts) hereunder or under any of the other Loan Documents shall become due, or otherwise would accrue, on a day that is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of interest or Fees, if applicable. Payments received after 1:00 p.m. (New York City time) on any Business Day shall be deemed to have been received on the following Business Day. For purposes of computing interest, all payments (including cash sweeps) consisting of cash, wire or electronic transfers in immediately available funds, shall be deemed received by the Lender one Business Day after deposit in the Collection Account and notice to the Lender of such deposit. For purposes of determining the amount of funds available for borrowing under Section 2.1 hereof, such payment shall be applied by the Lender against the amount of the Loan at the time it is credited to the Collection Account .

     Section 3.4.  Application and Allocation of Payments.  (a) So long as no
                   --------------------------------------
Default or Event of Default shall have occurred and be continuing, (i) payments consisting of proceeds of Accounts received in the ordinary course of business shall be applied to the Working Capital Revolving Loan, (ii) payments matching specific scheduled payments then due shall be applied to those scheduled payments, (iii) voluntary payments shall be applied as determined by the Borrower, subject to the provisions of Section 3.2, and (iv) mandatory
                                       -----------
prepayments shall be applied as set forth in Section 3.2.  As to each other
                                             -----------
payment, and as to all payments made when a Default or Event of Default shall have occurred and be continuing or following the Commitment Termination Date, the Borrower irrevocably waives the right to direct the application of any and all payments at any time or times hereafter received from or on behalf of the Borrower, and the Borrower irrevocably agrees that the Lender shall have the continuing exclusive right to apply any and all such payments against the then due and payable Obligations of the Borrower and in repayment of the Loans as the Lender may deem advisable notwithstanding any previous entry by the Lender in the Loan Account or any other books or records. In the absence of a specific determination by the Lender with respect thereto, the same shall be applied in the following order: (i) then due and payable Fees and Lender's expenses reimbursable hereunder; (ii) then due and payable interest payments under the Loans, ratably in proportion to the interest accrued as to each Loan; (iii) then due and payable principal payments on the Loans and to provide cash collateral for Letter of Credit Obligations in the manner described in Annex B, ratably to
                                                            -------
the aggregate, combined principal balance of the Loans and outstanding Letter of Credit Obligations; and (iv) Obligations other than Fees, expenses and interest and principal payments. The Lender is authorized to, and at its option may, make or cause to be made Advances on behalf of the Borrower for payment of all Fees, expenses, Charges, costs, principal, interest, Transaction Expenses or other Obligations owing by the Borrower under this Agreement or any of the Loan Documents even if, as a result thereof, such Advance would result in aggregate outstanding Advances exceeding the Borrowing Availability, and the Borrower agrees that, should such excess not be repaid to the Lender immediately, a Default shall be deemed to have occurred on the making of such Advance, and any Advances so made shall be deemed Advances constituting part of the Loans hereunder. If the amounts received by the Lender in the Collection Account are in excess of the amount then outstanding under the Working Capital Revolving Loan and amounts currently owing under the Acquisition Loan, then the Lender agrees to return such excess amount to the Borrower on the day of receipt by the Lender.

     Section 3.5.  Accounting.  The Lender will provide a monthly accounting of
                   ----------
transactions under the Loans to the Borrower. Each and every such accounting shall (absent manifest error) be deemed final, binding and conclusive upon the Borrower in all respects as to all matters reflected therein, unless the Borrower, within 30 days after the date any such accounting is rendered, shall notify the Lender in writing of any objection which the Borrower may have to any such accounting, describing the basis for such objection with specificity. In that event, only those items expressly objected to in such notice shall be deemed to be disputed by the Borrower. The Lender's determination, based upon the facts available, of any item objected to by the Borrower in such notice shall (absent manifest error) be final, binding and conclusive on the Borrower, unless the Borrower shall commence a judicial proceeding to resolve such objection within 30 days following the Lender's notifying the Borrower of such determination.

     Section 3.6.  Indemnity.
                   ---------

        (a) The Borrower shall indemnify and hold the Lender and the Lender's Affiliates, and each such Person's respective officers, directors, employees, attorneys and agents (each, an "Indemnified Person"), harmless from and against
                                ------------------
any and all suits, actions, proceedings, claims, damages, losses, liabilities and expenses (including reasonable attorneys' fees and disbursements and other costs of investigations or defense, including those incurred upon any appeal) which may be instituted or asserted against or incurred by such Indemnified Person as the result of credit having been extended under this Agreement and the other Loan Documents or in connection with or arising out of the transactions contemplated hereunder and thereunder, including any claim, action, suit, proceeding, loss, cost, damage, liability, deficiency fine, penalty, punitive, exemplary or consequential damage or expense (including reasonable attorneys' and consultants' fees, investigation and laboratory fees, court costs and litigation expenses), directly or indirectly resulting from, arising out of, or based upon (i) the presence, Release, use, manufacture, installation, generation, discharge, storage or disposal, at any time, of any Hazardous Materials on, under, in or about, or the transportation of any such materials to or from, the Subject Property, or (ii) the violation or alleged violation by the Borrower or any Affiliate of the Borrower of any law, statute, ordinance, order, rule, regulation, permit, judgment or license relating to the use, generation, manufacture, installation, Release, discharge, storage or disposal of Hazardous Materials to or from any real property owned or used by the Borrower (a "Subject
                                                                         -------
Property"); which indemnity shall include, without limitation, (A) any damage,
--------
liability, fine, penalty, punitive, exemplary or consequential damage, cost or expense arising from or out of any claim, action, suit or proceeding for personal injury (including sickness, disease, death, pain or suffering), tangible or intangible property damage, compensation for lost wages, business income, profits or other economic loss, damage to the natural resources or the environment, nuisance, pollution, contamination, leak, Release or other adverse effect on the environment, and (B) the cost of any required or necessary repair, cleanup, treatment, remediation or detoxification of the Subject Property and the preparation and implementation of any closure, disposal, remedial or other required actions in connection with the Subject Property; provided, that the Borrower shall not be liable for any
                  --------
indemnification to such Indemnified Person to the extent that any such suit, action, proceeding, claim, damage, loss, liability or expense results solely from such Indemnified Person's gross negligence or willful misconduct. NEITHER THE LENDER NOR ANY OTHER INDEMNIFIED PERSON SHALL BE RESPONSIBLE OR LIABLE TO ANY OTHER PARTY HERETO, ANY SUCCESSOR, ASSIGNEE OR OTHER THIRD PARTY BENEFICIARY OF SUCH PERSON OR ANY OTHER PERSON ASSERTING CLAIMS DERIVATIVELY THROUGH SUCH PARTY, FOR INDIRECT, PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES WHICH MAY BE ALLEGED AS A RESULT OF CREDIT HAVING BEEN EXTENDED UNDER THE LOAN DOCUMENTS.

        (b) The Borrower hereby acknowledges and agrees that the Lender (i) is not now, and has not ever been, in control of a Subject Property or the Borrower's affairs, and (ii) does not have the capacity through the provisions of the Loan Documents to influence the Borrower's conduct with respect to the ownership, operation or management of a Subject Property.

     Section 3.7.  Taxes.
                   -----

        (a) Any and all payments by the Borrower hereunder shall be made in accordance with the foregoing Section 3.3, free and clear of, and without
                              -----------
deduction for, any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding
                                                                   ---------
taxes imposed on the Lender's net income and franchise taxes imposed on the Lender by the United States or any jurisdiction under the laws of which the Lender is organized or any political subdivision thereof with respect to the transactions contemplated by the Loan Documents (all such nonexcluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being referred to as "Taxes"). If the Borrower shall be required by law to deduct any
                -----
Taxes from or in respect of any sum payable hereunder to the Lender (X) the sum payable shall be increased by the amount necessary so that after making all required deductions (including deductions applicable to additional sums payable under this subsection), the Lender shall receive an amount equal to the sum it would have received had no such deductions been made, (Y) the Borrower shall make such deductions, and (Z) the Borrower shall pay the full amount deducted to the relevant taxing authority or other Governmental Authority in accordance with applicable law.

        (b) In addition to the foregoing, the Borrower agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement (hereinafter referred to as "Other Taxes").
                                       -----------

        (c) The Borrower agrees to indemnify the Lender for the full amount of Taxes and Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction or amounts payable under this subsection) paid by the Lender and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. Such indemnification shall be made within 30 days after the date the Lender makes written demand therefor. If the Lender shall become aware that it is entitled to receive a refund in respect of Taxes or Other Taxes, it shall promptly notify the Borrower of the availability of such refund and shall within 30 days after receipt of a request by the Borrower, apply for such refund at the Borrower's expense. If the Lender receives a refund in respect of any Taxes or Other Taxes for which the Lender has received payment from the Borrower hereunder, it shall promptly notify the Borrower of such refund and shall if no Default or Event of Default shall have occurred and be continuing, within 10 days after receipt of a request by the Borrower or credit the same against the outstanding balance of the Revolving Loan (or promptly upon receipt, if the Borrower has requested application for such refund pursuant hereto), repay such refund to the Borrower (plus penalties, interest and other charges, if any, paid to the Lender by the relevant taxing authority or Governmental Authority); provided that the Borrower, upon the request of the Lender, agrees to return such refund (plus penalties, interest or other charges) to the Lender in the event the Lender is required to repay such refund, such undertaking to return to be an Obligation within the meaning of this Agreement.

        (d) Within 30 days after the date of any payment of Taxes or Other Taxes withheld by the Borrower in respect of any payment to the Lender, the Borrower will furnish to the Lender the original or a certified copy of a receipt evidencing payment thereof.

        (e) Without prejudice to the survival of any other agreement contained herein, the agreements and obligations contained in this subsection shall survive the payment in full of the Obligations.

     Section 3.8.  Eligible Accounts and Eligible Inventory.
                   ----------------------------------------

        (a) Based on the most recent Roll Forward Borrowing Base Certificate or Borrowing Base Certificate delivered by the Borrower to the Lender and on other information available to the Lender, the Lender shall determine in its reasonable credit judgment which Accounts shall be deemed to be "Eligible Accounts" for purposes of determining the amounts, if any, to be advanced to the Borrower. In determining whether a particular account constitutes an Eligible Account, the Lender does not intend to include any such Account which does not meet the criteria set forth under the definition of Eligible Accounts on Annex "A".
                                                                ----- ---
The Lender reserves the right, at any time and from time to time after the Closing Date, to adjust any such criteria, to establish new criteria, and to adjust advance rates with respect to Eligible Accounts, in its reasonable credit judgment.

        (b) Based on the most recent Roll Forward Borrowing Base Certificate or Borrowing Base Certificate delivered by the Borrower to the Lender and other information available to the Lender, the Lender shall determine in its reasonable credit judgment which Inventory shall be deemed to be "Eligible Inventory" for purposes of determining the amount, if any, to be advanced to the Borrower. In determining whether any particular Inventory constitutes Eligible Inventory, the Lender does not intend to include Inventory which does not meet the criteria set forth under the definition of Eligible Inventory on Annex "A"
                                                                     ---------
hereof. The Lender reserves the right, at any time and from time to time after the Closing Date, to adjust any such criteria, to establish new criteria, and to adjust advance rates with respect to Eligible Inventory, in its reasonable credit judgment.

     Section 3.9.  Fees.
                   ----

        (a) Closing Fee.  As additional compensation for the Lender's costs and
            -----------
risks in amending and restating the Existing Credit Agreement with respect, among other things, to the Working Capital Loans and in making the Acquisition Loan available to the Borrower, the Borrower is simultaneously paying the Closing Fee to the Lender, which Closing Fee shall be nonrefundable and be deemed fully earned on the Closing Date.

        (b) Collateral Monitoring Fee.  The Borrower shall pay to the Lender the
            -------------------------
Collateral Monitoring Fee on the dates when the same is due and payable hereunder.

        (c) Letter of Credit Fees.  The Borrower agrees to pay to the Lender
            ---------------------
monthly in arrears on the first business day of each month an amount equal to one and one-half percent (1.5%) per annum (calculated on the basis of a 360-day year and actual days elapsed) on the average outstanding face amount of Letters of Credit which amount shall increase to the Default Rate upon the occurrence and continuance of a Default or an Event of Default, and which amount shall be payable on demand. The Borrower will also reimburse the Lender for any fees, charges or other costs assessed by the issuer(s) of the Letters of Credit.

        (d) Unused Facility Fee.  The Borrower agrees to pay to the Lender
            -------------------
monthly in arrears on the last Business Day of each calendar month the Unused

Facility Fee. The Unused Facility Fee shall be computed on the basis of the actual number of days elapsed in a year of 360 days.

        (e) Drawdown Fee.  The Borrower agrees to pay to the Lender the Drawdown
            ------------
Fee simultaneously with the Lender's extension of an Acquisition Loan Advance.

        (f) Early Termination Fee.  The Borrower agrees to pay to the Lender the
            ---------------------
Early Termination Fee as more fully set forth in Sections 3.2(c) and 7.2(b).
                                                 ---------------     ------

     Section 3.10.  Collection of Accounts.
                    ----------------------

        (a) If the Borrower shall receive any monies, checks, notes, drafts or any other items of payment relating to or which constitute proceeds of the Collateral, notwithstanding the establishment of the Blocked Account, the Borrower agrees with the Lender that the Borrower shall (i) hold all such items of payment in trust for the Lender and keep all such collections separate and apart from all of its other funds and property, (ii) identify such collections and proceeds as the property of Lender, and (iii) deposit immediately such collections in the Blocked Account in the identical form received.

        (b) Upon request of the Lender, the Borrower shall forward to the Lender, on a daily basis, evidence of the deposit of all such items of payment received by the Borrower into the Blocked Account and copies of such checks and other items, together with a statement showing the application of that portion of such items of payment on Accounts to outstanding Accounts and a collection report with regard thereto in form and substance reasonably satisfactory to the Lender.

        (c) All such items of payment shall be the sole and exclusive property of the Lender immediately upon the earlier of receipt of such items by the Lender or the receipt of such items by the Borrower.

     Section 3.11.  Additional Payments.  If the items of payment so deposited
                    -------------------
in the Collection Account are at any time insufficient to satisfy the Obligations then due and payable under this Agreement or the Notes, the Borrower shall nevertheless be obligated to make payment therefor in Dollars from other sources not later than 1:00 p.m. (New York time) on the day when due in lawful money of the United States of America in immediately available funds to the Collection Account.

     Section 3.12.  Payment of Fees. The Borrower agrees to pay to the Lender
                    ---------------
any and all fees, costs and expenses which the Lender incurs in connection with the opening of and maintaining the Blocked Account and depositing for collection by the Lender any check or other item of payment and such fees, costs and expenses shall be deemed Transaction Expenses. Absent gross negligence or willful misconduct by the Lender, or by any Person acting on behalf of the Lender, the Borrower agrees to indemnify the Lender and to hold the Lender harmless from and against any loss, cost or expense sustained or incurred by the Lender on account of any claims arising in connection with the Lender's operation of the Blocked Account.

     Section 3.13.  Returned Merchandise.  The Lender agrees that the Borrower
                    --------------------
may continue its present policies for returned merchandise and adjustments, but shall promptly notify the Lender of any credits, adjustments or disputes arising about the goods or services represented by the Accounts. In any event, the Borrower will immediately pay the Lender from its own funds, and not from the proceeds of Accounts, for application to the Working Capital Revolving Loan, an amount equal to any credit or adjustment made to any Eligible Accounts, provided, however, that so long as the Borrower is not in default hereunder, such payment need not be made if the Borrower shall have, after making such credit or adjustment, sufficient Eligible Accounts to maintain the aggregate outstanding balance of the Working Capital Revolving Loan under the Borrowing Base.

     Section 3.14.  Change in Circumstances.
                    -----------------------

        (a) Notwithstanding any other provision of this Agreement, if, after the original date of this Agreement (prior to restatement), any change in applicable law or regulation or in the interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof (whether or not having the force of law) shall change the basis of taxation of payments to the Lender of the principal of or interest on the Loans or the Fees or other amounts payable hereunder (other than taxes imposed on the overall net income of the Lender by the jurisdiction in which the Lender has its principal office or by any political subdivision or taxing authority therein), or shall impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of or credit extended by, the Lender or shall impose on the Lender any other condition affecting this Agreement, the Notes or the Loans, and the result of any of the foregoing shall be to increase the cost to the Lender of making or maintaining any Loan or to reduce the amount of any sum received or receivable by the Lender (whether of principal, interest or otherwise) or under the Notes by an amount deemed by the Lender to be material, then the Borrower shall pay to the Lender upon demand, such additional amount or amounts as will compensate the Lender for such additional costs incurred or reduction suffered.

        (b) A certificate of the Lender setting forth such amount or amounts as shall be necessary to compensate the Lender as specified in subsection (a) above shall be delivered to the Borrower and shall be conclusive absent manifest error. In determining such amount, the Lender may use any reasonable averaging and attribution methods. The Lender shall charge the Working Capital Loan Account 10 days after its forwarding of such certificate and such amount shall be deemed an Obligation.

        (c) The failure on the part of the Lender to demand compensation for any increased costs or reduction in amounts received or receivable or reduction in return on capital with respect to any period shall not constitute a waiver of the Lender's right to demand compensation with respect to such period or any other period. The protection of this Section shall be available to the Lender regardless of any possible contention of the invalidity or inapplicability of the law, rule, regulation, guideline or other change or condition which shall have occurred or been imposed.

        (d) If any change in any law or regulation or in the interpretation thereof by any governmental authority charged with the administration or interpretation thereof shall make it unlawful for the Lender to maintain the Loans based on the interest rate under the Notes, then by written notice to the Borrower, the Lender may require that the interest rate under the Notes shall be deemed to be modified to a rate which the Lender, in its sole discretion, determines, effective upon receipt of a notice by the Lender to the Borrower.

        (e) The obligations of the Borrower under this Section shall survive termination of this Agreement and the other Loan Documents and payment in full of the Obligations for a period of three (3) years following such termination and payment in full.

     Section 3.15.  Capital Adequacy.
                    ----------------

        (a) In the event that the Lender shall have determined that any applicable law, rule, regulation or guideline regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Lender (for purposes of this Section 3.15, the term "Lender" shall include the Lender and
                 ------------
any corporation or bank controlling the Lender or any participant in the Advances) with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on the Lender's capital as a consequence of its obligations hereunder to a level below that which the Lender could have achieved but for such adoption, change or compliance (taking into consideration the Lender's policies with respect to capital adequacy) by an amount deemed by the Lender to be material, then, from time to time, the Borrower shall pay upon demand to the Lender or any participant such additional amount or amounts as will compensate the Lender for such reduction. In determining such amount or amounts, the Lender in good faith shall apply any reasonable and equitable averaging or attribution methods. The protection of this Section 3.15 shall be available to the Lender regardless of
                   ------------
any possible contention of invalidity or inapplicability with respect to the applicable law, regulation or condition. In the event the Borrower has made any payment to the Lender pursuant to this Section 3.15 and the law, rule,
                                       ------------
regulation or guideline giving rise to such payment is subsequently repealed and such repeal is retroactive so as to result in no reduction in the Lender's rate of return for any prior period, then the Lender shall credit the Borrower's account with the amount of the payment made by the Borrower.

        (b) A certificate of the Lender setting forth such amount or amounts as shall be necessary to compensate the Lender with respect to Section 3.16(a)
                                                            ---------------
hereof when delivered to the Borrower shall be conclusive absent manifest error.

                                   ARTICLE 4.

                         REPRESENTATIONS AND WARRANTIES

          To induce the Lender to make the Loans and to incur Letter of Credit Obligations, the Borrower makes the following representations and warranties to the Lender, each and all of which shall be true and correct as of the date of execution and delivery of this Agreement, and shall survive the execution and delivery of this Agreement:

     Section 4.1.  Organization and Qualification.  The Borrower (i) is a
                   ------------------------------
corporation duly organized and validly existing under the laws of the State of New Jersey and duly qualified to do business and in good standing under the laws of each other jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification, (ii) has all requisite corporate power and authority and the legal right to own, pledge, mortgage or otherwise encumber and operate its properties, to lease the property it operates under lease and to carry on its business as presently conducted and as proposed to be conducted, (iii) is qualified to do business in every jurisdiction where such qualification is required, except where the failure to so qualify would not result in a Material Adverse Effect, (iv) has all licenses, permits, consents or approvals from or by, and has made all filings with, and has given all notices to, all Governmental Authorities having jurisdiction, to the extent required for such ownership, operation and conduct, (v) is in compliance with its certificate or articles of incorporation or bylaws, (vi) has the power to execute, deliver and perform its obligations under each of the Loan Documents and each other agreement or instrument contemplated thereby to which it is or will be a party and to borrow hereunder, and (vii) subject to specific representations set forth herein regarding ERISA, Environmental Laws, tax and other laws, is in compliance with all applicable provisions of law, except where the failure to comply, individually or in the aggregate, could not be reasonably expected to have a Material Adverse Effect.

     Section 4.2.  Corporate Authority.  The Borrower has full corporate power
                   -------------------
and authority to enter into and perform the Obligations under this Agreement, to make the borrowings contemplated herein, to execute and deliver this Agreement, the Notes and the other Loan Documents, to create the Liens provided for therein and to incur the Obligations provided for herein and therein. The execution, delivery and performance by the Borrower of each of the Loan Documents and the borrowings hereunder have been duly authorized by all necessary and proper corporate and, if required, stockholder action . No other consent or approval or the taking of any other action in respect of shareholders or of any public authority is required as a condition to the validity, legality or enforceability of this Agreement, the Notes or any of the other Loan Documents. The execution and delivery of this Agreement and the other Loan Documents are for valid corporate purposes.

     Section 4.3.  Binding Agreements.  This Agreement constitutes, and the Note
                   ------------------
and the other Loan Documents delivered in connection herewith shall constitute, legal, valid and legally binding obligations of the Borrower, enforceable in accordance with their respective terms.

     Section 4.4.  Governmental Approvals.  No action, consent or approval of,
                   ----------------------
registration or filing with or any other action by any Governmental Authority is or will be required in connection with the transactions contemplated by this Agreement, the Notes and the other Loan Documents, except such as have been made or obtained and are in full force and effect.

     Section 4.5.  Litigation.  There are no actions, suits, proceedings or
                   ----------
investigations pending or, to the knowledge of the Borrower, threatened against or affecting the Borrower or the Subsidiaries, which the Borrower believes is likely to be asserted or any business, property or rights of any such person, before any court or administrative agency, which either in any case or in the aggregate, if adversely determined, would either question the validity of this Agreement, the Notes, or any other Loan Documents, or any action to be taken in connection with the transactions contemplated hereby or result in a Material Adverse Effect and all such actions, suits, proceedings and investigations are disclosed on Schedule "4 .5" .
             ---------------

     Section 4.6.  Brokers.  Except as set forth on Schedule "4.6", no broker or
                   -------                          -------------
finder acting on behalf of the Borrower brought about the obtaining, making or closing of the loans made pursuant to this Agreement or the transactions contemplated by the Loan Documents and the Borrower has no obligation to any Person in respect of any finder's or brokerage fees in connection therewith.

     Section 4.7.  No Material Adverse Change.  There has been no Material
                   --------------------------
Adverse Change since June 30, 1997. The Borrower, as of June 30, 1997, had no obligations, contingent liabilities, or liabilities for Charges, long-term leases or unusual forward or long-term commitments which are not reflected in the pro forma balance sheet of the Borrower and which could, alone or in the
    --- -----
aggregate, have or result in a Material Adverse Effect. There has been no material adverse change in the business, assets, operations, prospects or financial or other condition of the Borrower taken as a whole since June 30, 1997. Except as otherwise permitted hereunder, no dividends, advances or other distributions have been declared, paid or made upon any

Capital Stock of the Borrower and, since June 30, 1997, no shares of Capital Stock of the Borrower have been, or are now required to be, redeemed, retired, purchased or otherwise acquired for value by the Borrower.

     Section 4.8.  No Conflicting Law or Agreements.  The execution, delivery
                   --------------------------------
and performance by the Borrower and the Subsidiaries of this Agreement, the Note and the other Loan Documents (i) do not violate any provision of the certificate of incorporation or bylaws of the Borrower, (ii) do not violate any order, decree or judgment, or any provision of any statute, rule or regulation, (iii) do not require the consent or approval of any Governmental Authority or any other Person, (iv) do not violate or conflict with, result in a breach of or constitute (with notice or lapse of time, or both) a default under any shareholder agreement, stock preference agreement, mortgage, indenture, contract or other interest to which the Borrower is a party, or by which any of its properties are bound, or (iv) do not result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any property or assets of the Borrower except as contemplated herein.

     Section 4.9.  Taxes. With respect to all taxable periods of the Borrower,
                   -----
the Borrower has properly prepared, executed and filed all federal, state, local and foreign tax returns, reports and statements, including, but not limited to, information returns (Form 1120-S) required to be filed by it and has paid all federal, state, municipal, franchise and other taxes shown on such filed returns. The Reserves and provisions for taxes on the books of the Borrower and each Subsidiary are adequate for all open years and for its current fiscal period. Neither the Borrower nor any Subsidiary knows of any proposed additional assessment or bases for any material assessment for additional taxes (whether or not reserved against) except taxes that are being contested in accordance with Section 6.1(e) hereof. Schedule "4.9" sets forth those taxable
                --------------          -------------
years for which the Borrower's tax returns are currently being audited by the IRS or any other applicable Governmental Authority or which are the subject of any extension; and any assessments or assessments which are likely to be asserted in connection with such audit, or which are otherwise currently outstanding. Except as described on Schedule "4.9", the Borrower has not
                                     -------------
executed or filed with the IRS or any other Governmental Authority any agreement or other document extending, or having the effect of extending, the period for assessment or collection of any Charges. The Borrower has not filed a consent pursuant to Section 341(f) of the Code or agreed to have IRC Section 341(f)(2) apply to any dispositions of subsection (f) assets (as such term is defined in Section 341(f) (4) of the Code). None of the property owned by the Borrower is property which the Borrower is required to treat as being owned by any other Person pursuant to the provisions of Section 168(f)(8) of the Code, and in effect immediately prior to the enactment of the Tax Reform Act of 1986 or is "tax-exempt use property" within the meaning of Section 168(h) of the Code. The Borrower has not agreed or been requested to make any adjustment under Section 481(a) of the Code by reason of a change in accounting method or written tax sharing agreement.

     Section 4.10.  Financial Statements.  The Borrower has previously delivered
                    --------------------
to the Lender the financial statements and projections set forth on the attached

Schedule "4.10" and such statements and projections present fairly the
--------------
consolidated financial condition of the Borrower as of the dates and for the periods referred to therein and have been prepared in accordance with GAAP and disclose all material liabilities, direct or indirect, fixed or contingent of a nature required by GAAP to be disclosed in a balance sheet or the notes thereto, of the Borrower and the Subsidiaries as of the date thereof. There are no liabilities, direct or indirect, fixed or contingent, of the Borrower as of the date of the balance sheet which are not reflected therein or in the notes thereto, other than liabilities or obligations not material in amount which are not required to be reflected in corporate balance sheets prepared in accordance with GAAP. There has been no Material Adverse Change in the financial condition, business, operations, affairs or prospects of the Borrower, or the industry in which the Borrower operates, since the date of such financial statements.

     Section 4.11.  Existence of Assets and Title Thereto. The Borrower has good
                    -------------------------------------
and marketable title to, or valid leasehold interests in, all its properties and assets, including the properties and assets reflected in the financial statements referred to above. All such properties and assets are not subject to any mortgage, pledge, lien, lease, encumbrance, restriction or charge except those permitted under the terms of this Agreement or as set forth in Schedule
                                                                     --------
"4.11", and none of the foregoing prohibit or interfere with ownership of the
-----
Borrower's assets or the operation of its business presently conducted thereon.

     Section 4.12.  Regulations G, T, U and X.  The proceeds of the borrowings
                    -------------------------
hereunder will not be used, directly or indirectly, for any consumer purpose or purchases, or for the purposes of purchasing or carrying any margin stock within the meaning of or in contravention of Regulations G, T, U or X promulgated by the Board of Governors of the Federal Reserve System.

     Section 4.13.  Compliance.  The Borrower is not in default with respect to,
                    ----------
or in violation of, any order, writ, injunction or decree of any court or of any federal, state, municipal or other governmental department, commission, board, bureau, agency, authority or official, or in violation of any law, statute, rule or regulation to which it or its properties is or are subject, where such default or violation would materially and adversely affect the financial condition of the Borrower. The Borrower represents that it has not received notice of any such default from any party. The Borrower is not in default in the payment or performance of any of its obligations to any third parties or in the performance of any mortgage, indenture, lease, contract or other agreement to which it is a party or by which any of its assets or properties are bound.

     Section 4.14.  Leases.  The Borrower enjoys quiet and undisturbed
                    ------
possession under all material leases under which it is operating, and all such material leases are valid and subsisting and the Borrower is not in default under any of its leases. The material leases to which the Borrower is currently a party are set forth on the attached Schedule "4.14".
                                      --------------

     Section 4.15.  Employee Benefit Plans.
                    ----------------------

        (a) Schedule "4.15" lists all Plans maintained or contributed to by the
            --------------
Borrower and all Qualified Plans maintained or contributed to by any ERISA Affiliate, and separately identifies the Title IV Plans, Multiemployer Plans, any multiple employer plans subject to Section 4064 of ERISA, unfunded Pension Plans, Welfare Plans and Retiree Welfare Plans. Each Qualified Plan has been determined by the IRS to qualify under Section 401 of the Code, and the trusts created thereunder have been determined to be exempt from tax under the provisions of Section 501 of the Code, and nothing has occurred which would cause the loss of such qualification of tax-exempt status. Each Plan is in compliance with the applicable provisions of ERISA and the Code, including the filing of reports required under the Code or ERISA which are true and correct as of the date filed, and with respect to each Plan, other than a Qualified Plan, all required contributions and benefits have been paid in accordance with the provisions of each such Plan. Neither the Borrower nor any ERISA Affiliate, with respect to any Qualified Plan, has failed to make any contribution or pay any amount due as required by Section 412 of the Code or Section 302 of ERISA or the terms of any such Plan. With respect to all Retiree Welfare Plans, the present value of future anticipated expenses pursuant to the latest actuarial projections of liabilities does not exceed $50,000, and copies of such latest projections have been provided to the Lender; with respect to Pension Plans, other than Qualified Plans, the present value of the liabilities for current participants thereunder using PBGC interest assumptions does not exceed $50,000. The Borrower has not engaged in a prohibited transaction, as defined in Section 4975 of the Code or Section 406 of ERISA, in connection with any Plan, which would subject the Borrower (after giving effect to any exemption) to a material tax on prohibited transactions imposed by Section 4975 of the Code or any other material liability.

        (b) Except as set forth on Schedule "4.15": (i) no Title IV Plan has any
                                   --------------
Unfunded Pension Liability; (ii) no ERISA Event or event described in Section 4062(e) of ERISA with respect to any Title IV Plan has occurred or is reasonably expected to occur; (iii) no reportable event under Section 4043 of ERISA has occurred or is reasonably expected to occur with respect to any Plan; (iv) no fact exists, or is reasonably expected to occur with respect to any Plan that might constitute grounds for termination of such plan by the Pension Benefit Guaranty Corporation or for the appointment by the appropriate United States District Court of a trustee to administer any such plan; (v) there are no pending, or to the knowledge of the Borrower, threatened claims, actions or lawsuits (other than claims for benefits in the normal course), asserted or instituted against (x) any Plan or its assets, (y) any fiduciary with respect to any Plan or (z) the Borrower or any ERISA Affiliate with respect to any Plan;
(vi) neither the Borrower nor any ERISA

Affiliate has incurred or reasonably expects to incur any Withdrawal Liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 of ERISA as a result of a complete or partial withdrawal from a Multiemployer Plan; (vii) within the last five years neither the Borrower nor any ERISA Affiliate has engaged in a transaction which resulted in a Title IV Plan with Unfunded Liabilities being transferred outside of the "controlled group" (within the meaning of Section 4001(a)(14) of ERISA) of any such entity; (viii) no plan which is a Retiree Welfare Plan provides for continuing benefits or coverage for any participant or any beneficiary of a participant after such participant's termination of employment (except as may be the participant or the beneficiary of the participant); the Borrower and each ERISA Affiliate have complied with the notice and continuation coverage requirements of Section 4980B of the Code and the regulations thereunder except where the failure to comply could not have or result in any Material Adverse Effect; and (ix) no liability under any Plan has been funded, nor has such obligation been satisfied, with the purchase of a contract from an insurance company that is not rated AAA by the Standard & Poor's Corporation and the equivalent by each other nationally recognized rating agency.

     Section 4.16.  Solvency.  Both before and after giving effect to (a) the
                    --------
Loans and the Letters of Credit Obligations to be made or extended on the Closing Date or such other date as Loans or Letter of Credit Obligations requested hereunder are made or extended, (b) the disbursement of the Loans pursuant to the instructions of the Borrower, and (c) the payment and accrual of all Fees and Transaction Expenses in connection with the foregoing, the Borrower, on a consolidated basis, is Solvent.

     Section 4.17.  Executive Offices; FEIN.  The chief executive office and
                    -----------------------
principal place of business of the Borrower and each other party to the Receivables Purchase Agreement, and the office where the records concerning Collateral are and have, for the past 12 months, been kept, is set forth on the attached Schedule "4.17" and none of such locations has changed within the 12
         ---------------
months preceding the Closing Date.  Schedule 4.17 lists the federal employer
                                    -------------
identification number of each such Person.

     Section 4.18.  Places of Business.  The Borrower and each other party to
                    ------------------
the Receivables Purchase Agreement has no and, for the past 12 months has not had any, other places of business and locates and, for the past 12 months has located, no Collateral (other than Inventory), specifically including books and records, at any location other than those set forth on the attached Schedule
                                                                    --------
"4.18".
-----

     Section 4.19.  Guaranty Obligations.  The Borrower is not a party to, and
                    --------------------
has not created, any Guaranty Obligations.

     Section 4.20.  Agreements and Other Documents.  As of the Closing Date, the
                    ------------------------------
Borrower has provided to Lender or its counsel accurate and complete copies (or summaries) of all of the following agreements or documents to which it is subject and each of which is listed on Schedule "4.20": (a) supply agreements
                                       ---------------
and purchase agreements not terminable by the Borrower within sixty (60) days following written notice issued by the Borrower and involving transactions in excess of $150,000 per annum; (b) any lease of Equipment having a remaining term of one year or longer and requiring aggregate rental and other payments in excess of $250,000 per annum; (c) licenses and permits held by the Borrower, the absence of which could be reasonably likely to have a Material Adverse Effect;
(d) instruments or documents evidencing Indebtedness of the Borrower and any security interest granted by the Borrower with respect thereto; and (e) instruments and agreements evidencing the issuance of any equity securities, warrants, rights or options to purchase equity securities of the Borrower. Neither the Borrower nor any of its Subsidiaries is in default of any of the foregoing. The Borrower is not in default of any of the foregoing agreements or documents.

     Section 4.21.  Labor Matters.  There are no strikes or other material labor
                    -------------
disputes against the Borrower or any Subsidiary pending or, to the Borrower's knowledge, threatened such as would reasonably be expected to result in a Material Adverse Effect. Except as set forth on the attached Schedule "4.21",
                                                              --------------
as of the Closing Date, the hours worked and payments made to employees of the Borrower have not been in violation in any material respect of the Fair Labor Standards Act or any other applicable law dealing with such matters. As of the Closing Date, all payments due from the Borrower for which any claim has been made against the Borrower on account of wages and employee health and welfare insurance and other benefits have been paid or accrued as a liability on the books of the Borrower. Upon request, the Company will furnish or make available to the Lender copies of all collective bargaining agreements to which the Borrower or any of the Subsidiaries are a party. The consummation of the transactions contemplated by this Agreement and the Transactions will not give rise to a right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which the Borrower or any of the Subsidiaries is a party or by which the Borrower or any of the Subsidiaries is bound. Except as set forth on Schedule "4.21" hereto, the Borrower does not
                                  --------------
have any obligation under any collective bargaining agreement. There is no ongoing activity involving the Borrower pending or threatened by any labor union or group of employees. Except as set forth on Schedule "4.21", there are no
                                               --------------
representation proceedings pending or threatened with the National Labor Relations Board, and no labor organization or group of employees of the Borrower have made a pending demand for recognition. There are no complaints or charges against the Borrower pending or threatened to be filed with any federal, state, local or foreign court, governmental agency or arbitrator based on, arising out of, in connection with, or otherwise relating to the employment or termination of employment of the Borrower of any individual.

     Section 4.22.  Stock Matters.  There are no options or rights outstanding
                    -------------
to purchase any of the Borrower's Capital Stock except as set forth on the attached Schedule "4.22". The authorized Capital Stock of the Borrower and its
         --------------
Subsidiaries and the record and beneficial ownership of such Capital Stock is set forth on Schedule "4.22". All of such shares are duly authorized, validly
             --------------
issued, fully paid and nonassessable, and are owned free and clear of any Liens, are not, and will not have been, issued in violation of any federal or state law pertaining to the issuance of any securities or any preemptive rights. No issued, no authorized but unissued and no treasury shares of Capital Stock of the Borrower or its Subsidiaries are subject to any preemptive rights, irrevocable proxy, shareholder or voting agreement, option, warrant, right of conversion or purchase or any similar right except as set forth on Schedule
                                                                   --------
"4.22".
-----

     Section 4.23.  Licenses.  The Borrower and each Subsidiary has all
                    --------
licenses, permits, approvals and other authorization required by any government, agency or subdivision thereof, or from any licensing entity necessary for the conduct of its business, all of which the Borrower represents to be current, valid and in full force and effect.

     Section 4.24.  Acknowledgment of Debt.  The indebtedness set forth on
                    ----------------------
Schedule "4.24" is due and payable in accordance with the terms of all
--------------
agreements or instruments evidencing such indebtedness, without, to the best knowledge of Borrower, defense, offset or counterclaim, and Schedule "4.24"
                                                            --------------
represents all indebtedness of the Parent, the Borrower and their respective Subsidiaries.

     Section 4.25.  Governmental Regulation.  Neither Borrower nor any
                    -----------------------
Subsidiary is an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company" as such terms are defined in the Investment Company Act of 1940 as amended. Neither the Borrower nor any Subsidiary is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act or any other federal or state statute that restricts or limits its ability to incur Indebtedness or to perform its obligations hereunder, and the making of the Loans and the Advances, in each case by the Lender, the application of the proceeds and repayment thereof by the Borrower and the consummation of the transactions contemplated by this Agreement and the other Loan Documents will not violate any provision of any such statute or any rule, regulation or order issued by the Securities and Exchange Commission.

     Section 4.26.  Insurance.  All policies of insurance in effect of any kind
                    ---------
or nature owned by or issued to the Borrower and the Subsidiaries, including policies of life, fire, theft, product liability, public liability, property damage, other casualty, malpractice, business interruption, employee fidelity, workers' compensation, property and liability insurance are (a) listed on the attached Schedule "4.26" Part II, (b) together with all policies of employee
         -----------------------
health and welfare and title
insurance, in full force and effect, and (c) of nature and provide such coverage as is customarily carried by companies engaged in similar businesses and owning or operating similar properties in the same general areas in which the Borrower and the Subsidiaries operate. Neither the Borrower nor the Subsidiaries provides any of its insurance through self-insurance (excluding any deductible for which the Borrower or any of its Subsidiaries may be liable). The Borrower covenants that such insurance complies with and shall at all times comply with the standards set forth on the attached Schedule "4.26" Part I.
                                     ----------------------

     Section 4.27.  Accounts.  (a) Each Account is, or at the time it comes into
                    --------
existence, will be, a true and correct statement of (i) the bona fide
                                                            ---- ----
indebtedness of each Account Debtor and (ii) the amount of the account for merchandise sold and delivered, or services rendered, to such Account Debtor, net of any charges, adjustments, discounts or other reductions whatsoever; (b) at the time of each borrowing hereunder, there are, and to the best of the Borrower's knowledge after due investigation will be, no defenses, counterclaims, discounts or setoffs that may be asserted against Eligible Accounts; and (c) the Borrower shall be deemed to have warranted as to each Eligible Account that (i) each Account and all papers relating thereto are genuine and in all respects are what they purport to be, (ii) each Account is valid and existing and arises out of a bona fide sale of goods sold and delivered, or services rendered, by the Borrower to, or in the process of being delivered to the Account Debtor named in the Account, (iii) the amount of the Account represented as owing is the correct amount actually and unconditionally owing except for normal cash discounts and is not disputed, and except for such normal cash discounts is not subject to any setoffs, credits, deductions or counter changes, (iv) the Borrower is the owner of each Account free and clear of all liens, encumbrances, right of setoff and security interests of any nature whatsoever, except for the Security Interests, and (v) no surety bond was required or given in connection with any Account or the contract or purchase orders out of which the same arose.

     Section 4.28.  Employment Matters.  Except as set forth on Schedule "4.28",
                    ---------- -------                          --------------
there are no (a) employment, consulting or management agreements concerning the executive management of the Borrower or any Subsidiary, or (b) collective bargaining agreements or other labor agreements concerning any employees of the Borrower or any Subsidiary. A true and complete copy of each such agreement has been furnished to the Lender.

     Section 4.29.  Financial Information.  All financial information including,
                    ---------------------
but not limited to, information relating to the Accounts submitted by the Borrower to the Lender, whether previously or in the future, is and will be true and correct in all material respects, has been and will be prepared in accordance with GAAP, and is and will be complete insofar as may be necessary to give the Lender a true and accurate knowledge of the subject matter.

     Section 4.30.  Environmental Matters.  Except as disclosed in Schedule
                    ---------------------                          --------
"4.30", the Borrower and all Subsidiaries have, and the plants and sites of each
-----
have, complied in all respects with all federal, state, local and regional statutes, ordinances, orders, judgments, rulings and regulations relating to any matters of pollution or of environmental regulation or control except where such failure to comply would not result in a Material Adverse Effect. Except as disclosed on Schedule "4.30", neither the Borrower nor any Subsidiary has
             --------------
received notice of or has any knowledge of any actual or claimed or asserted failure so to comply which alone, or together with any other such failure is material and would result in a Material Adverse Effect. Except as disclosed on

Schedule 4.30", neither the Borrower nor any of its Subsidiaries or their
-------------
plants, or other sites manage, generate or dispose of or during their respective periods of ownership, use, occupancy or operation have managed, generated or disposed of any hazardous wastes, hazardous substances, hazardous materials, toxic substances or toxic pollutants, as those terms are used in the Resource Conservation and Recovery Act, the Comprehensive Environmental Response Compensation and Liability Act, in material violation of or in a manner which would result in liability under such statutes or any regulations promulgated pursuant thereto or any other applicable law except where such noncompliance would not result in a Material Adverse Effect.

     Section 4.31.  Parent, Affiliate or Subsidiary Corporations.  Except as set
                    --------------------------------------------
forth on Schedule "4.31", the Borrower has no parent corporation and has no
         --------------
Affiliates or Subsidiaries and is not engaged in any joint venture or partnership with any other Person, or is an Affiliate of any other Person.

     Section 4.32.  Intellectual Property.  The Borrower and each Subsidiary
                    ---------------------
owns, or is licensed to use, all trademarks, trade names, copyrights, technology, know-how and processes believed to be necessary for the conduct of its business as currently conducted except for those the failure to own or license which could not reasonably be expected to have a Material Adverse Effect. No claim has been asserted or is pending by any Person challenging or questioning the use of any of the foregoing or the validity or effectiveness of any of the foregoing, nor does the Borrower know of any valid basis for any such claim. To the best of its knowledge, the use of the foregoing by the Borrower and its Subsidiaries does not infringe on the valid intellectual property rights of any Person, except for such claims and infringements that, in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

     Section 4.33.  Officers and Directors.  The officers and directors of the
                    ----------------------
Borrower on the date of this Agreement are as set forth on the attached Schedule
                                                                        --------
"4.33".
-----

     Section 4.34.  Senior Debt.  Except for indebtedness secured by liens
                    -----------
permitted under clause (i) of the definition of "Permitted Liens", there is no indebtedness of the Borrower or its Subsidiaries or Affiliates, either direct or indirect, which is senior in right or priority or payment to the indebtedness of the Loan.

     Section 4.35.  Bank Accounts.  Schedule "4.35" hereto sets forth each bank
                    -------------   --------------
account held or maintained by the Borrower, the name of the financial institution holding such account, the address of such financial institution where such account is located, the account number and the purpose for which such account is being used.

     Section 4.36.  No Material Misrepresentations and Omissions.  No
                    --------------------------------------------
information, report, financial statement, exhibit or schedule furnished by or on behalf of the Borrower to the Lender in connection with the negotiation of any of the Loan Documents or included therein or delivered pursuant thereto contained, contains or will contain any material misstatement of fact or omitted, omits or will omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were, are or will be made, not misleading.

     Section 4.37.  Government Contracts.  Except as set forth in Schedule 4.37,
                    --------------------                          -------------
neither the Borrower nor any of its Subsidiaries is a party to any contract or agreement with any Governmental Authority and none of the Accounts of the Borrower are subject to the Federal Assignment of Claims Act, as amended (31 U.S.C. Section 3727), or any similar state or local law.

     Section 4.38.  Customer and Trade Relations.  As of the Closing Date, other
                    ----------------------------
than the Borrower's agreement with NYNEX, there exists no actual or, to the Borrower's knowledge, threatened termination or cancellation of, or any material adverse modification or change in: (a) the business relationship of the Borrower or any of its Subsidiaries with any customer whose purchases during the preceding twelve (12) months caused it to be ranked among the 10 largest customers of such Person; or (b) the business relationship of the Borrower or any of its Subscribers with any supplier material to its operations.

                                   ARTICLE 5.

                             CONDITIONS OF LENDING

     Section 5.1.  Initial Advance.  Notwithstanding any other provisions of
                   ---------------
this Agreement and without affecting in any manner the rights of the Lender hereunder, the Borrower shall have no rights under this Agreement (but shall have all applicable obligations hereunder), and the Lender shall not be obligated to make any Advances or incur Letter of Credit Obligations, or to take, fulfill, or perform any other action hereunder, until the following conditions have been satisfied, in the Lender's sole discretion, or waived in writing by the Lender:

        (a) This Agreement or counterparts thereof shall have been duly executed by, and delivered to, the Lender and the Borrower.

        (b) The Lender shall have received such documents, instruments and agreements as the Lender shall request in connection with the transactions contemplated by this Agreement, including all documents, instruments, agreements listed in the Schedule of Documents, each in form and substance satisfactory to the Lender.

        (c) Evidence, satisfactory to the Lender, that the Borrower and each of its Subsidiaries has obtained consents and acknowledgments of all Persons whose consents and acknowledgments may be required, including, but not limited to, all requisite Governmental Authorities, to the terms, and to the execution and delivery, of this Agreement, the Loan Documents and the consummation of the transactions contemplated hereby and thereby.

        (d) Evidence satisfactory to the Lender that the insurance policies provided for in Section 4.26 and Schedule "4.26" are in full force and effect,
                ------------     ---------------
together with appropriate evidence showing loss payable and/or additional insured clauses or endorsements, as appropriate, in favor of the Lender and in form and substance satisfactory to the Lender.

        (e) Payment by the Borrower of the Closing Fee and all Transaction Expenses.

     Section 5.2.  Subsequent Advances.
                   -------------------

        (a) The Lender shall not be obligated to fund any Loan or incur any Letter of Credit Obligations if any of the following statements shall fail to be true on the date of each such funding, advance or incurrence, as the case may be:

          (i) All of the Borrower's representations and warranties contained herein or in any of the Loan Documents shall be true and correct on and as of the Closing Date and the date on which each such Advance is made (or each such Letter of Credit Obligation is incurred), as though made or incurred on and as of such date, except to the extent that any such representation or warranty expressly relates to an earlier date and except for changes therein expressly permitted or expressly contemplated by this Agreement.

                   (ii) Any event or circumstance having a Material Adverse Effect shall have occurred since June 30, 1997.

                   (iii) No event shall have occurred and be continuing, or would result from the making of any Advance (or the incurrence of any Letter of Credit Obligation) which constitutes or would constitute a Default or an Event of Default.

                   (iv) After giving effect to such Working Capital Loan Advance (or the incurrence of any Letter of Credit Obligation), the aggregate principal amount of the Working Capital Revolving Loans shall not exceed the maximum amount permitted by Section 2.1 without requiring that a payment be made to the
                    -----------
Lender.


          (v) Each of the conditions set forth in Section 5.1(a) through (f)
                                                  --------------
shall continue to be satisfied by the Borrower as of such date.

The request and acceptance by the Borrower of the proceeds of any Advance shall be deemed to constitute, as of the date of such request or acceptance, (i) a representation and warranty by the Borrower that the conditions in this Section have been satisfied, and (ii) a confirmation by the Borrower of the granting and continuance of the Lender's Liens pursuant to the Collateral Documents.

        (b) The Borrower agrees that upon the occurrence of a Default, the making of an Advance shall be in the Lender's sole and absolute discretion and the Lender shall not be required to declare a default and accelerate the Obligations.

                                   ARTICLE 6.

                                   COVENANTS

     Section 6.1.  Affirmative Covenants.  The Borrower covenants and agrees
                   ---------------------
that from the date hereof until payment and performance in full of all Obligations and the termination of this Agreement, the Borrower shall, and shall cause its Subsidiaries and Affiliates to:

        (a) Existence: Business and Properties.  (i) Do or cause to be done all
            ----------------------------------
things necessary to preserve, renew and keep in full force and effect its corporate existence and its rights, licenses, permits, franchises and authorizations, (ii) continue to conduct its business substantially as now conducted or as otherwise permitted hereunder, (iii) at all times maintain, preserve and protect all of its trademarks, trade names, patents, copyrights and all other intellectual property and rights as licensee or licensor thereof, (iv) maintain and preserve all of its properties, in use or useful in the conduct of its business, and keep the same in good repair, working order and condition (taking into consideration ordinary wear and tear) and from time to time make, or cause to be made, all necessary or appropriate repairs, replacements and improvements thereto consistent with industry practices, so that the business carried or in connection therewith may be properly and advantageously conducted at all times, and (v) comply in all material respects with all applicable laws, rules, regulations and orders of any Governmental Authority, whether now in effect or hereinafter enacted.

        (b) Financial Statements/Other Reports.  Deliver or cause to be
            ----------------------------------
delivered to the Lender the Financial Statements, Notices and Projections at the times and in the manner set forth on the attached Schedule "6.1(b)".
                                                  ----------------

        (c) Communication with Accountants.  The Borrower shall cause the Parent
            ------------------------------
to authorize the Lender to communicate directly with the Accountants and authorizes the Accountants to disclose to the Lender any and all financial statements and other supporting financial documents and schedules including copies of any management letter with respect to the business, financial condition and other affairs of the Parent and its Subsidiaries. At or before the Closing Date, the Borrower shall cause the Parent to deliver a letter addressed to the Accountants instructing them to comply with the provisions of this Section 6.1(c) and authorizing the Lender to rely on the certified
     --------------
financial statements prepared by the Accountants.

        (d)         Insurance and Endorsement.
                    -------------------------

          (i) Keep its properties and business adequately insured against fire and other hazards (so called "All Risk" coverage) in amounts, on terms and
                              --------
limits, and with companies reasonably satisfactory to the Lender covering such risks as are herein set forth; maintain public liability coverage, including without limitation, products liability coverage, against claims for personal injuries or death; and maintain all worker's compensation, employment or similar insurance as may be required by applicable law.

          (ii) All insurance shall be in amounts reasonably satisfactory to the Lender and shall contain such terms, be in such form, be for such periods, and be written by carriers reasonably satisfactory to the Lender. Without limiting the generality of the foregoing, such insurance must provide that it may not be canceled without 30 days prior written notice to the Lender. With respect to the Collateral, and on the All Risk coverage and business interruption insurance, the Borrower shall cause the Lender to be endorsed as a loss payee as its interest may appear (with the exception of real property owned by the Borrower and which is mortgaged to a third party), with a long form Lender's Loss Payable Clause, in form and substance reasonably acceptable to the Lender and to all general liability and other liability policies naming the Lender as an additional insured. In the event of failure to provide and maintain insurance as provided herein, the Lender is authorized to, and at its option may, make or cause to be made Advances on behalf of the Borrower for the payment thereof. The Borrower shall furnish to the Lender certificates or other satisfactory evidence of compliance with the-foregoing insurance provisions. With respect to the insurance of the Borrower and its Subsidiaries and Affiliates in which the Lender has an interest, the Borrower irrevocably appoints the Lender as its attorney-in fact, coupled with an interest, to make proofs of loss and claims for insurance, and to receive payments of the insurance and execute all documents, checks and drafts in connection with payment of the insurance. Lender shall have no duty to exercise any rights or powers granted to it pursuant to the foregoing power of attorney.

The Borrower shall promptly notify the Lender of any loss, damage, or destruction to the Collateral in the amount of 250,000 or more, whether or not covered by insurance. After deducting from such proceeds the expenses, if any, incurred by the Lender in the collection or handling thereof, the Lender may, at its option, apply such proceeds to the reduction of the Obligations in accordance with Section 3.4, or permit or require the Borrower to use such
                -----------
money, or any part thereof, to replace, repair, restore or rebuild the Collateral in a diligent and expeditious manner with materials and workmanship of substantially the same quality as existed before the loss, damage or destruction.

          (iii) The Lender reserves the right at any time upon any change in the Borrower's risk profile, determined on a consolidated basis (including any change in the product mix maintained by the Borrower or any of its Subsidiaries or any laws affecting the potential liability of any such Person) to require additional forms and limits of insurance, in the Lender's reasonable opinion, to adequately protect both the Lender's interests in all or any portion of the Collateral and to ensure that the Borrower and each of its Subsidiaries is protected by insurance in amounts and with coverage customary for its industry. If requested by the Lender, the Borrower shall deliver to the Lender from time to time a report of a reputable insurance broker, satisfactory to the Lender, with respect to the insurance policies of it and its Subsidiaries.

        (e) Taxes and Other Liens.  Comply with all statutes and government
            ---------------------
regulations and pay all taxes, assessments, governmental charges or levies, or claims for labor, supplies, rent and other obligations made against it or its property which, if unpaid, might become a lien or charge against the Borrower or its properties, except liabilities being contested in good faith and by appropriate proceedings diligently conducted and against which, if requested by the Lender, the Borrower shall set up reserves in amounts and in form required by the Lender in accordance with GAAP, and provided that, in connection with such contest, no lien is imposed or filed against any asset of the Borrower (or any Subsidiary).

        (f) Place of Business.  Maintain its chief place of business and its
            -----------------
chief executive office at the addresses set forth in the beginning of this Agreement, unless, the Borrower shall have given the Lender 30 days prior written notice of any change in such places of business and shall have filed any and all financing statements or other instruments necessary to continue the perfection of the Lender's liens in the jurisdiction of the new location.

        (g)  Inspections.
             -----------

          (i) Allow the Lender by or through any of its officers, attorneys, accountants or other agents designated by the Lender, for the purpose of ascertaining whether or not each and every provision hereof and of the other Loan Documents, is being performed, to enter the offices and plants of the Borrower to examine or inspect any of the Inventory and the Borrower's financial records (in which proper entries, reflecting all financial transactions shall be made in accordance with GAAP and on a basis consistent with the financial statements described in Section "4.10") properties, books and records or extracts
             --------------
therefrom, to make copies of such books and records or extracts therefrom, and to discuss the affairs, finances and accounts thereof with the Borrower all at such times and as often as the Lender or any representative of the Lender may reasonably request. The Borrower shall immediately notify the Lender of any event causing material loss or depreciation in value of Inventory and the amount of such loss or depreciation. The Borrower also agrees to notify the Lender at least 30 days prior to any proposed modification to, or replacement of, its inventory control system, and to make any such modification or replacement subject to the Lender's prior approval. Without limiting the generality of the foregoing, the Lender may, at its option, retain an independent accounting firm to perform a review of the Borrower's financial systems, practices and procedures (and the fees of the expenses of such firm will be paid by the Borrower).

          (ii) Without limiting the generality of the foregoing, the Lender shall be allowed to: verify the Accounts and Inventory of the Borrower and to confirm with Account Debtors the validity and amount of Accounts; conduct field examinations; perform analyses of the Collateral; and, such other activities as the Lender deems necessary. The Borrower shall promptly pay the Lender audit fees of $500 per day for each of its employees utilized by the Lender in connection with any of the foregoing, and any reasonable out-of-pocket expenses incurred in connection with any such audit. The Lender shall charge any such audit fees and out-of-pocket expenses to the Working Capital Revolving Loan Account.

        (h) Supplemental Disclosure.  On the request of the Lender (in the event
            -----------------------
that such information is not otherwise delivered by the Borrower to the Lender pursuant to this Agreement), so long as there are Obligations outstanding hereunder, but not more frequently than every three (3) months, the Borrower will supplement each schedule or representation herein with respect to any matter hereafter arising which, if existing or occurring at the date of this Agreement would have been required to be set forth or described in such schedule or as an exception to such representation or which is necessary to correct any information in such schedule or representation which has been rendered inaccurate thereby; provided, however, that such supplement to such schedule or
                    --------  -------
representation shall not be deemed an amendment thereof unless expressly consented to in writing by the Lender, and no such amendments, except as the same may be consented to in a writing which expressly includes a waiver, shall be or be deemed a waiver by the Lender of any Default disclosed therein.

        (i) Litigation.  Advise the Lender of the commencement or threat of
            ----------
litigation (including litigation which the Borrower believes is likely to be commenced against it), including arbitration proceedings and any proceedings before any governmental agency, which is instituted against the Borrower or the Guarantor and is reasonably likely to have a Material Adverse Effect upon the condition, financial, operating or otherwise, of the Borrower or any Guarantor or where the litigation seeks any injunctive or other equitable or extraordinary relief or seeks damage in an amount of Fifty Thousand Dollars ($50,000), or more.

        (j) Foreign Qualification.  Do and will cause each Subsidiary to cause
            ---------------------
to be done at all times all things necessary to be duly qualified to do business and be in good standing as a foreign corporation in each jurisdiction where the failure to so qualify would result in a Material Adverse Change.

        (k) Payment of Obligations.
            ----------------------

          (i) The Borrower shall: (A) pay and discharge or cause to be paid and discharged all of its Obligations and (B) prior to an Event of Default, pay and discharge, or cause to be paid and discharged, its Indebtedness other than the Obligations; and, subject to Section 6.1(k)(ii), pay and discharge or cause to
                             ------------------
be paid and discharged promptly all (x) Charges imposed upon it, its income and profits, or any of its property (real, personal or mixed), and (y) lawful claims for labor, materials, supplies and services or otherwise, before any thereof shall become in default.

          (ii) The Borrower may in good faith contest, by proper legal actions or proceedings, the validity or amount of any Charges or claims arising under

Section 6.1(k)(i)(B); provided, that at the time of commencement of any such
--------------------
action or proceeding, and during the pendency thereof (1) no Default or Event of Default shall have occurred, (2) adequate reserves with respect thereto are maintained on the books of the Borrower, in accordance with GAAP, (3) such contest operates to suspend collection of the contested Charges or claims and such contest is maintained and prosecuted continuously and with diligence, (4) none of the Collateral would be subject to forfeiture or loss or any Lien by reason of the institution or prosecution of such contest, (5) no Lien shall exist, be imposed or be attempted to be imposed for such Charges or claims during such action or proceeding, (6) the Borrower shall promptly pay or discharge such contested Charges and all additional charges, interest, penalties and expenses, if any, and shall deliver to the Lender evidence acceptable to the Lender of such compliance, payment or discharge, if such contest is terminated or discontinued adversely to the Borrower, and (7) the Lender has not advised the Borrower in writing that the Lender reasonably believes that non-payment or non-discharge thereof could have or result in a Material Adverse Effect.

        (l) Changes to Advance Rates: Standards of Eligibility and Reserves.
            -------------------------------------------------- ------------
The Borrower agrees that the Lender shall be entitled to reduce the advance rates under the Borrowing Base, increase the standards of eligibility and establish or increase any Reserves under this Agreement.

        (m) ERISA.  (i) Comply in all material respects with the applicable
            -----
provisions of ERISA and (ii) furnish to the Lender (A) as soon as possible, and in any event within 30 days after any Responsible Officer of the Borrower either knows or has reason to know that any Reportable Event with respect to any Plan has occurred that alone or together with any other Reportable Event with respect to the same or another Plan could reasonably be expected to result in liability of the Borrower to the PBGC in an aggregate amount exceeding $500,000, a statement of the Responsible Officer setting forth details as to such Reportable Event and the action proposed to be taken with respect thereto, together with a copy of the notice, if any, of such Reportable Event given to the PBGC, (B) as soon as possible, notice of the institution of proceedings or the taking of any other action by the PBGC or the Borrower or any Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from, or the termination, reorganization, or insolvency of, any Single Employer Plan or Multiemployer Plan, or the receipt of notice by the Borrower or any Commonly Controlled Entity that the institution of any such proceedings or the taking of any such action is under consideration or anticipated, (C) promptly after receipt thereof, a copy of any notice that the Borrower may receive from the PBGC relating to the intention of the PBGC to terminate any Plan or Plans or to appoint a trustee to administer any Plan or Plans, (D) within 7 days after the due date for a filing with the PBGC pursuant to Section 412(n) of the Code of a notice of failure to make a required installment or other payment with respect to a Plan, a statement of the Responsible Officer setting forth details as to such failure and the action proposed to be taken with respect thereto, together with a copy of such notice given to the PBCG, (E) promptly and in any event within 30 days after receipt thereof by the Borrower concerning (a) the imposition of Withdrawal Liability by a Multiemployer Plan in an amount exceeding $10,000, or (b) a determination that a Multiemployer Plan is, or is expected to be, terminated or in reorganization, in each case within the meaning of result in an increase in annual contributions of the Borrower to such Multiemployer Plan in an amount exceeding $10,000, (F) the institution of any proceedings or other action by the IRS or the Department of Labor with respect to the minimum funding requirements of any Pension Plan, or the receipt of notice by the Borrower or any Commonly Controlled Entity that the institution of any such proceedings or the taking of any such action is under consideration or anticipated, (G) the occurrence or expected occurrence of any event which could reasonably result in the incurrence of a material unpredictable contingent event amount under Section 302 of ERISA or Section 412 of the Code with respect to any Pension Plan or other unpredictable contingent event benefits under such Pension Plan, or (H) the occurrence of any other event with respect to any Plan or any other event known to the Borrower or any Commonly Controlled Entity with respect to any Multiemployer Plan, and in each case in clauses (A) through (H) above, such event or condition, together with all other events or conditions, if any, could subject the Borrower or any Subsidiary to any tax, fine, penalty, or other liabilities or could increase the contingent liability of the Borrower or any Subsidiary with respect to any post-retirement Plan benefit, in amounts which in the aggregate would have a Material Adverse Effect. The Borrower will deliver to the Lender a complete copy of each annual report (Form 5500) of each Plan required to be filed with the IRS, promptly after the filing thereof.

        (n) Notice of Certain Events.  Give prompt written notice to the Lender
            ------------------------
of:

          (i) any Default or Event of Default, specifying the nature and extent thereof and the corrective action (if any) proposed to be taken with respect thereto, and the steps, if any, being taken to cure the Default or the Event of Default;

          (ii) any material dispute that arises between the Borrower and any governmental regulatory body or law enforcement agency, the resolution of which would result in a Material Adverse Effect or a Material Adverse Change;

                   (iii) promptly notify the Lender in writing upon any changes or additions to the Borrower's officers or directors;

          (iv) any material development which shall occur in any litigation, arbitration or governmental investigation or proceeding previously disclosed by the Borrower to the Lender pursuant to Section 4.5 hereof;
                                       -----------

          (v) (A) the receipt of written notice or claim to the effect that the Borrower or any Subsidiary is or is reasonably likely to be liable to any Person as a result of a Release or a condition which is reasonably likely to result in a Release which could reasonably be expected to subject the Borrower or any Subsidiary to Environmental Liabilities and Costs of $500,000 or more, or (B) the discovery of any Contaminant on, in or under any currently or previously owned or leased properties of the Borrower or any Subsidiary, Remedial Action for which could reasonably be expected to cost $500,000 or more;

          (vi) (A) the violation of, or any condition which might reasonably result in a violation of, any Environmental Law, or (B) any change in any Environmental Law or in the administration or interpretation thereof, which in either case could reasonably be expected to subject the Borrower or any Subsidiary to Environmental Liabilities and Costs of $500,000 or more;

          (vii) the occurrence of any other circumstance which has a reasonable likelihood of resulting in a Material Adverse Change;

                   (viii)  the occurrence of any Loss in excess of $500,000;

                   (ix) any labor controversy resulting or likely to result in a strike or work stoppage against the Borrower;

                   (x) any proposal by any public authority to acquire the assets or business of the Borrower;

                   (xi) the location of any Collateral other than at the Borrower's places of business disclosed in this Agreement other than Collateral in transit in the ordinary course of the Borrower's business;

                   (xii) any proposed or actual change of the name, identity or corporate structure of the Borrower.

                   (xiii) any other matter which has resulted or is likely to result in a Material Adverse Change; and

                    (xiv) any information received by the Borrower with respect to the Collateral that may materially affect the value thereof or the rights and remedies of the Lender with respect thereto.

        (o) Use of Proceeds.  Use the proceeds of the Loan only for the purpose
            ---------------
set forth in Section 2.4 hereof.
             -----------

        (p) Account Duties.  Comply with any and all federal, state and local
            --------------
laws affecting its business, including, but not limited to, payment of all federal and state taxes with respect to sales to Account Debtors by the Borrower and disclosures in connection therewith. The Borrower agrees to indemnify Lender against and hold Lender harmless from all claims, actions and losses, including reasonable attorneys' fees and costs actually incurred by Lender arising from any contention, that there has been a failure to comply with such laws.

        (q) Collateral Duties.  Do whatever the Lender may reasonably request
            -----------------
from time-to-time by way of obtaining, executing, delivering and filing financing statements, assignments, landlord's waiver or agreement, mortgagee's agreement or bailee letter, as applicable, from the lessor of each leased property or mortgagee of owned property or with respect to any warehouse, processor or converter facility or other location where Collateral is located, which agreement or letter shall contain a waiver or subordination of all Liens or claims that the landlord, mortgagee or bailee may assert against the Inventory or other Collateral at that location, and shall otherwise be satisfactory in form and substance to the Lender. The Borrower shall, and shall cause its Subsidiaries to, fully pay and perform, on a timely basis, its obligations under all leases and other agreements with respect to each leased location or public warehouse where any Collateral is or may be located, and the Borrower will take any and all steps and observe such procedures, requirements, formalities as the Lender may reasonably request in order to create and maintain the Security Interests. The Collateral in which the Lender does not have a first priority lien and security interest (excluding Permitted Liens), is set forth on Schedule "6.1(q)", and with regard to such Collateral, the Borrower
         ----------------
shall maintain the Lender's current priority. If the Borrower fails to timely provide financing statements, the Lender is authorized to file financing statements without the signature of the Borrower and to execute and file such financing statements on behalf of the Borrower as specified by the

UCC to perfect or maintain its security interest in all of the Collateral. All charges, expenses and fees which the Lender incurs in filing any of the foregoing, together with costs and expenses of any lien search required by the Lender, and any taxes relating thereto, shall be charged to the balance of the Working Capital Revolving Loan and added to the Obligations.

        (r) Subordination.  The Borrower agrees that it shall cause all
            -------------
shareholders, Subsidiaries and Affiliates owed moneys by the Borrower to agree that the repayment of all such indebtedness shall be subordinate in right and payment to the payment of the indebtedness of the Debt.

        (s) Transaction Expenses.  Upon demand, the Borrower agrees to pay all
            --------------------
Transaction Expenses to the Lender, and the Borrower agrees that the Lender shall have the right to charge the Transaction Expenses to the Working Capital Loan Account.

        (t) Access.  The Borrower agrees (i) to provide access during normal
            ------
business hours to the Lender and any of its officers, employees and agents, as frequently as the Lender determines to be appropriate, upon advance notice (unless a Default shall have occurred and be continuing, in which event no notice shall be required and the Lender shall have access at any and all times), to the properties and facilities of the Borrower; (ii) to permit the Lender and any of its officers, employees and agents to inspect, audit and make extracts from all of the Borrower's records, files and books of account, and (iii) to permit the Lender to inspect, review and evaluate the Borrower's Inventory, and the Borrower's Accounts and other records, at the Borrower's locations and at premises not owned by or leased to the Borrower, no less frequently than two (2) times per year (unless a Default shall have occurred and be continuing, in which event such inspection, review and evaluation shall be unlimited). The Borrower shall make available to the Lender and its counsel, as quickly as practicable under the circumstances, originals or copies of all books, records, board minutes, contracts, insurance policies, environmental audits, business plans, files, financial statements (actual and pro forma), filings with federal, state and local regulatory agencies, and other instruments and documents which the Lender may request. The Borrower shall deliver any document or instrument reasonably necessary for the Lender, as it may from time-to-time request, to obtain records from any service bureau or other Person which maintains records for the Borrower, and shall maintain duplicate records or supporting documentation on media, including, without limitation, computer tapes and discs owned by the Borrower.

        (u) Intellectual Property.  The Borrower will, and will cause its
            ---------------------
Subsidiaries to, conduct its business and affairs without infringement of or interference with any Intellectual Property of any other Person.

        (v) Further Assurances.  The Borrower agrees that it shall and shall
            ------------------
cause each of its Subsidiaries, at such Person's expense and upon the request of the Lender, to duly execute and deliver, or cause to be duly executed and delivered, to the Lender such further instruments and do and cause to be done such further acts as may be necessary or proper in the reasonable opinion of the Lender to carry out more effectually the provisions and purposes of this Agreement or any other Loan Document.

     Section 6.2.  Negative Covenants.  The Borrower covenants and agrees that
                   ------------------
from the date hereof until payment in full of the Loans and full and final payment and performance of all Obligations, and the Borrower's right to receive Advances under this Agreement shall terminate, the Borrower shall not and shall not allow any of its Subsidiaries or Affiliates to:

        (a) Liens.  (i) Create, incur, assume or permit to exist any Lien on, or
            -----
with respect to, its Accounts or any of its other properties or assets (including Capital Stock or other securities of Subsidiaries) now owned or hereafter acquired by it or any income or rights in respect of any thereof, except for (A) liens on property or assets of the Borrower and the Subsidiaries existing on the date of this Agreement and as set forth in Schedule "4.11" ,
                                                           ---------------
(B) Permitted Liens, and (C) Liens created after the date hereof by conditional sale or other title retention agreements (including Capital Leases) or in connection with purchase money Indebtedness with respect to Equipment and Fixtures acquired by the Borrower or any of its Subsidiaries in the ordinary course of business, including the incurrence of an aggregate amount of purchase money Indebtedness and Capital Lease Obligations of not more than $1,000,000 outstanding at any one time for all such Liens (provided that such Liens attach only to the assets subject to such purchase money debt and such Indebtedness is issued within twenty (20) days following such purchase and does not exceed 100% of the purchase price of the subject assets or (ii) grant a Lien on any property or assets (including Capital Stock or other securities of Subsidiaries) now owned or hereafter acquired by it or any income or rights in respect of any thereof, to any Person other than the Lender, or become a party to any agreement, note, indenture or instrument, or take any other action, which would prohibit the creation of a Lien on any of its properties or other assets in favor of the Lender as additional collateral for the Obligations, except operating leases, Capital Leases or Licenses which prohibit Liens upon the assets that are subject thereto.

        (b) Limitation on Indebtedness.  Create, incur, assume or permit to
            --------------------------
exist, any Indebtedness except (without duplication):

                   (i) Indebtedness for borrowed money existing on the date of this Agreement as set forth in Schedule "4.24" ;
                               ---------------

                   (ii) Indebtedness represented by the Notes and other Obligations;

                   (iii) Indebtedness secured by purchase money security interests permitted under Section 6.2(a)(i)(C);
                          --------------------

                   (iv)  deferred taxes;

                   (v) unfunded pension fund and other employee benefit plan obligations and liabilities to the extent they are permitted to remain unfunded under applicable law;

                   (vi) Indebtedness specifically permitted under Section
                                                                  -------
6.2(d);

                   (vii) Indebtedness specifically permitted under Section
                                                                   -------
6.2(e); and
------

                   (viii)  Insurance Bond Obligations.

        (c) Certificate of Incorporation.  Amend or otherwise modify any
            ----------------------------
material term or provision of its certificate of incorporation or by-laws, or change its fiscal year for financial reporting purposes, or permit any Subsidiary to do any of the foregoing.

        (d) Consolidation or Merger.  Directly or indirectly by operation of law
            -----------------------
or otherwise, (i) merge with, consolidate with, acquire all or substantially all of the assets or capital stock of, or otherwise combine with, any Person, or
(ii) form or acquire any Subsidiary.   Notwithstanding the foregoing, the
Borrower may acquire all or substantially all of the assets or Capital Stock with respect to, or enter into a joint venture (a "Joint Venure") with a third person (a "Joint Venturer"), with respect to any Person (the "Target") (in each
           --------------                                     ------
case, a "Permitted Acquisition"), subject to the satisfaction of each of the
         ---------------------
following conditions:

                   (i) all Permitted Acquisitions must be consummated on or before June 30, 2000;

                   (ii) the Lender shall receive at least thirty (30) Business Days' prior written notice of such proposed Permitted Acquisition, which notice shall include a reasonably detailed description of such proposed Permitted Acquisition;

                   (iii) such Permitted Acquisition shall only involve assets located in the United States and/or Canada and comprising a business, or those assets of a business, of the type generally related to the type of business engaged in by the Borrower as of the Closing Date, and which business would not subject the Lender to regulatory or third party approvals in connection with the exercise of its rights and remedies under this

Agreement or any other Loan Documents other than approvals applicable to the exercise of such rights and remedies with respect to the Borrower prior to such Permitted Acquisition;

          (iv) such Permitted Acquisition shall be consensual and shall have been approved by the Borrower's and the of the Target or the Joint Venture, as the case may be, board of directors;

          (v) except as contemplated under subsection (vi) below, no additional
                                           ---------------
Indebtedness, Guaranteed Indebtedness, contingent obligations or other liabilities shall be incurred, assumed or otherwise be reflected on a consolidated balance sheet of the Borrower and the Target after giving effect to such Permitted Acquisition, except (A) Acquisition Loans made hereunder and (B) ordinary course trade payables, accrued expenses and unsecured Indebtedness of the Target to the extent no Default or Event of Default shall have occurred and be continuing or would result after giving effect to such Permitted Acquisition;

          (vi) in connection with the payment of the purchase price for the Permitted Acquisition, the Borrower shall utilize proceeds of the Acquisition Loan up to an amount equal to the Required Acquisition Cash Proceeds;

          (vii) the Borrower shall have received the prior written consent of the Lender, which consent may be withheld in its sole discretion, for each Permitted Acquisition which has an aggregate purchase price (including, without limitation, fees and expenses related thereto and the reasonably anticipated amount of any contingent payout based on projections) in excess of $4,000,000;

          (viii) the business and assets acquired in such Permitted acquisition shall be free and clear of all Liens (other than Permitted Liens);

          (ix) at or prior to the closing of any Permitted Acquisition, Lender will be granted a first priority perfected Lien (subject to Permitted Liens) in all assets acquired pursuant thereto or in the assets and Capital Stock of the Target or in all of the Borrower's right, title and interest in and to the Joint Venture, and the Borrower and the Target shall have executed such documents in form and substance acceptable to the Lender, and taken such actions as may be required by the Lender in connection therewith;

          (x) concurrently with delivery of the notice referred to in clause (i) above, the Borrower shall have delivered to the Lender, in form and substance satisfactory to the Lender:

        (A) a pro forma consolidated balance sheet of the Borrower and the
              --- -----
   Target or of the Joint Venture (the "Acquisition Pro Forma"), based on recent
                                        ---------------------
   financial data, which shall be complete
   and shall accurately and fairly represent the assets, liabilities, financial condition and results of operations of the Borrower and the Target, or of the Joint Venture (if any) in accordance with GAAP consistently applied, but taking into account such Permitted Acquisition and the funding of all Loans in connection therewith, and such Acquisition Pro Forma shall reflect that,
   (y) the Acquisition Projections (as hereinafter defined) shall reflect that Borrowing Availability of not less than $5,000,000 shall continue for at least 30 days after the consummation of such Permitted Acquisition, and (z) on a pro forma basis, no Event of Default shall have occurred and be
        --- -----
   continuing or would result after giving effect to such Permitted Acquisition and the Borrower would have been in compliance with the financial covenants set forth in Section 6.2(r) for the four quarter period reflected in the
                --------------
   Compliance Certificate most recently delivered to the Lender pursuant to
   Section 6.1(b) prior to the consummation of such Permitted Acquisition
   --------------
   (giving effect to such Permitted Acquisition and all Loans funded in connection therewith as if made on the first day of such period);

        (B) updated versions of a projected pro forma balance sheet and income
                                            --- -----
   statement of the Borrower, on a consolidated basis, as at the end of the succeeding Fiscal Year after taking into account such Permitted Acquisition (the "Acquisition Projections"); and
         -----------------------

        (C) a certificate of the chief financial officer of the Borrower to the effect that: (w) the Borrower (on a consolidated basis) will be Solvent upon the consummation of the Permitted Acquisition; (x) the Acquisition Pro Forma fairly presents the financial condition of the Borrower (on a consolidated basis) as of the date thereof after giving effect to the Permitted Acquisition; (y) the Acquisition Projections are reasonable estimates of the future financial performance of the Borrower subsequent to the date thereof based upon the historical performance of the Borrower and show that the Borrower shall continue to be in compliance with the financial covenants set forth in Section 6.2(r) for the three (3) year period thereafter; and (z) the
            --------------
   Borrower has completed its due diligence investigation with respect to the Target and such Permitted Acquisition, which investigation was conducted in a manner similar to that which would have been conducted by a prudent purchaser of a comparable business and the results of which investigation were delivered to the Lender;

          (xi) on or prior to the date of such Permitted Acquisition, the Lender shall have received, in form and substance satisfactory to the Lender, all opinions, certificates, lien search results and other documents reasonably requested by the Lender; and

          (xii) at the time of such Permitted Acquisition and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing.

The Accounts and the Inventory of the Target shall be included in Eligible Accounts and Eligible Inventory provided that such Accounts and Inventory meet the requirements of, respectively, Eligible Accounts and Eligible Inventory, and the Borrower complies with all the conditions set forth in this subsection (d).

        (e) Loan, Advances, Investments.
            ---------------------------

          (i) Except for Permitted Investments, make advances, loans or extensions of credit to any Person, including without limitation, the Parent or any Subsidiary or Affiliate.

          (ii) Purchase or acquire obligations or Capital Stock of, or any other interest in, any Person, except subject to Control Letters in favor of the Lender or otherwise subject to a security interest in favor of the Lender, (a) obligations issued or guaranteed by the United States of America or any agency thereof, (b) commercial paper with maturities of not more than 180 days and a published rating of not less than A-1 or P-1 (or the equivalent rating), (c) certificates of time deposit and bankers' acceptances having maturities of not more than 180 days and repurchase agreements backed by United States government securities of a commercial bank if (1) such bank has a combined capital and surplus of at least $500,000,000, or (2) its debt obligations, or those of a holding company of which it is a Subsidiary, are rated not less than A (or the equivalent rating) by a nationally recognized investment rating agency, and (d) U.S. money market funds that invest solely in obligations issued or guaranteed by the United States of America or an agency thereof.

        (f) Acquisition of Capital Stock of the Borrower.  Purchase, acquire,
            --------------------------------------------
redeem or retire, or make any commitment to purchase, acquire, redeem or retire any of the Capital Stock of the Borrower, whether now or hereafter outstanding, except that the Borrower may expend up to the aggregate amount of $3,000,000 in connection with the repurchase of publicly traded Stock of the Parent, provided that at the time of, and immediately after giving effect to such repurchase, (i) no Default or Event of Default then exists or will result therefrom, and (ii) the Borrower shall have Borrowing Availability of not less than $6,500,000.

        (g) Inconsistent Agreements.  Enter into, and not permit any Subsidiary
            -----------------------
to enter into, any agreement containing any provision which would be violated or breached by any Advance or by the performance of the Borrower or any Subsidiary of its obligations under this Agreement or the other Loan Documents.

        (h) Sale or Lease of Assets.  Sell, transfer, convey, assign, lease or
            -----------------------
otherwise dispose of any of its properties or assets, including its Capital Stock and the Capital Stock of its Subsidiaries (whether in a public or a private offering or otherwise) or any of the Accounts, except for (i) sales in any one instance in the amount of up to $500,000 in the aggregate and up to $1,000,000 in the aggregate in a Fiscal Year, or (ii) sales of Inventory in the ordinary course of business. With respect to any disposition of assets or other properties permitted pursuant to clause (i) above, the Lender agrees on
                                 ----------
reasonable prior written notice to release its Lien or such assets or other properties to permit the Borrower to effect such disposition and shall execute and deliver to the Borrower, at the Borrower's expense, appropriate Termination Statements on Form UCC-3 and other releases as reasonably requested by the Borrower.

        (i) Change In Accounting Method.  Make any change, or permit any
            ---------------------------
Subsidiary to make a change, in accounting treatment and reporting practices, except as required by GAAP.

        (j) Name Changes.  Change its corporate name or change its chief
            ------------
executive office, principal place of business, corporate offices or warehouses or locations at which Collateral is held or stored, or the location of its records covering the Collateral, or conduct its business under any trade name or style other than as set forth in this Agreement unless it gives the Lender not less than forty-five (45) days prior written notice and after the Lender's written acknowledgment that any reasonable action requested by the Lender in connection therewith, including to continue the perfection of any Liens in favor of the Lender in any Collateral, has been completed or taken, and provided
                                                                  --------
further that any such new location shall be in the continental United States, and provided further that any of the foregoing would not result in a Material
    -------- -------
Adverse Change or a Material Adverse Effect. Without limiting the foregoing, the Borrower shall not, and shall not permit any of its Subsidiaries to, change its name, identity or corporate structure in any manner which might make any financing or continuation statement filed in connection herewith seriously misleading within the meaning of Section 9-402(7) of the UCC or any other then applicable provision of the UCC except upon prior written notice to the Lender and after the Lender's written acknowledgment that any reasonable action requested by the Lender in connection therewith, including to continue the perfection of any Liens in favor of the Lender in any Collateral, has been completed or taken. The Borrower shall not change its Fiscal Year.

        (k) Transactions With Affiliates.  (i) Sell or transfer any property or
            ----------------------------
assets to, or purchase or acquire any property or assets to, or purchase or acquire any property or assets of, or otherwise engage in any other agreements, undertakings or transactions with, any of its Affiliates or Subsidiaries, except
(A) transactions disclosed in
the ordinary course of business, on an arm's-length basis on terms no less favorable than terms which would have been obtainable from a Person other than a Subsidiary or Affiliate and (B) that so long as (X) no notice of termination of this Agreement is outstanding, (Y) no Event of Default or Default shall have occurred and (Z) after giving effect to such transaction there shall exist no Event of Default or Default, the Borrower may pay (a) all ordinary course out-of-pocket operating expenses incurred by the Parent in its capacity as parent corporation relating substantially to the operations of its Subsidiaries [and interest and principal payments on the Subordinated Note provided that the aggregate amount of such payments does not exceed $1,500,000 for any Fiscal Year] and (b) expenses incurred by the Parent with respect to ECRA Facilities not exceeding $1,250,000 in the aggregate, (ii) modify, extend or amend any lease with respect to the Premises which would have the effect of increasing the rent due thereunder, or (iii) enter into any lending or borrowing transaction with any of its employees or employees of its Subsidiaries or Affiliates, except loans to such employees on an arm's length basis in the ordinary course of business consistent with past practices for travel expenses, relocation costs and similar purposes up to a maximum of $250,000 to any employee and up to a maximum of $500,000 in the aggregate at any one time outstanding.

        (l) Leasebacks.  Enter into any arrangement, directly or indirectly,
            ----------
with any person whereby it shall engage in any sale-leaseback, synthetic lease or similar transaction involving any of its assets.

        (m) Business Operations.  Engage at any time in any business or business
            -------------------
activity other than the business in which it is currently engaged or a business reasonably related thereto including, without limitation, the direct or indirect purchase or investment in any additional real property or any interest therein.

        (n) Capital Structure.   (i) Make any changes in any of its business
            -----------------
objectives, purposes, or operations which could in any way adversely affect the repayment of the Obligations or have or result in a Material Adverse Effect, or
(ii)  make any change in its capital structure as described on Schedule "4.22"
                                                               --------------
(including, without limitation, the issuance of any shares of Capital Stock, warrants, or other securities convertible into Capital Stock or any revision of the terms of its outstanding Capital Stock).

        (o) Guaranty Obligations.  Incur any Guaranty Obligations except (i) the
            --------------------
guaranty of the Montvale Mortgage, which guaranty shall be unsecured, (ii) by endorsement of instruments or items of payment for deposit to the general account of the Borrower and (iii) for Guaranty Obligations incurred for the benefit of the Parent or any of its Subsidiaries if the primary obligation is expressly permitted by this Agreement other than Indebtedness, if any, of a Target existing at the time such Target is acquired, except that in connection with a Permitted Acquisition having a purchase price of less than or equal to $4,000,000, the Borrower shall be permitted to incur Guaranty Obligations in connection therewith.

        (p) Events of Default.  Take any action or omit to take any action,
            -----------------
which act or omission would constitute (i) a Default or an Event of Default pursuant to, or noncompliance with any of, the terms of any of the Loan Documents or (ii) a material Default or an Event of Default pursuant to, or non-compliance with, any other contract, lease, mortgage deed of trust or instrument to which it is a party or by which it or any of its property is bound, or any document creating a Lien.

        (q) ERISA.  Cause or permit any ERISA Affiliate to cause or permit to
            -----
occur an event which could result in an imposition of a Lien under Section 412 of the Code or Section 302 or 4068 of ERISA, or become obligated to contribute to a Pension Plan that has either an "accumulated funding deficiency", as defined in Section 302 of ERISA, or any "unfunded vested benefits", as defined in Section 4006(a)(3)(e)(iii) of ERISA, in the case of any plan other than a Multiemployer Plan, and in Section 4211 of ERISA in the case of a Multiemployer Plan; terminate any Pension Plan that is subject to Title IV of ERISA where such termination could reasonably be anticipated to result in liability to the Borrower; permit any accumulated funding deficiency, as defined in Section 302(a)(2) of ERISA, to be incurred with respect to any Pension Plan; fail to make any contributions or fail to pay any amounts due or owing as required by the terms of any Plan before such contributions or amounts become delinquent; make a complete or partial withdrawal (within the meaning of Section 4201 of ERISA) from any Multiemployer Plan; or at any time fail to provide the Lender with copies of any Plan documents or governmental reports or filings, if reasonably requested by the Lender.

        (r) Financial Covenants.  Breach or fail to comply with any of the
            -------------------
financial covenants set forth on Schedule "6.2(r)" hereto.
                                 -----------------

        (s) Hazardous Materials.  Cause or permit, or permit any other Person
            -------------------
within the control of the Borrower to cause or permit a Release or the presence, use, generation, manufacture, installation, Release, discharge, storage or disposal of any Hazardous Materials on, under, in, above, or about any of its real estate or the transportation of any Hazardous Materials to or from any real estate where such Release or presence, use, generation, manufacture, installation, Release, discharge, storage or disposal would violate any Environmental Laws.

        (t) Cancellation of Indebtedness.  Cancel any claim or debt owing to it,
            ----------------------------
except for reasonable consideration and in the ordinary course of its business consistent with past practices.

        (u) Sale or Discount of Accounts.  Sell, or allow any of the
            ----------------------------
Subsidiaries to sell or discount or otherwise dispose of any of its Accounts other than in connection with (i) the Receivables Purchase Agreement and (ii) the pledge and assignment to the Lender under the Security Agreement.

        (v) Assignment of Claims Act.  Take any action or fail to take any
            ------------------------
action, either directly or indirectly, or cooperate in any way, so as to allow any party, other than the Lender, to comply with the Federal Assignment of Claims Act of 1940.

        (w) Subordination.  Allow any indebtedness of the Borrower to a
            -------------
shareholder, a Subsidiary or an Affiliate to become pari passu or prior in right
                                                    ---- -----
or payment to the payment of the Obligations.

        (x) Dividends and Distributions.  The Borrower shall not make, and shall
            ---------------------------
not allow any Subsidiary to make, any Restricted Payment, except (i) intercompany loans and advances between the Borrower and its Subsidiaries to the extent permitted by Section 6.2(e), (ii) dividends and distributions by
                    --------------
Subsidiaries of the Borrower paid to the Borrower, (iii) dividends or distributions in the aggregate of up to $180,000 in any Fiscal Year in cash or kind payable or distributable to the Parent by the Borrower, (iv) employee Loans permitted under Section 6.2(k)[, and (v) scheduled payments of principal and
                --------------
interest with respect to the Subordinated Note, provided that (x) no Default or
                                                --------
Event of Default shall have occurred and be continuing or would result after giving effect to any payment pursuant to clause (v) above, and (y) the timing of
                                         ----------
the payments referred to in clause (v) above shall be set at dates which permit
                            ----------
the delivery of financial statements necessary to determine current financial covenant compliance prior to each payment].

        (y) Bank Accounts.  Open any additional, or close any, bank account
            -------------
unless the Borrower gives the Lender not less than forty-five (45) days prior written notice and, with respect to the opening of an account, the Borrower shall deliver to the Lender a fully executed tri-party blocked account agreement in a form satisfactory to the Lender.

        (z) No Impairment of Intercompany Transfers.  Directly or indirectly
            ---------------------------------------
enter into or become bound by any agreement, instrument, indenture or other obligation (other than this Agreement and the other Loan Documents) which could directly or indirectly restrict, prohibit or require the consent of any Person with respect to the payment of dividends or distributions or the making or repayment of intercompany loans by a Subsidiary of the Borrower to the Borrower.

        (aa) No Speculative Transactions.  Engage in any transaction involving
             ---------------------------
commodity options, futures contracts or similar transactions, except solely to hedge against fluctuations in the prices of commodities owned or purchased by it and the values of foreign currencies receivable or payable by it and interest swaps, caps or collars.

                                   ARTICLE 7.

                                    DEFAULT

     Section 7.1.  Events of Default.      With the exception of subsections (e)
                   -----------------                             ---------------
and (f) below, the occurrence of which is a Default which shall immediately
    ---
constitute an Event of Default without notice or action by the Lender, and with the further exception of the failure to comply with subsection (b) below in
                                                    --------------
respect of Section 6.1(a) or (j), which shall constitute a Default fifteen (15)
           --------------    ---
days after the failure to comply with either subsection, any of the following occurrences shall constitute a Default hereunder (and the Notes shall bear interest at the Default Rate without notice thereof), and, upon notice and declaration by the Lender to the Borrower of such Default, shall be and constitute an Event of Default:

        (a) failure, when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or by acceleration thereof or otherwise, of the Borrower to make any payment of principal or interest or any other Obligations arising under this Agreement or the Notes or the other Loan Documents or such failure by any Guarantor or surety for any of the Obligations;

        (b) breach of, or failure timely to perform, any of the Obligations by the Borrower or any Guarantor including, without limitation, any promise, agreement, covenant, representation or warranty contained herein, or the Borrower's failure to perform any act, duty or obligation as required by this Agreement or any of the other Loan Documents;

        (c) any representation or warranty made, or deemed made, in or in connection with any of the Loan Documents or the Advances, or any representation, warranty, statement or information contained in any report, certificate, financial statement or other instrument furnished in connection with or pursuant to any of the Loan Documents, shall prove to have been false or misleading when so made, deemed made or furnished (including by omission of material information);

        (d) the failure, at any time, whether prior or subsequent to the date of this Agreement, of any condition precedent or condition subsequent contained in this Agreement;

        (e) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of the Borrower or any Subsidiary under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal or state bankruptcy, insolvency, receivership or similar law, (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Subsidiary, or (iii) the winding-up or liquidation of the Borrower or any Subsidiary; and such proceeding or petition shall continue undismissed for 60 days, or an order or decree approving or ordering any of the foregoing shall be entered;

        (f) the Borrower, the Parent or any Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal or state bankruptcy, insolvency, receivership or similar law, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in (e) above,
(iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Subsidiary or for a substantial part of the property or assets of the Borrower or such Subsidiary, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors, (vi) become unable, admit in writing its inability, or fail generally to pay its debts as they become due, or (vii) take any action for the purpose of effecting any of the foregoing;

        (g) one or more judgments (including judgments against unrelated parties for which judgments the Borrower, any Subsidiary or any combination thereof is liable under any agreements, including indemnification agreements) for the payment of money in an aggregate amount in excess of $250,000 (except for the matters described on the attached Schedule "4.5" for which such aggregate amount
                                  -------------
shall be $250,000) shall be rendered against the Borrower, any Subsidiary or any combination thereof and the same shall remain undischarged or unstayed for a period of 45 consecutive days, or any action shall be legally taken by a judgment creditor to levy upon assets or properties of the Borrower or any Subsidiary to enforce any such judgment;

        (h) the loss, revocation or failure to renew any license or permit now held or hereafter acquired by the Borrower or any Subsidiary which materially affects the ability of the Borrower or any Subsidiary to continue its operations as presently conducted;

        (i) one or more of the Security Interests shall cease to exist at any time after the Closing Date, or any Guaranty shall cease to be in full force and effect or any Guarantor shall contest or repudiate its obligations under the Guaranty to which it is a party;

        (j)         dissolution of the Borrower;

        (k) the breach of any term or condition of the Receivables Purchase Agreement;

        (l) there shall occur an enactment or change in federal, state or local legislation or administrative action which in the judgment of the Lender makes it reasonably unlikely that the Borrower will be able to pay its Indebtedness as it matures or comply with its payment of obligations under this Agreement and under the Notes;

        (m) any Change in Control shall occur;

        (n) other than the Borrower's current contractual agreement with NYNEX, any event shall occur, whether or not insured or uninsurable, as a result of which revenue-producing activities cease or are substantially curtailed at any facility of the Borrower (or any of its Subsidiaries) generating more than 10% of the Borrower's revenues (on a consolidated basis) for the Fiscal Year preceding such event and such cessation or curtailment continues for more than 90 days; or

        (o) the occurrence of a Material Adverse Change in the condition of the Borrower, financial or otherwise, as determined by the Lender in its sole discretion.

     Section 7.2.  Remedies.
                   --------

        (a) Upon the happening of any one or more Events of Default and at any time thereafter during the continuance of such Event of Default, the Lender may
(i) without notice, suspend the Commitments with respect to further Advances and/or the incurrence of further Letter of Credit Obligations whereupon any further Advances and Letter of Credit Obligations shall be made or extended in the Lender's sole discretion so long as such Default or Event of Default is continuing, and (ii) without notice, except as expressly provided herein, increase the rate of interest applicable to the Loans and the Letter of Credit Fees to the Default Rate.

        (b) If any Event of Default shall have occurred and be continuing, the Lender may, without notice, (i) terminate the Commitments with respect to further Advances or the incurrence of further Letter of Credit Obligations, (ii) declare all or any portion of the Obligations, including all or any portion of any Loan to be due and payable, and require that the Letter of Credit Obligations be cash collateralized as provided in Annex B, all without
                                                  -------
presentment, demand, protest, notice of protest or other notice of any kind, all of which are waived by the Borrower, and upon such declaration, the Borrower shall be obligated to pay to the Lender the Early Termination Fee (to the extent applicable), and (iii) exercise any rights and remedies provided to the Lender under the Loan Documents and/or at law or equity, including all remedies provided under the UCC; provided, however, that upon the occurrence of an Event
                        --------  -------
of Default specified in Section 7.1 (e) or (f), all of the Obligations,
                        ---------------    ---
including the Loans, shall become immediately due and payable without, declaration, notice or demand by any Person.

     Section 7.3.  Cumulative Remedies.  The enumeration of the Lender's rights
                   -------------------
and remedies set forth in this Article 7 is not intended to be exhaustive, and the exercise by the Lender of any right or remedy shall not preclude the exercise of any other rights or remedies, all of which shall be cumulative and shall be in addition to any other right or remedy given hereunder or under any other agreement between the parties or which may now or hereafter exist in law or at equity or by suit or otherwise. No delay or failure to take action on the part of the Lender in exercising any right, power or privilege shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude other or further exercise thereof or the exercise of any other right, power or privilege or shall be construed to be a waiver of any event of default. No course of dealing between the Borrower and the Lender or their employees shall be effective to change, modify or discharge any provision of this Agreement or to constitute a waiver of any default.

                                   ARTICLE 8.

                                 MISCELLANEOUS

     Section 8.1.  Expenses.  In addition to Fees, the Borrower agrees to pay
                   --------
(without duplication) all out-of-pocket expenses incurred by the Lender in connection with the preparation of this Agreement and the other Loan Documents or in connection with any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions hereby contemplated shall be consummated) or incurred by the Lender in connection with the enforcement or protection of its rights in connection with this Agreement and the other Loan Documents or in connection with the Loans made or the Notes issued hereunder, including the fees and disbursements of its advisors, consultants, auditors and special loan counsel, Cummings & Lockwood, in connection with the Loan Documents and advice in connection therewith. The Borrower shall reimburse the Lender for all fees, costs and expenses, including the fees, costs and expenses of counsel or other advisors (including environmental and management consultants and appraisers) for advice, assistance, or other representation in connection with:

        (a) the forwarding to the Borrower or any other Person on behalf of the Borrower by the Lender of the proceeds of the Loans;

        (b) any amendment, modification or waiver of, or consent with respect to, any of the Loan Documents or advice in connection with the administration of the Loans made pursuant hereto or its rights hereunder or thereunder;

        (c) any litigation, contest, dispute, suit, proceeding or action (whether instituted by the Lender, the Borrower or any other Person) in any way relating to the Collateral, any of the Loan Documents or any other agreement to be executed or delivered in connection therewith or herewith, whether as party, witness, or otherwise, including any litigation, contest, dispute, suit, case, proceeding or action, and any appeal or review thereof, in connection with a case commenced by or against the Borrower or any other Person that may be obligated to the Lender by virtue of the Loan Documents; including any such litigation, contest, dispute, suit, proceeding or action arising in connection with any work-out or restructuring of the Loans during the pendency of one or more Events of Default;

        (d) any attempt to enforce any remedies of the Lender against any or all of the Credit Parties or any other Person that may be obligated to the Lender by virtue of any of the Loan Documents; including any such attempt to enforce any such remedies in the course of any workout or restructuring of the Loans during the pendency of one or more Events of Default;

        (e) any workout or restructuring of the Loans during the pendency of one or more Events of Default;

        (f) efforts to (i) monitor the Loans or any of the other Obligations,
(ii) evaluate, observe or assess the Borrower or any Guarantor or their respective affairs, and (iii) verify, protect, evaluate, assess, appraise, collect, sell, liquidate or otherwise dispose of any of the Collateral;

including, without limitation, all reasonable attorneys' and other professional and service providers' fees arising from such services, including those in connection with any appellate proceedings; and all expenses, costs, charges and other fees incurred by such counsel and others in any way or respect arising in connection with or relating to any of the events or actions described in this
Section 8.1 shall be payable, on demand, by the Borrower to the Lender.  Without
-----------
limiting the generality of the foregoing, such expenses, costs, charges and fees may include: fees, costs and expenses of accountants, environmental advisors, appraisers, investment bankers, management and other consultants and paralegals; court costs and expenses; photocopying and duplication expenses; court reporter fees, costs and expenses; long distance telephone charges; air express charges; telegram or telecopy charges; secretarial overtime charges; and expenses for travel lodging and food paid or incurred in connection with the performance of such legal or other advisory services.

     Section 8.2.  Indemnity.
                   ---------

        (a) The Borrower agrees that it shall indemnify the Lender from and hold it harmless against any documentary taxes, assessment or charges made by any Governmental Authority by reason of the execution and delivery of this Agreement or any of the other Loan Documents.

        (b) The Borrower agrees to indemnify the Lender and its directors, officers, employees and agents (each such person being called an "Indemnitee")
                                                                  ----------
against, and to hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, incurred by or asserted against any Indemnitee arising out of, in any way connected with, or as a result of (i) the performance by the parties thereto of their respective obligations under the Loan Documents or the consummation of the transactions contemplated thereby,
(ii) the use of the proceeds of the Loan, (iii) the liquidation of any of the Collateral, including the settlement, collection or payment of any of the Accounts or any instrument received in payment thereof, or any damage resulting therefrom, or (iv) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to
--------
the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee.

        (c) The provisions of this Section 8.2 shall remain operative and in
                                   -----------
full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Loan, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document or any investigation made by or on behalf of the Lender. All amounts due under this Section 8.2 shall be
                                                           -----------
payable on written demand therefor.

        (d) Under no circumstances shall the Borrower seek, or the Lender be liable for any, consequential, punitive, exemplary or indirect damages arising out of this Agreement or any matter, event, transaction or conduct relating to this Agreement or its performance, non-performance or enforcement, and the Borrower waives any such claims to the full extent permitted by law. The Borrower agrees to indemnify Lender against and hold Lender harmless from all claims, actions and losses, including reasonable attorney's fees and costs actually incurred by the Lender arising from any contention, that there has been a failure to comply with such laws.

     Section 8.3.  Set-off.  The Borrower gives the Lender a lien and right of
                   -------
setoff for all the Obligations upon and against all its deposits, credits, collateral and property now or hereafter in the possession or control of the Lender or in transit to it. The Lender may, upon the occurrence of a Default, apply or set off the same, or any part thereof, to any Obligations of the Borrower to the Lender. The rights of the Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which the Lender may have).

     Section 8.4.  Binding Effect.  This Agreement shall become effective when
                   --------------
it shall have been executed by the Borrower and the Lender and thereafter shall be binding upon and inure to the benefit of the Borrower and the Lender and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lender.

     Section 8.5.  Covenants to Survive, Binding Agreement.  All covenants,
                   ---------------------------------------
agreements, warranties and representations made or deemed made by the Borrower herein and in the other Loan Documents, and in all certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Documents shall be considered to have been relied upon by the Lender and shall survive the Advances by the Lender, and the execution and delivery to the Lender of the Notes, regardless of any investigation made by the Lender or on its behalf, and shall continue in full force and effect as long as (i) the Borrower has the right to request and receive Advances, or (ii) the principal of or any accrued interest on the Loan or any Fee or any other amount payable under this Agreement or any other Loan Documents is outstanding and unpaid and so long as the Commitments have not been terminated. All such covenants, agreements, warranties and representations shall be binding upon and inure to the benefit of the Lender and its successors and assigns, whether or not so expressed. In the event that the Lender is forced to disgorge any monies which the Lender receives, directly or indirectly, in payment of the Debt, all of the Obligations and the Loan Documents shall be deemed reinstated to the extent of any such disgorged .amount and the Lender shall be entitled to all rights and remedies at law, in equity or under this Agreement.

     Section 8.6.  Amendments and Waivers; Remedies.
                   --------------------------------

        (a) This Agreement, the Notes, the other Loan Documents, and any term, covenant or condition hereof or thereof may not be changed, waived, discharged, modified or terminated except by a writing executed by the parties hereto or thereto. The failure on the part of the Lender at any time to exercise, or the Lender's delay in exercising, any right, remedy or power hereunder or under the Notes or the other Loan Documents shall not waive, affect or diminish any right of the Lender thereafter to demand strict compliance and performance therewith. Any suspension or waiver of a Default or an Event of Default shall not suspend, waive or effect any other Default or Event of Default whether the same is prior or subsequent thereto and whether the same or of a different type. None of the undertakings, agreements, warranties, covenants and representations of the Borrower contained in this Agreement or any of the other Loan Documents and no Default or Event of Default by the Borrower shall be deemed to have been suspended or waived by the Lender, unless such waiver or suspension is by an instrument in writing signed by an officer or other authorized employee of the Lender and delivered to the Borrower specifying such suspension or waiver.

        (b) The rights and remedies of the Lender hereunder and under the Loan Documents are cumulative and not exclusive of any rights or remedies which it would otherwise have under any other agreement, including the other Loan Documents, by operation of law or otherwise. No wavier of any provision of this Agreement or any other Loan Documents or consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be permitted by subsection (a) above, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances. Recourse to the Collateral shall not be required.

        (c) Upon indefeasible payment in full in cash and performance of all of the Obligations (other than the indemnity Obligations under this Agreement), termination of the Commitment and a release of all claims against the Lender, and so long as no suits, actions, proceedings or claims and pending or levied against any Indemnified Person asserting any damages, losses or liabilities that are Indemnified Liabilities the Lender shall deliver to the Borrower termination statements, mortgage releases and other documents necessary or appropriate to evidence the termination of the Liens securing payment of the Obligations.

     Section 8.7.  Notices.  All notices, requests, consents, demands and other
                   -------
communications hereunder shall be in writing and shall be delivered by hand or overnight courier service, mailed or sent by telex, graphic scanning or other telegraphic communications equipment of the sending party, as follows:

If to the Borrower:  110 Summit Avenue

                     Montvale, NJ 07645
                     Attention: Mr. Michael C. Hellriegel
                     Telephone:  201.573.8000
                     Facsimile:  201.573.9723

With a copy to:      McBreen, McBreen & Kopko
                     20 North Wacker Drive
                     Suite 1370
                     Chicago, IL 60606
                     Attention: Frederick H. Kopko, Esq.
                     Telephone:  312.332.6405
                     Facsimile:  312.332.2657

If to the Lender:    General Electric Capital Corporation
                     201 High Ridge Road
                     Stamford, CT 06927
                     Attention: Account Manager- Butler
                     Telephone: 203.316.7500
                     Facsimile: 203.316.7823

With a copy to:      Cummings & Lockwood
                     Four Stamford Plaza
                     Stamford, CT 06904
                     Attention: Gregory E. Harmer, Esq.

                         -and-

                 General Electric Capital Corporation

                 201 High Ridge Road
                 Stamford, CT  06927-5100
                 Attention:  Corporate Counsel- Commercial Finance
                 Telephone:  203.316.7552
                 Facsimile:  203.316.7889

All notices and communications given to any party in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service or sent by telex, graphic scanning or other telegraphic communications equipment of the sender, or on the date two (2) Business Days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section or in accordance with the latest unrevoked direction from such party given in accordance with this Section. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Failure or delay in delivering copies of any notice, demand, request, consent, approval, declaration or other communication to any Person (other than the Borrower or the Lender) designated above to receive copies shall in no way adversely affect the effectiveness of such notice, demand, request, consent, approval, declaration or other communication.

     Section 8.8.  Transfer of Lender's Interest.  The Borrower agrees that the
                   -----------------------------
Lender, in its sole discretion, may freely sell, assign or otherwise transfer participations, portions, co-lender interests or other interests in all or any portion of the Debt, the Commitments, the liabilities or the Obligations arising in connection with or in any way related to the financing transactions of which this Agreement is a part and the Lender agrees to obtain the consent of the Borrower to such sale, assignment or transfer, which consent shall not be unreasonably withheld except that the Lender shall not be required to obtain consent if, at the time of the proposed sale, assignment or transfer, an Event or Event of Default has occurred and is then continuing. In the event of any such transfer, the transferee may, in the Lender's sole discretion, have and enforce all the rights, remedies and privileges of the Lender. The Borrower consents to the release by the Lender to any potential transferee, so long as such transferee is a financial institution, of any and all information including, without limitation, financial information pertaining to the Borrower as the Lender, in its sole discretion, may deem appropriate and the Lender shall use reasonable efforts to obtain from participants confidentiality covenants substantially equivalent to those contained in Section 8.24 hereof and the
                                               ------------
Borrower agrees to cooperate in preparing information, materials and certifications as to accuracy in connection with any such transfer and agrees further to confirm that any of its agreements to indemnify contained in any of the Loan Documents shall extend to any transferee as a third party beneficiary. If such transferee so participates with the Lender in making loans or advances hereunder or under any other agreement between the Lender and the Borrower, the Borrower grants to such transferee and such transferee shall have and is hereby given a continuing lien and security interest in any money, securities or other property of the Borrower in the custody or possession of such transferee, including the right of set off, to the extent of such transferee's participation in the Obligations.

     Section 8.9.  Section Headings.  Section and subsection headings and the
                   ----------------
Table of Contents contained in this Agreement have been inserted herein for convenience of the Lender only and are and shall be without substantial meaning on content of any kind whatsoever and are not a part of the agreement between the parties hereto.

     Section 8.10.  Severability.  Wherever possible, each provision of this
                    ------------
Agreement, the Notes and the other Loan Documents is intended to be severable; if any term or provision of this Agreement, the Notes, the other Loan Documents, or any other document delivered in connection herewith shall be invalid, illegal or unenforceable for any reason whatsoever, the validity, legality and enforceability of the remaining provisions hereof or thereof shall not in any way be affected or impaired thereby. The parties shall endeavor in good faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions, the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

     Section 8.11.  Entire Agreement; Conflict of Terms.
                    -----------------------------------

        (a) All Exhibits and Schedules to this Agreement shall be deemed to be part of this Agreement. This Agreement, the other Loan Documents, and the Exhibits and Schedules attached hereto and thereto embody the entire agreement and understanding between the Borrower and the Lender and supersede all prior agreements and understandings relating to the subject matter hereof evidencing, without limitation any letter of interest or commitment letter between the Lender and the Borrower, or any of their respective Affiliates relating to this Agreement and relating to a financing of substantially similar form unless otherwise specifically reaffirmed or restated herein.

        (b) Except as otherwise provided in this Agreement or any of the other Loan Documents by specific reference to the applicable provisions of this Agreement, if any provision contained in this Agreement is in conflict with, or inconsistent with, any provision in any of the other Loan Documents, the provisions contained in this Agreement shall govern and control.

     Section 8.12.  Counterparts.  This Agreement may be executed in two or more
                    ------------
counterparts, each of which, when so executed and delivered shall constitute an original but all of which when taken together shall constitute but one agreement, and it shall not be necessary when making proof of this Agreement to produce on account for more than one counterpart.

     Section 8.13.  Governing Law; Consent to Jurisdiction.
                    --------------------------------------

        (a) Except as otherwise expressly provided in any of the Loan Documents, in all respects, including all matters of construction, validity and performance, this Agreement, the other Loan Documents, the Obligations and all transactions, assignments and transfers hereunder and thereunder, and all the rights of the parties, shall be governed by, construed and enforced as to validity, construction, enforcement and in all other respects in accordance with the laws of the State of New York without reference to New York's conflict of law provisions and any applicable laws of the United States of America.

        (b) The Lender and the Borrower each irrevocably and unconditionally submits, for itself and its property to the exclusive jurisdiction of any New York State Court or Federal Court of the United States of America sitting in New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the other Loan Documents, or for recognition or enforcement of any judgment, and the Lender and the Borrower each hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State Court or, to the extent permitted by law, in such Federal Court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Lender may otherwise have to bring any action or proceeding relating to this Agreement or the other Loan Documents against the Borrower or its properties in the courts of any jurisdiction.

        (c) The Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Loan Documents in any New York State or Federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense or an inconvenient forum to the maintenance of such action or proceeding in any such court.

        (d) The Borrower hereby waives personal service of the summons, complaint and other process issues in any such action or suit and agrees that service of such summons, complaint and other process may be made by registered or certified mail in the manner provided for notices in Section 8.7 hereof and that service so made shall be delivered completed upon the Borrower's actual receipt thereof or three (3) days after the deposit in the U.S. mails, proper postage prepaid. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

     Section 8.14.  Uniform Commercial Code.  The Borrower shall comply with,
                    -----------------------
and Lender shall have all the rights and remedies of a secured party under the UCC, as amended, in addition to all other remedies at law or in equity. The Lender agrees to act in good faith and in a commercially reasonable manner in the exercise of its rights hereunder.

     Section 8.15.  Successor and Assigns.  This Agreement and the other Loan
                    ---------------------
Documents shall be binding on and shall inure to the benefit of the Borrower, the Lender, and their respective successors and assigns (including, in the case of the Borrower, a debtor-in-possession of the Borrower), except as otherwise provided herein or therein. The Borrower may not assign, transfer, hypothecate or otherwise convey its rights, benefits, obligations or duties hereunder or under any of the other Loan Documents without the prior express written consent of the Lender. Any such purported assignment, transfer, hypothecation or other conveyance by the Borrower without the prior express written consent of the Lender shall be void. The terms and provisions of this Agreement are for the purpose of defining the relative rights and obligations of the Borrower and the Lender with respect to the transactions contemplated hereby and there shall be no third party beneficiaries of any of the terms and provisions of this Agreement or any of the other Loan Documents.

     Section 8.16.  Further Assurances.  At the request of the Lender, the
                    ------------------
Borrower agrees that at its expense, it shall promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that the Lender may request, in order to perfect and protect any security granted or purported to be granted hereby including, but not limited to UCC-1 financing statements, or to enable the Lender to exercise and enforce its rights and remedies hereunder.

     Section 8.17.  Acknowledgments.  The Borrower hereby acknowledges that:
                    ---------------

        (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement (and, specifically, Sections 8.19 and 8.20 hereof),
                                               -------------     ----
the Notes and the other Loan Documents;

        (b) the Lender does not have any fiduciary relationship to the Borrower, and the relationship between the Lender and the Borrower is solely that of debtor and creditor; and

        (c) no joint venture exists between the Lender and the Borrower.

     Section 8.18.  Change in Accounting Principles.  If any changes in
                    -------------------------------
accounting principles from those used in the preparation of the financial statements referred to in Sections 4.9 and 6.1(b) hereof hereafter occur as a
                          ------------     ------
result of the promulgation of rules, regulations, pronouncements or opinions by the Financing Accounting Standards Board or the American Institute of Certified Public Accountants (or successors thereto or agencies with similar functions) result in a change in the method of calculation of financing covenants, standards or terms found in this Agreement, the parties hereto agree to enter into negotiations to amend such financial covenants, standards or terms so as to equitably reflect such changes with the desired result that the evaluations of the Borrower's financial condition shall be the same after such changes as if such changes had not been made; provided, however, that, until the parties
                                --------  -------
hereto have reached a definitive agreement on such amendments, the Borrower's financial condition and operations shall continue to be evaluated on the same principles as those used in the preparation of the financial statements referred to in Sections 4.9 and 6.1(b) hereof.
      ------------     ------

     Section 8.19.  Prejudgment Remedy Waiver; Waivers.
                    ----------------------------------

          THE BORROWER (a) ACKNOWLEDGES THAT THE LOANS EVIDENCED BY THIS AGREEMENT ARE COMMERCIAL TRANSACTIONS AND WAIVES ITS RIGHT TO NOTICE AND HEARING UNDER ANY STATE OR FEDERAL LAW WITH RESPECT TO ANY PREJUDGMENT REMEDY WHICH THE LENDER MAY DESIRE TO USE, AND (b) FURTHER WAIVES (i) DILIGENCE, DEMAND AND PROTEST, PRESENTMENT FOR PAYMENT, NOTICE OF NONPAYMENT, PROTEST, NOTICE OF PRESENTMENT, DISHONOR, NOTICE OF INTENT TO ACCELERATE, NOTICE OF ACCELERATION, PROTEST, DEFAULT, MATURITY, RELEASE, COMPROMISE, SETTLEMENT, EXTENSION OR RENEWAL OF ANY OR ALL COMMERCIAL PAPER, ACCOUNTS, CONTRACT RIGHTS, DOCUMENTS, INSTRUMENTS, CHATTEL PAPER AND GUARANTIES AT ANY TIME HELD BY THE LENDER ON WHICH THE BORROWER MAY, IN ANY WAY BE LIABLE AND HEREBY RATIFIES AND CONFIRMS WHATEVER THE LENDER MAY DO IN THIS REGARD, (ii) ALL RIGHTS TO NOTICE AND A HEARING PRIOR TO THE LENDER'S TAKING POSSESSION OR CONTROL OF OR TO THE LENDER'S REPLEVY, ATTACHMENT OR LEVY, UPON, THE COLLATERAL OR ANY BOND OR SECURITY WHICH MIGHT BE REQUIRED BY ANY COURT PRIOR TO ALLOWING THE LENDER TO EXERCISE ANY OF ITS REMEDIES, AND (iii) THE BENEFIT OF ALL VALUATION, APPRAISAL AND EXEMPTION LAWS. THE BORROWER ACKNOWLEDGES THAT IT MAKES THE FOREGOING WAIVERS KNOWINGLY, WILLINGLY AND VOLUNTARILY AND WITHOUT DURESS, AND ONLY AFTER EXTENSIVE CONSIDERATION OF THE RAMIFICATIONS OF THE WAIVERS WITH ITS ATTORNEYS.

     Section 8.20.  Jury Trial Waiver.  BECAUSE DISPUTES ARISING IN CONNECTION
                    -----------------
WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED
BY

AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY COURT IN ANY SUIT, ACTION OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, BETWEEN THE LENDER AND THE BORROWER ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS RELATED THERETO. THE BORROWER ACKNOWLEDGES THAT IT MAKES THIS WAIVER KNOWINGLY, WILLINGLY AND VOLUNTARILY AND WITHOUT DURESS, AND ONLY AFTER EXTENSIVE CONSIDERATION OF THE RAMIFICATIONS OF THIS WAIVER WITH ITS ATTORNEYS.

     Section 8.21.  Press Releases.
                    --------------

          Borrower agrees that neither it nor any of its Subsidiaries or Affiliates will in the future issue any press releases or other public disclosure using the name of Lender or its affiliates or referring to this Agreement or the other Loan Documents without at least two Business Days' prior notice to Lender and without the prior written consent of Lender unless (and only to the extent that) such Transaction Party or Affiliate is required to do so under law and then, in any event, such Transaction Party or Affiliate will consult with Lender before issuing such press release or other public disclosure. Each Transaction Party consents to the publication by Lender of a tombstone or similar advertising material relating to the financing transactions contemplated by this Agreement.

     Section 8.22.  Reinstatement.  This Agreement shall remain in full force
                    -------------
and effect and continue to be effective should any petition be filed by or against Borrower for liquidation or reorganization, should Borrower become insolvent or make an assignment for the benefit of any creditor or creditors or should a receiver or trustee be appointed for all or any significant part of Borrower's assets, and shall continue to be effective or to be reinstated, as the case may be, if at any time payment and performance of the Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Obligations, whether as a "voidable preference," "fraudulent conveyance," or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

     Section 8.23.  No Strict Construction.  The parties hereto have
                    ----------------------
participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

     Section 8.24.  Confidentiality.  The Lender agrees to use commercially
                    ---------------
reasonable efforts (equivalent to the efforts the Lender applies to maintain as confidential its own confidential information) to maintain as confidential all confidential information provided to it by the Borrower and designated as confidential for a period of two (2) years following receipt thereof, except that the Lender may disclose such information: (a) to Persons employed or engaged by the Lender in evaluating, approving, structuring or administering the Loans and the Commitments; (b) to any bona fide participant or potential
                                      ---- ----
participant in the Loans that has agreed to comply with the covenant contained in this Section 8.24 (and any such bona fide participant or potential
        ------------               ---------
participant may disclose such information to Persons employed or engaged by them as described in clause (a) above); (c) as required or requested by any
                ----------
Governmental Authority or reasonably believed by the Lender to be compelled by any court decree, subpoena or legal or administrative order or process; (d) as, in the opinion of the Lender's counsel, required by law; (e) in connection with the exercise of any right or remedy under the Loan Documents or in connection with any Litigation to which the Lender is a party; or (f) which ceases to be confidential through no fault of the Lender.

     The parties have executed this Agreement as of the date first written above.


                              BUTLER SERVICE GROUP, INC.

                                 By  /s/ Michael C. Hellriegel
                                     -------------------------
                                 Michael C. Hellriegel
                                 Its Senior Vice President and
                                   Chief Financial Officer


                              GENERAL ELECTRIC CAPITAL
                              CORPORATION


                                  By /s/ Martin S. Greenberg
                                     -----------------------
                                 Martin S. Greenberg
                                 A Duly Authorized Signatory

                                    Annex A
                                      to
                               Credit Agreement

                                  DEFINITIONS
                                  -----------

     "Accountants" means Deloitte & Touche, or a firm of certified public
      -----------
accountants selected by the Borrower and acceptable to the Lender.

     "Accountant's Letter" means the letter in the form of the attached Exhibit
      -------------------                                               -------
"A".
---

     "Account Debtor" and "Account Debtors" means the person or entity or
      --------------       ---------------
persons or entities obligated to the Borrower upon the Accounts.

     "Accounts" shall have the meaning set forth in the Security Agreement.
      --------

     "Acquisition Loan Account" means the loan account maintained by the Lender
      ------------------------
for the benefit of the Borrower, as more fully described in Section 2.1(b)(v)
                                                            -----------------
hereof.

     "Acquisition Loan Advances" means loans made by the Lender to the Borrower
      -------------------------
in respect of the Acquisition Loan.

     "Acquisition Loan Borrowing Request" means a loan request and certificate
      ----------------------------------
duly executed by the chief executive, accounting or financial Authorized Officer of the Borrower substantially in the form of the attached Exhibit D-1.
                                                          -----------

     "Acquisition Loan Commitment"  means the commitment of the Lender to make
      ---------------------------
Acquisition Loan Advances, which commitment shall be $15,000,000 on the Closing Date, as such amount may be adjusted, if at all, from time to time in accordance with the Agreement.

     "Acquisition Loan Commitment Termination Date" means the earlier to occur
      --------------------------------------------
of (i) July 1, 2001 and (ii) the date on which the Lender's obligation to make, and the Borrower's right to receive, Acquisition Loan Advances or permit existing Acquisition Loan to remain outstanding shall terminate under Section
                                                                      -------
7.2 hereof.
---

     "Acquisition Loan Note" means the Promissory Note in the original principal
      ---------------------
amount of up to $15,000,000 substantially in the form of Exhibit G-1, as
                                                         -----------
renewed, reissued, exchanged, consolidated, amended, modified, replaced or supplemented from time to time.

     "Acquisition Loan" means, at any time, the aggregate amount of Acquisition
      ----------------
Loan Advances outstanding to the Borrower.

     "Advances" means the Acquisition Loan Advances and the Working Capital Loan
      --------
Advances.

     "Affiliate" means as to any Person, (i) any other Person (other than a
      ---------
Subsidiary) which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person, or (ii) any Person who is a director, officer, shareholder or partner (A) of such Person, (B) of any Subsidiary of such Person, or (C) of any Person described in the preceding clause (i). For purposes of this definition, control of a Person shall mean the power, direct or indirect, (X) to vote 10% or more of the securities issued and outstanding on any date of determination having ordinary voting power for the election of directors of such Person, or (Y) to direct or cause direction of the management and policies of such Person whether by contract or otherwise. Under no circumstances shall the Lender be or be deemed an Affiliate.

     "Agreement" means this Amended and Restated Credit Agreement as the same
      ---------
may be amended, supplemented or otherwise modified from time to time.

     "Applicable Margin"  means the rate per annum set forth under the relevant
      -----------------
column heading below corresponding to the Borrower's attainment of the following:



                                           FIXED CHARGE              INTEREST           APPLICABLE
         TANGIBLE NET WORTH               COVERAGE RATIO          COVERAGE RATIO          MARGIN
         ------------------               --------------          --------------        -----------
(i)  Greater than or equal to          Greater than or        Greater than or equal            2.40%
 $11,500,000                           equal to 1.3 to 1.0    to 1.5 to 1.0

(ii)  Greater than or equal to         Greater than or        Greater than or equal            2.30%
 $13,500,000                           equal to 1.3 to 1.0    to 1.5 to 1.0

(iii)  Greater than or equal to        Greater than or        Greater than or equal            2.15%
 $15,000,000                           equal to 1.3 to 1.0    to 1.5 to 1.0

(iv)  Greater than or equal to         Greater than or        Greater than or equal            2.00%
 $17,000,000                           equal to 1.3 to 1.0    to 1.5 to 1.0

(v)  Greater than or equal to          Greater than or        Greater than or equal            1.85%
 $20,000,000                           equal to 1.3 to 1.0    to 1.5 to 1.0

(vi)  Greater than or equal to         Greater than or        Greater than or equal            1.75%
 $22,500,000                           equal to 1.3 to 1.0    to 1.5 to 1.0

Notwithstanding the foregoing, if, as at a Determination Date, the Fixed Charge Coverage Ratio is less than 1.3 to 1.0 or the Interest Coverage Ratio is less than 1.5 to 1.0, the Applicable Margin shall be 2.50%. For purposes of the foregoing, any change in the Applicable Margin based on the Borrower's attainment of all of the financial tests listed across from (i), (ii), (iii), (iv), (v) or (vi) above shall be effective for all purposes on and after the first day of the first month after the Determination Date and such Applicable Margin may change based on the results of the Borrower as at each succeeding Determination Date. (For purposes of illustration only, if, as at a Determination Date, the Borrower attained Tangible Net Worth of $13,750,000, a Fixed Charge Coverage Ratio of 1.35 to 1.0 and an Interest Coverage Ratio of 1.75 to 1.0, the Applicable Margin would be 2.30%).

     "Approvals" means each and every approval, consent, release, waiver, filing
      ---------
and registration by or with any federal, state or other regulatory authority (domestic or foreign) necessary to authorize or permit the execution, delivery or performance of this Agreement, the Note or any other Loan Document, for the granting of any security contemplated hereby or thereby, or for the validity or enforceability hereof or thereof.

     "Authorized Officer" means an officer of the Borrower authorized to act on
      ------------------
behalf of the Borrower as set forth in corporate resolutions of the Borrower presented to the Lender.

     "Blocked Account" means, collectively, (i) the Borrower's Account No. 840
      ---------------
0000337 held at The Bank of New York, and subject to a security interest in favor of the Lender, pursuant to the respective Blocked Account Agreement, (ii) the Borrower's Account No. 630 0450502 held at The Bank of New York, and subject to the respective Blocked Account Agreement, and (iii) any other special depository account established by the Borrower, in the Borrower's name at one or more financial institutions which have been unconditionally assigned to the Lender and over which the Lender or its agents shall have sole and exclusive control for withdrawal purposes in accordance with such respective Blocked Account Agreement.

     "Blocked Account Agreement" means separate Blocked Account Agreements
      -------------------------
dated on or about the date of the Existing Credit Agreement among the Borrower, the Lender and The Bank of New York, each in substantially the form of Exhibit
                                                                       -------
"B" to the Agreement.
---

     "Borrower"  means Butler Service Group, Inc., a New Jersey corporation, and
      --------
its successors and assigns.

     "Borrower Accounts" has the meaning set forth in Annex D.
      -----------------                               -------

     "Borrowing Availability" has the meaning set forth in Section 2.1(a).
      ----------------------                               --------------

          "Borrowing Base" means on any date of determination thereof, an amount
           --------------
equal to the sum of (A) eighty-five percent (85%) of Eligible Accounts, (B) seventy-five percent (75%) of Eligible Pending Accounts Receivable and Fixed Contract Accounts Receivable (up to the maximum amount of $10,000,000 in the aggregate), and (C) forty percent (40%) of Eligible Inventory (valued on a first in, first out basis) (up to the maximum amount of $2,000,000 in the aggregate).

     "Borrowing Base Certificate" means a certificate duly executed by the chief
      --------------------------
accounting or financial Authorized Officer of the Borrower substantially in the form of the attached Exhibit "C" .
                     ------------

     "Business Day" means any day other than a day on which commercial banks in
      ------------
New York are required or permitted by law to close.

     "Capital Expenditures" means any payment made directly or indirectly by the
      --------------------
Parent or any of its Subsidiaries (except for Butler UK) for the purpose of acquiring or constructing fixed assets, real property or equipment (other than in connection with Butler UK or Permitted Acquisitions) which, in accordance with GAAP, would be added as a net debit (after giving effect to any credits) to the fixed asset account of the Person making such expenditure.

     "Capital Lease" means, with respect to any Person, any lease of any
      -------------
property (whether real, personal or mixed) by such Person as lessee that, in accordance with GAAP, either would be required to be classified and accounted for as a capital lease on a balance sheet of such Person or otherwise be disclosed as such in a note to such balance sheet.

     "Capital Lease Obligations" means the amount of the obligations of a lessee
      -------------------------
under a Capital Lease that, in accordance with GAAP, would appear on the balance sheet of such lessee in respect of such Capital Lease or otherwise be disclosed in a note to such balance sheet.

     "Capital Stock" means any and all shares, interests, participation or other
      -------------
equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants or options to purchase any of the foregoing.

     "Certificate of Borrower" means the Certificate in the form of the attached
      -----------------------
Exhibit "E".
-----------

     "Change in Control" means one or more of the following events:
      -----------------

        (a) Edward M. Kopko shall cease to be responsible for the day to day management of the Borrower;

        (b) the stockholders of the Borrower shall approve any plan or proposal for the acquisition of, merger, liquidation or dissolution of the Borrower, or a sale of more than 25% of its assets in one or a series of related transactions; or

        (c) a Person or group of Persons acting in concert (other than the direct or indirect beneficial owners of the Capital Stock of the Borrower as of the date of this Agreement) shall, as a result of a tender or exchange offer, open market purchases, privately negotiated purchases or otherwise, have become the direct or indirect beneficial owner (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended from time-to-time) of securities of the Borrower representing 15% or more of the combined voting power of the outstanding voting securities for the election of directors or shall have the right to elect a majority of the board of directors of the Borrower.

     "Charges" means all federal, state, county, city, municipal, local, foreign
      -------
or other governmental taxes (including, without limitation, taxes owed to PBGC at the time due and payable), levees, assessments, charges, liens, claims or encumbrances upon or relating to (i) the Collateral, (ii) the Obligations, (iii) the employee, payroll, invoice or gross receipts of the Borrower, (iv) the Borrower's ownership or use of any of its assets, or (v) any other aspect of the Borrower's business.

     "Chattel Paper" means any "chattel paper", as such term is defined in the
      -------------
UCC, now owned or hereafter acquired by the Borrower, wherever located.

     "Closing Date" means the date of the execution and delivery of the
      ------------
Agreement.

     "Closing Fee" means the amount of $75,000 in consideration of the Lender's
      -----------
amendment and restatement of the Existing Credit Agreement and its extension of the Acquisition Loan.

     "Code" means the Internal Revenue Code of 1986, as amended, reformed or
      ----
otherwise modified from time-to-time.

     "Collateral" shall have the meaning set forth in the Security Agreement.
      ----------

     "Collateral Monitoring Fee" means the amount of $24,000 per year payable on
      -------------------------
the Closing Date and on each anniversary thereof, which shall be deemed earned in full on the date when the same is due and payable and shall not be subject to rebate or proration upon termination of this Agreement for any reason.

     "Collateral Reports" has the meaning set forth in Paragraph A(vi) of
      ------------------
Schedule "6.01(b)".
------------------

     "Collection Account" means the account of the Lender under the name of
      ------------------
GECC/CAF Disbursement Account No. 50232854 at Bankers Trust Company, 1 Bankers Trust Plaza, 17 Wall Street, New York, New York (ABA No. 021 001 033).

     "Collateral Documents" means the Security Agreements and all Annexes
      --------------------
thereto and the Guaranties and all similar agreements entered into guarantying payment of, or granting a Lien upon property as security for payment of, the Obligations.

     "Commitment Termination Date" means (i) with respect to the Working Capital
      ---------------------------
Revolving Loan, the Working Capital Loan Commitment Termination Date and (ii) with respect to the Acquisition Loan, the Acquisition Loan Commitment Termination Date.

     "Commitments" means the aggregate of the Acquisition Loan  Commitment and
      -----------
the Working Capital Loan Commitment, as such amount may be adjusted, if at all, from time to time in accordance with the Agreement.

     "Commonly Controlled Entity" means an entity, whether or not incorporated,
      --------------------------
which is under common control with any Borrower within the meaning of Section 4001 of ERISA, or is part of a group which includes any Borrower and which is treated as a single employer under Section 414 of the Code.

     "Compliance Certificate" has the meaning set forth in Schedule "6.2(r)".
      ----------------------                               -----------------

     "Concentration Account" has the meaning set forth in Annex D.
      ---------------------                               -------

     "Consolidated Interest Expense" means, for any period, the sum of the
      -----------------------------
amount which would, in conformity with GAAP, be set forth opposite the captions "interest expense" or "real estate owned" or any like caption (expressed as a negative number) in each case on a consolidated income statement of the Borrower and its Subsidiaries (except for Butler UK); provided, however, that all interest expense associated with the Borrower's real estate holdings shall be included within such amount.

     "Consolidated Net Income" means, for any fiscal period, the consolidated
      -----------------------
net income (or loss) of the Parent and its Subsidiaries (except for Butler UK) for such period, determined on a consolidated basis in accordance with GAAP.

     "Contaminants" means any waste, pollutant, hazardous waste, special waste,
      ------------
petroleum or petroleum-derived substance or waste, or any constituent of any such pollutant, material, substance or waste, including, without limitation, any such pollutant, material, substance or waste regulated under any Environmental Law.

     "Contingent Liability" means any agreement, undertaking or arrangement by
      --------------------
which any Person guarantees, endorses or otherwise becomes, or is contingently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to, or otherwise to invest in, a debtor, or otherwise to assure a creditor against loss), the debt, obligation or other liability of any other Person (other than by endorsements of negotiable instruments in the course of collection), or guarantees the payment of dividends or other distributions upon the shares of any other Person. The amount of the obligor's obligation under any Contingent Liability shall be deemed to be the outstanding principal amount (or maximum permitted principal amount, if larger) of the debt, obligation or other liability guaranteed thereby (subject to any limitation set forth therein).

     "Control Letter" means a letter agreement between the Lender and (i) the
      --------------
issuer of uncertificated securities with respect to uncertificated securities in the name of the Borrower, (ii) a securities intermediary with respect to securities, whether certificated or uncertificated, securities entitlements and other financial assets held in a securities account in the name of the Borrower, or (iii) a futures commission merchant or clearing house with respect to commodity accounts and commodity contracts held by the Borrower, whereby, among other things, the issuer, securities intermediary or futures commission merchant disclaims any security interest in the applicable financial assets, acknowledges the Lien of the Lender on such financial assets, and agrees to follow the instructions or entitlement orders of the Lender without further consent by the Borrower.

     "Copyright" means all  of the following now owned or hereafter acquired by
      ---------
the Borrower: (a) all copyrights and general intangibles of like nature (whether registered or unregistered), now owned or existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, including all registrations, recordings and applications in the United States Copyright Office, or in any similar office or agency of the United States, any state or territory thereof, or any other country or any political subdivision thereof; and (b) all reissues, extensions or renewals thereof.

     "Customs" means the United States of America Customs Department.
      -------

     "Debt" means all indebtedness, liabilities and obligations arising under
      ----
and in any way related to the financing accommodations set forth in the Agreement, including, without limitation, the indebtedness of the Note.

     "Default" means any events specified in Section 7.1(a) hereof, whether or
      -------
not any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

     "Default Rate" means with respect to the Loans, two hundred basis points
      ------------
(2.0%) above (i) the annual interest rate in effect immediately prior to the imposition of the Default Rate and (ii) the Letter of Credit Fees.

     "Determination Date"  means the date of delivery by the Borrower to the
      ------------------
Lender a copy of the report of the Borrower on Form 10-Q or 10-K, as the case may be, as required under Paragraph A(iv) of Schedule "6.1(b)" of the Credit
                                             -----------------
Agreement.

     "Disbursement Account" means the account number 8900166428 (or its
      --------------------
successor account number 8400000329) maintained by the Borrower at The Bank of New York, and any replacement or substitution account.

     "Dollar" and the sign "$" means lawful money of the United States of
      ------               ---
America.

     "Drawdown Fee" means the amount equal to one-half of one percent (0.50%) of
      ------------
each Acquisition Loan Advance.

     "EBIT" means, for any period, Consolidated Net Income for such period, plus
      ----                                                                  ----
(i) Consolidated Interest Expense in such period, plus (ii) all charges in such
                                                  ----
period for federal, state and local income taxes excluding (iii) all
                                                 ---------
extraordinary nonrecurring items of income or loss.

     "EBITDA" means, for any period, EBIT for such period, plus all charges in
      ------                                               ----
such period for amortization of intangibles, depletion and depreciation.

     "ECRA Facilities" means the facilities sold to Butler Aviation located at
      ---------------
Newark International Airport, Atlantic City Airport and Bader Field for which the Borrower maintains a contingent liability.

          "Early Termination Fee" means an amount equal to (i) one percent
           ---------------------
(1.0%) of the aggregate of the Commitments if the Borrower terminates the Commitments on or prior to the first anniversary of the Closing Date and (ii) one-half of one percent (0.50%) of the aggregate of the Commitments if the Borrower terminates the Commitments after the first anniversary of the Closing Date but on or prior to the second anniversary of the Closing Date; notwithstanding the foregoing, the Borrower will not be obligated to pay the Early Termination Fee if the Lender exercises its right to terminate the Commitment subsequent to the first anniversary of the Closing Date.

     "Eligible Accounts" means an Account or Accounts due not more than ninety
      -----------------
(90) days from the date set forth on the original invoice evidencing such Account (except for the Extended Accounts for which such time period shall be one hundred (120) days from the date set forth on the original invoice) (less all finance charges, late fees and other fees which are unearned), arising from the sale of goods or rendering services by the Borrower (or one of its Subsidiaries or Affiliates and purchased by the Borrower pursuant to the Receivables Purchase Agreement) in the ordinary course of its business, which conforms to the representations and warranties set forth in this Agreement and the Security Agreement, and which the Lender, in its sole and absolute discretion, shall deem appropriate. Without in any way limiting the discretion of the Lender to deem an Account eligible or ineligible, the Lender does not currently intend to treat an Account as an Eligible Account if:

          (i) it does not reflect all credits for the particular Account Debtor as shown on the schedule setting forth the aging submitted by the Borrower as required in the Agreement;

          (ii) it is not an Account upon which the Borrower's right to receive payment is absolute and not contingent upon the fulfillment of any condition whatsoever (e.g., delivery, acceptance, consignment, bill and hold, or guaranteed sale or the Borrower is not able to bring suit or otherwise enforce its remedies against the Account Debtor through judicial process);

          (iii) it is an Account which is denominated and payable in a currency other than Dollars;

          (iv) it arises from a sale or sales to an Affiliate, the Parent, or Subsidiary of the Borrower or any director, officer or employee of any of them, or to any other entity which has any common officer or director with the Borrower;

          (v) it arises from the exchange or barter of any goods or services;

          (vi) it is not a true and correct statement of bona fide indebtedness
                                                         ---- ----
incurred in the amount of the Account for merchandise sold to or services rendered and accepted by the applicable Account Debtor;

          (vii) an invoice, acceptable to the Lender in form and substance, has not been sent to the applicable Account Debtor;

          (viii) it arises with respect to goods which are delivered on a bill-and-hold, cash-on-delivery basis or placed on consignment, guaranteed sale or other term by reason of which the payment by the Account Debtor is or may be conditional;

          (ix) it is the obligation of an Account Debtor located in a foreign country other than obligations of an Account Debtor to Butler Service Group Canada, Ltd.;

          (x) it is not owned by the Borrower and is not free and clear of any claim, setoff or lien, other than the Security Interests;

          (xi) to the extent any defense, counterclaim, setoff or dispute is asserted as to such Account or if the Account represents a progress billing consisting of an invoice for goods sold or used or service rendered pursuant to a contract under which the Account Debtor's obligation to pay that invoice is subject to the Borrower's completion of further performance under such contract;

                   (xii) it arises from a contract containing a prohibition against assigning or granting a security interest therein;

                   (xiii) the Lender's Lien thereon is not a first priority perfected security interest;

                   (xiv) if such Account is evidenced by a judgment, Instrument or Chattel Paper;

                   (xv) if such Account exceeds any credit limit established by the Lender, in its reasonable credit judgment;

                   (xvi) it is an Account of any Governmental Authority unless the Lender, in its sold discretion, has agreed to the contrary in writing and the Borrower, if necessary or desirable, has complied with the Federal Assignment of Claims Act of 1940, and any amendments thereto, or any applicable state statute or municipal ordinance of similar purpose and effect, with respect to such obligation;

                   (xvii) it is an Account arising from a sale to an Account Debtor which is an inventory or trade supplier of the Borrower;

                   (xviii) it is an Account of an Account Debtor which has suspended business, made a general assignment for the benefit of creditors, committed any act of insolvency, filed or have had filed against it any petition under any bankruptcy law or any other laws for the relief of debtors;

                   (xix) it is an Account to which an Account Debtor has objected to the quality or quantity of goods or services of the Borrower sold, or shall have rejected, returned, or refused to accept such goods or services;

                   (xx) it is an Account which is, in the Lender's sole and absolute discretion, an Account of an Account Debtor which is an undue credit risk or otherwise unacceptable to the Lender in its sole and absolute discretion;

                   (xxi) it is an Account of an Account Debtor where fifty percent (50%) or more of the total balances outstanding have become, or been determined by the Lender to be, ineligible (except, for purposes hereof, an Account Debtor and all its Affiliates and Subsidiaries shall be construed as one Account Debtor); or

                   (xxii) it is an Account which contravenes, or arises from a sale which contravenes, any Requirement of Law applicable thereto.

          "Eligible Inventory"  means the finished goods Inventory of the
           ------------------
Borrower, as recorded at the lower of standard cost or market in the accounting records of the

Borrower, located at the Premises which (i) for each of the Premises, has a value in excess of the aggregate of $50,000, (ii) for each of the Premises described in the preceding clause (i), the Lender shall have received a Lessor's Agreement, duly executed and notarized by the parties thereto, in form and content acceptable to the Lender, (iii) is in conformity in all respect with the representations and warranties contained in the Security Agreement, (iii) is in first class condition and saleable throughout normal trade channels, (iv) is owned by the Borrower and subject to no lien, security interest, charge or other encumbrance whatsoever, except those in favor of the allocable to a contract with a Governmental Authority, (v) is not produced or processed in violation of or otherwise subject to the Fair Labor Standards Act or any similar federal or state law, (vi) is not subject to an adjustment, positive or negative, attributable to material price differences that result when standard costs and actual costs differ, (vii) is not subject to consignment or in possession under a similar arrangement, (viii) is located on premises owned or operated by the Borrower or is stored with a bailee, warehouseman or similar Person, unless the Lender has given its prior consent thereto and unless (A) a satisfactory bailee letter or landlord waiver has been delivered to the Lender, or (B) reserves satisfactory to the Lender have been established with respect thereto, (ix) is not covered by a negotiable document of title unless such document and evidence of acceptable insurance covering such inventory has been delivered to the Lender, (x) does not consist of display items, packing and shipping materials or goods which have been returned by the buyer, (xi) is of a type held for sale in the ordinary course of the borrower's business, (xii) is not of a class or condition which the Lender, in its sole and absolute discretion, has deemed ineligible for advance and has notified the Borrower for such ineligibility, and
(xiii) is not manufactured for a specific customer (i.e., private label or otherwise).

     "Eligible Pending Accounts Receivable and Fixed Contract Accounts
      ----------------------------------------------------------------
Receivable" means earned revenue for which the unit of work has been completed
----------
by the Borrower and not yet invoiced to the Account Debtor not more than thirty
(30) days past the date of the performance of such work (less all finance charges, late fees and other fees which are unearned), arising from the sale of goods or rendering of services by the Borrower (or one of its Subsidiaries or Affiliates and purchased by the Borrower pursuant to the Receivables Purchase Agreement) in the ordinary course of its business, which conforms to the
 .representations and warranties set forth in this Agreement and the Security Agreement, and which the Lender, in its sole and absolute discretion, shall deem appropriate. Without in any way limiting the discretion of the Lender to deem an Account eligible or ineligible, the Lender does not currently intend to treat any of the foregoing Accounts as an Eligible Pending Account Receivable and Fixed Contract Account Receivable if it meets any of the criteria set forth in clauses (i) through (xxii) under the definition of "Eligible Accounts". The Borrower has represented to the Lender that invoicing to the customer is normally pending the receipt and processing of supporting documentation (e.g., time tickets, repair orders, etc.).

     "Environmental Indemnity" means the Environmental Indemnity in the form of
      -----------------------
the attached Exhibit "K".
             -----------

     "Environmental Laws" means any and all foreign, federal, state, local or
      ------------------
municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any Governmental Authority or requirements of law (including common law) regulating, relating to or imposing liability or standards of conduct concerning protection of human health or the environment, as now or may at any time hereafter be in effect.

     "Environmental Liabilities and Costs" means, as to the Borrower or any
      -----------------------------------
Subsidiary, all liabilities, obligations, responsibilities, remedial actions, losses, damages, punitive damages, consequential damages, treble damages, costs and expenses (including all reasonable fees, disbursements and expenses of counsel, expert and consulting fees and costs of investigation and feasibility studies), fines, penalties, sanctions and interest incurred as a result of any claim or demand, by any Person, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute, including any Environmental Law, permit, order, approval, authorization, license, variance or agreement with a Governmental Authority or other Person, arising from environmental, health or safety conditions or a Release or threatened Release resulting from the past, present or future operations of the Borrower or its Subsidiaries (or any of their predecessors in interest) or any Release for which the Borrower or any of its Subsidiaries is otherwise responsible under any Environmental Law.

     "ERISA" means the Employee Retirement Income Security Act of 1974 and all
      -----
rules and regulations promulgated pursuant thereto, as the same may be supplemented or amended from time-to-time.

     "ERISA Affiliate" means any trade or business (whether or not incorporated)
      ---------------
that is a member of a group of which the Borrower is a member and which is treated as a single employer under Section 414 of the Code.

     "Event of Default" means any of the events specified in Section 7.1 hereof,
      ----------------                                       -----------
provided that any requirement for the giving of notice, the lapse of time, or
--------
both, or any other condition, has been satisfied.

     "Existing Credit Agreement" has the meaning set forth in paragraph A of the
      -------------------------
"Background" section to the Agreement.

     "Extended Accounts" means those Accounts owed by the following Account
      -----------------
Debtors: MCI, Inc.; Boeing Corporation; Sikorsky Corporation; Northern Telecom, Inc.; Day & Zimmerman, Inc.; New York Telephone; and GTE, Inc. The Borrower shall be entitled to change the composition of Extended Account up to two (2) times in any Fiscal Year provided it gives the Lender not less than thirty (30) days prior written notice of such change except that any Account of General Electric Company or its Subsidiaries or Affiliates shall not be deemed an Extended Account.

     "Fees" means the Closing Fee, the Letter of Credit Fees, the Early
      ----
Termination Fee, the Collateral Monitoring Fee, the Unused Facility Fee, and the Transaction Expenses; all Fees shall be computed on the actual number of days elapsed in a year of 360 days, where applicable and the Borrower acknowledges and agrees that the Lender shall have the right to charge the Fees to the Working Capital Revolving Loan Account.

     "Financing Lease" means any lease of property, real or personal, the
      ---------------
obligations of the leases in respect of which are required in accordance with GAAP to be capitalized on a balance sheet of the lessee.

     "Fiscal Quarter" means any of the quarterly accounting periods of the
      --------------
Borrower.

     "Fiscal Year" means any period of twelve consecutive calendar months ending
      -----------
on the last day of December; references to a Fiscal Year with a number corresponding to any calendar year (e.g., the "1996 Fiscal Year") refer to the
                                    ---
Fiscal Year ending on the last day of December in such calendar year.

     "Fixed Charge Coverage Ratio" means the ratio of the positive difference
      ---------------------------
between EBITDA and Capital Expenditures to the sum of Consolidated Interest Expense, all scheduled principal payments under Indebtedness (except that the amount of scheduled principal payments actually made in any Fiscal Year should be excluded from the determination of this Ratio for purposes of determining the Applicable Margin) and amounts actually paid by the Parent and its Subsidiaries (except for Butler UK) for federal, state and local income tax obligations.

     "GAAP" means generally accepted accounting principles set forth in the
      ----
opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board, which are applicable to the circumstances as of the date of determination, consistently applied for such period and the prior equivalent period.

     "Governmental Authority" means any nation or government, any state or other
      ----------------------
political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any court or arbitrator.

     "Guarantors" means the Parent and certain of the Subsidiaries.
      ----------

     "Guaranties" means the Amended and Restated Parent Guaranty of the Parent
      ----------
in the form of the attached Exhibit "F-1" and the Subsidiaries Guaranty in the
                            -------------
form of the attached Exhibit "F-2".
                     -------------

     "Guaranty Obligation" means, as to any Person (the "guarantying person"),
      -------------------
any obligation of (i) the guarantying person, or (ii) another Person (including, without limitation, any bank under any letter of credit) to induce the creation of which obligation the guarantying person has issued an assumption, reimbursement, counter indemnity or similar obligation, in either case guarantying or in effect guarantying any Indebtedness, leases, dividends or other obligations (the "primary obligations") of any other third Person (the
                        ------- -----------
"primary obligor") in any manner, whether directly or indirectly, including,
----------------
without limitation, any obligation of the guarantying person, whether or not contingent, (A) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (B) to advance or supply funds (1) for the purchase or payment of any such primary obligation, or (2) to maintain working capital or equity capital of the primary obligor or otherwise maintain the net worth or solvency of the primary obligor, (C) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation against loss in respect thereof; provided,
                                                                --------
however, that the term Guaranty Obligation shall not include endorsements of
-------
instruments for deposit or collection in the ordinary course of business. The amount of any Guaranty Obligation of any guarantying person shall be deemed to be the lower of (X) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guaranty Obligation is made, and (Y) the maximum amount for which such guarantying person may be liable pursuant to the terms of the instrument embodying such Guaranty Obligation, unless such primary obligation and the maximum amount for which such guarantying person may be liable are not stated or determinable, in which case the amount of such Guaranty Obligation shall be such guarantying person's maximum reasonably anticipated liability in respect thereof as determined by the Borrower in good faith.

     "Hazardous Materials" means any substance (i) the presence of which
      -------------------
requires or may hereafter require notification, investigation or remediation under any Environmental Laws; (ii) which is or becomes defined as a "hazardous waste", "hazardous material" or "hazardous substance" or "controlled industrial waste" or "pollutant" or "contaminant" under any present or future Environmental Laws or amendments thereto including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. Section 9601

et seq.) and any applicable local statutes and the regulations promulgated
-- ----
thereunder; (iii) which is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise hazardous and is or becomes regulated by any governmental authority, agency, department, commission, board, agency or instrumentality of any foreign country, the United States, any state of the United States, or any political subdivision thereof to the extent any of the foregoing has or had jurisdiction over the Borrower; or (iv) without limitation, which contains gasoline, diesel fuel or other petroleum products, asbestos or polychlorinated biphenyls ("PCB's").

     "IRC" means the Internal Revenue Code of 1986, as amended and any successor
      ---
thereto, and any regulations issued in connection therewith.

     "IRS" means the Internal Revenue Service.
      ---

     "Indebtedness" means, of any Person at any date, (i) all indebtedness of
      ------------
such Person for borrowed money or for the deferred purchase price of property or services (other than current trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices) or which is evidenced by a note, bond (other than a performance bond issued in the ordinary course of business), debenture or similar instrument, (ii) all obligations of such Person under Financing Leases, (iii) all obligations of such Person in respect of letters of credit and acceptances (other than letters of credit and acceptances in respect of current trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices) issued or created for the account of such Person, (iv) all liabilities secured by any Lien on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof, (v) obligations of such Person under Guaranty Obligations, and (vi) Insurance Bond Obligations.

     "Index Rate" means the latest annualized yield on commercial paper having a
      ----------
maturity of 30 days, as most recently quoted for high grade unsecured notes sold through dealers by major corporations in multiples of $1,000, as indicated in the "Money Rates" column of the eastern edition of The Wall Street Journal on
                                                   --------------- -------
the last Business Day of each calendar month or, in the event that The Wall
                                                                   --------
Street Journal ceases publication of such rate, in such other publication of
--------------
general circulation as the Lender may from time to time designate in writing.

     "Insolvency" or "Insolvent" means, at any particular time, a Multiemployer
      ----------      ---------
Pension Plan is insolvent within the meaning of Section 4245 of ERISA.

     "Instruments" means any "instrument", as such term is defined in the UCC,
      -----------
now owned or hereafter acquired by the Borrower, wherever located, and, in any event, including all certificated securities, all certificates of deposit, and all notes and other, without limitation, evidences of indebtedness, other than instruments that constitute, or are a part of a group of writings that constitute, Chattel Paper.

     "Insurance Bond Obligations" means the direct or contingent obligations of
      --------------------------
the Borrower (which obligations shall be unsecured) or one of its Subsidiaries under certain insurance bonds issued by third parties for the account of the Borrower or one of its Subsidiaries.

     "Interest Coverage Ratio" means, at a particular date, the ratio of EBIT to
      -----------------------
Consolidated Interest Expense.

     "Intellectual Property" means any and all Licenses, Patents, Copyrights,
      ---------------------
Trademarks, trade secrets and customer lists.

     "Inventory" shall have the meaning set forth in the Security Agreement.
      ---------

     "Investment" means, relative to any Person:
      ----------



          (i) any loan or advance made by such Person to any other Person (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business); and

                   (ii) any ownership or similar interest held by such Person in any other Person.

     The amount of any Investment of the nature referred to in clause (i) or
                                                               ------ ---
(ii) above shall be the original principal or capital amount thereof less all
----
returns of principal or equity thereon (and without adjustment by reason of the financial condition of such other Person) and shall, if made by the transfer or exchange of property other than cash, be deemed to have been made in an original principal or capital amount equal to the fair market value of such property.

     "Investment Property" has the meaning set forth in Section 9-115 of the UCC
      -------------------                               -------------
in those jurisdictions in which such definition has been adopted and shall include: (i) all securities, whether certificated or uncertificated, including stocks, bonds, interests in limited liability companies, partnership interests, treasuries, certificates of deposit, and mutual fund shares; (ii) all securities entitlements of any Person, including the rights of any Person to any securities account and the financial assets held by a securities intermediary in such securities account and any free credit balance or other money owing by any securities intermediary with respect to that account; (iii) all securities accounts held by any Person; (iv) all commodity contracts held by any Person; and (v) all commodity accounts held by any Person.

     "L/C Issuer" has the meaning assigned to such term in Annex B.
      ----------                                           -------

     "Lender" means General Electric Capital Corporation, a New York corporation
      ------
organized under the banking laws of the state of New York.

     "Lender's Insurance Consultant" means Stacie Perkins or such other Person,
      -----------------------------
of favorable reputation, qualified to survey risks and recommend insurance coverage for facilities and services of the type involved selected by the Lender.

     "Lessor's Agreement" means the Amended and Restated Lessor's Agreement with
      ------------------
respect to the Premises.

     "Letter of Credit Application" means the standard form of application of a
      ----------------------------
bank which proposes to issue a Letter of Credit for the account of the Borrower.

     "Letter of Credit Fees" shall have the meaning set forth in Section 3.9(c)
      ---------------------                                      --------------
of the Agreement.

     "Letter of Credit Obligations" means all outstanding obligations incurred
      ----------------------------
by the Lender at the request of the Borrower, whether direct or indirect, contingent or otherwise, due or not due, in connection with the issuance of a reimbursement agreement or guaranty by the Lender with respect to any Letter of Credit the Borrower's inventory purchase obligations, insurance premiums, and utility and other operating expenses and obligations.

     "Letters of Credit" means the commercial or standby letters of credit
      -----------------
issued for the account of the Borrower by any L/C Issuer on terms acceptable to the Lender.

     "Licenses" means any Copyright License, Patent License, Trademark License
      --------
or other license  of rights or interests now held or acquired by the Borrower.

     "Lien" means any mortgage, pledge, hypothecation, assignment, deposit
      ----
arrangement, encumbrance, lien (statutory or other), or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any Financing Lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the UCC or comparable law of any jurisdiction in respect of any of the foregoing).

     "Litigation" means any action, lawsuit, demand, investigation or proceeding
      ----------
pending, or to the knowledge of the Borrower, threatened against the Borrower, before any Governmental Authority or before any arbitrator or panel of arbitrators.

     "Loans" means the Working Capital Revolving Loan and the Acquisition Loan.
      -----

     "Loan Account" means the Acquisition Loan Account or the Working Capital
      ------------
Loan Account, as the case may be.

     "Loan Documents" means this Agreement, the Notes, the Security Agreement,
      --------------
the Guaranties and all other agreements or documents executed in connection herewith, together with any amendments, supplements or modifications hereto or thereto.

     "Loss" means any loss, damage, destruction, theft, or seizure of, or any
      ----
other casualty with respect to, or any condemnation of, any property or asset of any Person; and the "amount" of any Loss means the greater of (A) the cost to
                     ------
repair or replace the property or asset that was the subject of such Loss and
(B) the amount of insurance proceeds or condemnation awards payable as a result of such Loss.

     "Material Adverse Change" means a material adverse change in (i) the
      -----------------------
condition (financial or otherwise), operations, performance, business, properties or prospects of the Borrower, or of the industry in which the Borrower operates, or of the Borrower and its Subsidiaries taken as a whole, or
(ii) the aggregate rights and remedies of the Lender under the Loan Documents, or (iii) the ability of the Borrower to perform its obligations under the Loan Documents, or (iv) the legality, validity or enforceability in any material respect of any Loan Documents, or (v) the Liens of the Lender pursuant to the Security Agreement.

     "Material Adverse Effect" means a material adverse effect on (i) the
      -----------------------
business, operations, property or condition (financial or otherwise) of the Borrower and its Subsidiaries taken as a whole, (ii) the industry in which the Borrower operates, (iii) the ability of any Borrower to perform its obligations under this Agreement or any of the other Loan Documents, or (iv) the validity of enforceability of this Agreement or any of the other Loan Documents or the rights or remedies of the Lender hereunder or thereunder.

     "Multiemployer Plan" means a Plan which is a multiemployer plan as defined
      ------------------
in Section 4001(a)(3) of ERISA.

     "Montvale Mortgage" means the mortgage in favor of Fleet Bank, National
      -----------------
Association encumbering the real property owned by Butler of New Jersey Realaty Corp. and located in Montvale, New Jersey, securing indebtedness in an amount not greater than $6,800,000.

     "Notes" means the Working Capital Loan Revolving Note and the Acquisition
      -----
Loan Note.

     "Obligations" means and includes all loans, advances, interest,
      -----------
indebtedness, liabilities, obligations, guaranties, covenants and duties at any time owing by the Borrower to the Lender of every kind and description, whether or not evidenced by any note or other instrument, whether or not for the payment of money or performance of tasks or duties, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, including but not limited to the indebtedness, liabilities and obligations arising under this Agreement, the Notes and the other Loan

Documents, and all costs, expenses, fees, charges, expenses and attorneys', witness, expert, appraisal, collateral validation, paralegals' and professionals' fees incurred in connection with any of the foregoing, or in any way connected with, involving or related to the preservation, enforcement, protection and defense of this Agreement, the Notes, the other Loan Documents, any related agreement, document or instrument, the Collateral and the rights and remedies hereunder or thereunder, including, without limitation, the Fees.

     "Organic Documents" means, relative to any Person, (i) its certificate or
      -----------------
article of incorporation, including all amendments thereto, certified as of a recent date by the Secretary of State of the state of its incorporation, and a certificate as to its good standing as of a recent date, from such Secretary of State, (ii) its Bylaws or other organizational documents, and (iii) all shareholder agreements, voting trusts and similar arrangements applicable to any of its Capital Stock.

     "Parent" means Butler International, Inc., a Maryland corporation, the
      ------
owner of all of the issued and outstanding Capital Stock of the Borrower.

     "Patent License" means rights under any written agreement now owned or
      --------------
hereafter acquired by the Borrower granting any right with respect to any invention on which a Patent is in existence.

     "Patents" means all of the following in which the Borrower now holds or
      -------
hereafter acquires any interest: (i) all letters patent of the United States or any other country, all registrations and recording thereof, and all applications for letters patent of the United States or any other country, including registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any state or territory thereof, or any other country, and (ii) all reissues, continuations, continuations-in-part or extensions thereof.

     "PBGC" means the Pension Benefit Guaranty Corporation and any entity
      ----
succeeding to any or all of its functions under ERISA.

     "Pension Plan" means any Plan which is subject to the provisions of Title
      ------------
IV of ERISA, or to the provisions of Section 301 of ERISA or Section 412 of the Code.

     "Perfection Certificate" means the Perfection Certificate attached to the
      ----------------------
Security Agreement as Exhibit "A".

     "Permitted Acquisition" shall have the meaning set forth in Section 6.2(d)
      ---------------------                                      --------------
of the Agreement.

     "Permitted Investments" means investments, loans and advances made by the
      ---------------------
Borrower in and to Subsidiaries and Affiliates provided that (i) no Default or Event of Default shall have occurred, (ii) after giving effect to such investments, loans and advances there shall not exist any Default or Event of Default, (iii) the aggregate amount of such investments, loans and advances does not exceed $500,000 and (iv) all of the Capital Stock of such Subsidiary has been pledged to the Lender pursuant to agreements in form and substance satisfactory to the Lender.

     "Permitted Liens" means:
      ---------------

        (e) DO NOT REMOVE

          (i) purchase money security interests in real property, improvements thereto, personal property, equipment or vehicles now owned or hereafter acquired (or, in the case of improvements, constructed) by the Borrower or any Subsidiary; provided that (A) such security interests are incurred, and the
            --------
Indebtedness secured thereby is created, within 90 days after such acquisition (or construction), and (B) such security interests do not apply to any other property or assets of the Borrower or any Subsidiary;

          (ii) any Lien existing on any property or asset prior to the acquisition thereof by the Borrower or any Subsidiary; provided that (A) such
                                                       --------
Lien is not created in contemplation of or in connection with such acquisition, and (B) such lien does not apply to any other property or assets of the Borrower or any Subsidiary.

                   (iii) Liens for taxes not yet due or which are being contested in compliance with Section 6.1(e) of the Agreement;
                             --------------

          (iv) carriers', warehousemen's, mechanic's, materialmen's, repairmen's or other like Liens arising in the ordinary course of business and securing obligations which are not due or which are being contested in compliance with

Section 6.1(e) of the Agreement;
--------------

          (v) pledges and deposits made in the ordinary course of business in compliance with workmen's compensation, unemployment insurance and other social security laws or regulations;

          (vi) deposits to secure the performance of bids, trade contracts (other than for Indebtedness), leases (other than Capital Lease Obligations), statutory obligations, surety and appeal bonds, security interests granted under leases for retail establishments, performance bonds and other obligations of a like nature incurred in the ordinary course of business; and

          (vii) zoning restrictions, easements, rights-of-way, restrictions on use of real property and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount and do not materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the business of the Borrower or any of its Subsidiaries.

     "Person" means an individual, a partnership, a corporation, a business
      ------
trust, a joint stock company, a trust, an unincorporated association, a joint venture, a Governmental Authority or any other entity of whatever nature.

     "Plan" means any employee benefit plan (within the meaning of Section 3(3)
      ----
of ERISA), other than a Multiemployer Plan, which is covered by ERISA and in respect of which the Borrower or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

     "Premises" means the Borrower's (or certain of the Subsidiaries' or
      --------
Affiliates') facilities located at (i) 110 Summit Avenue, Montvale, New Jersey, or (ii) any other facility from which the Borrower (or certain of its Subsidiaries or Affiliates) conducts business or locates assets.

     "Prohibited Transaction" shall have the meaning set forth in ERISA.
      ----------------------

     "Receivables Purchase Agreement" means the Amended and Restated Receivables
      ------------------------------
Purchase and Sale Agreement dated as of the Closing Date between the Borrower and certain of its Subsidiaries and Affiliates.

     "Regulation U" means Regulation U of the Board of Governors of the Federal
      ------------
Reserve System.

     "Release" means, as to the Borrower or any Subsidiary, any release, spill,
      -------
emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, pouring, emptying, escaping, dumping, discharging, leaching or migration of a Contaminant into the indoor or outdoor environment or into or out of any property owned, leased or controlled by the Borrower or any Subsidiary, including the movement of Contaminants through, on or in the air, soil, surface water, ground water or property, including the abandonment or discarding of barrels, containers and other closed receptacles containing any Contaminant.

     "Remedial Action" means all actions necessary to (i) clean up, remove,
      ---------------
treat or in any other way address Contaminants in the indoor or outdoor environment, (ii) prevent a Release or condition that is reasonably likely to result in a Release or minimize further release of Contaminants so they do not migrate or endanger or threaten to endanger present or future public health or welfare of the indoor or outdoor environment, or (iii) perform pre-remedial studies and investigations and post-remedial monitoring and care.

     "Reorganization" means, with respect to any Multiemployer Plan, the
      --------------
condition that such plan is in reorganization within the meaning of Section 4241 of ERISA.

     "Reportable Event" shall have the meaning set forth in Section 4043(b) of
      ----------------
ERISA, other than those events as to which the 30-day notice period is waived under subsections .13, .14, .16, .18, .19 or .20 of PBGC Reg. (S)2615 .

     "Required Acquisition Cash Proceeds" means the amount of up to eighty
      ----------------------------------
percent (80%) of the cash purchase price (including all costs, fees and commissions associated therewith) of a Permitted Acquisition.

     "Requirement of Law" means, as to any Person, the Organic Documents of such
      ------------------
Person, and all federal, state and local laws, rules, regulations, orders, decrees or other determinations of an arbitrator, court or other Governmental Authority, including all disclosure and other requirements of ERISA and the requirements of the Environmental Laws, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

     "Reserves" means such reserves as Lender may reasonably deem necessary and
      --------
proper.

     "Responsible Officer" means the senior vice president or the controller of
      -------------------
the Borrower.

     "Restricted Payment" means (a) the declaration or payment of any dividend
      ------------------
or the incurrence of any liability to make any other payment or distribution of cash or other property or assets in respect of a Person's Capital Stock, (b) any payment on account of the purchase, redemption, defeasance, sinking fund or other retirement of a Person's Capital Stock or any other payment or distribution made in respect thereof, either directly or indirectly, (c) any payment or prepayment of principal of, premium, if any, or interest, fees or other charges on or with respect to, and any redemption, purchase, retirement, defeasance, sinking fund or similar payment and any claim of rescission with respect to any subordinated debt, (d) any payment made to redeem, purchase, repurchase or retire, or to obtain the surrender of any outstanding warrants, options or other rights to acquire Capital Stock of such Person now or hereafter outstanding, (e) any payment of a claim for the rescission of the purchase or sale of, or for material damages arising from the purchase or sale of, any shares of such Person's Capital Stock or of a claim of reimbursement, indemnification or contribution arising out of or related to any such claim for damages or rescission, (f) any payment, loan, contribution, or other transfer of funds or other property to any Stockholder of such Person, and (g) any payment of management fees (or other fees of a similar nature) by such Person to any Stockholder of such Person or their Affiliates; notwithstanding the foregoing, Restricted Payment shall not include the repurchase from any employee of Stock owned in respect of an employee stock ownership plan provided that such repurchases shall not exceed $100,000 in the aggregate in any Fiscal Year.

     "Retiree Welfare Plan" means to any Welfare Plan providing for continuing
      --------------------
coverage or benefits for any participant or any beneficiary of a participant after such participant's termination of employment, other than continuation coverage provided pursuant to Section 4980B of the Code and at the sole expense of the participant or the beneficiary of the participant.

     "Schedule of Accounts" means a schedule of all Accounts to be delivered by
      --------------------
the Borrower to Lender pursuant to Section 3.8 of the Agreement.
                                   -----------

     "Schedule of Documents" means the schedule, involving all appendices,
      ---------------------
exhibits or schedules thereto, listing certain documents and information to be delivered in connection with the Loan Documents and the transactions contemplated thereunder, substantially in the form of the attached Annex "C".
                                                                   ---------

     "Security Agreement" means the Amended and Restated Security Agreement
      ------------------
between (i) the Borrower and the Lender in the form of Exhibit "H-1", and (ii)
                                                       -------------
each of the parties to the Receivables Purchase Agreement (other than the Borrower) and the Borrower, in the form of Exhibit "H-2".
                                           -------------

     "Security Interests" shall have the meaning set forth in the Security
      ------------------
Agreement.

     "Single Employer Plan" means any Plan which is covered by Title IV of
      --------------- ----
ERISA, but which is not a Multiemployer Plan.

     "Solvent" or "Solvency" shall mean with respect to any Person or a
      -------      --------
particular date, that on such date (i) such Person is able to pay all liabilities of such Person as they mature, (ii) the fair value of assets of such Person (both at fair valuation and at present fair salable value) is, on the date of determination, greater than the total amount of liabilities, including, without limitation, contingent and unliquidated liabilities, of such Person, and
(iii) such Person does not have unreasonably small capital with which to carry on its business, (iv) such Person does not intend to, and does not believe it will, incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be received by such Person, and of amounts to be payable on or in respect of debt of such Person), and (v) such Person expects that the cash flow of such Person (including from asset dispositions) after taking into account all anticipated uses of the cash of such Person, will at all times be sufficient to pay all such amounts or in respect of debt of such Person when such amounts are required to be paid. In computing the amount of contingent or unliquidated liabilities at any time, such liabilities will be computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

     "Solvency Certificate" means the Certificate in the form of the Exhibit "I"
      --------------------                                           -----------
attached to the Agreement.

     "Stockholder" means an owner of Capital Stock.
      -----------

     ["Subordinated Note" means the subordinated promissory note issued by the
       -----------------
Borrower in favor of the Parent dated December 15, 1989, in the original principal amount of $30,150,000.]

     "Subsidiary" and "Subsidiaries" means, as to any Person, a corporation,
      ----------       ------------
partnership or other entity of which shares of Capital Stock or other ownership interests having ordinary voting power (other than Capital Stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of the Borrower.

     "Tangible Net Worth" means, at a particular date, all amounts which, in
      ------------------
accordance with GAAP, would be included under stockholders' equity on a consolidated balance sheet for the Parent at such date less the aggregate of all intangibles, in conformity with GAAP, including goodwill, patents, organization expenses, treasury stock, trademarks, trade names, all deferred financing and unamortized debt discount expense. For purposes of determining Tangible Net Worth, amounts set forth under the Cumulative "Foreign Currency Translation Adjustment Account" under the consolidated balance sheet for the Parent and goodwill in respect of Permitted Acquisitions shall be excluded therefrom.

     "Termination Date" means the date on which the Loans have been indefeasibly
      ----------------
repaid in full and all other Obligations under the Agreement and the other Loan Documents have been completely discharged and Letter of Credit Obligations have been cash collateralized, cancelled or backed by stand-by letters of credit in accordance with Annex B, and the Borrower shall not have any further right to
                -------
borrow any monies under the Agreement.

     "Trademark License" means rights under any written agreement now owned or
      -----------------
hereafter acquired by the Borrower granting any right to use a Trademark.

     "Trademarks" means all of the following now owned or hereafter acquired by
      ----------
the Borrower: (i) all trademarks, trade names, corporate names, bylines names, trade styles, service marks, logos, other source or business identifiers, prints nd labels of which any of the foregoing have appeared or appear, designs and general intangibles of like nature (whether registered or unregistered), now owned or existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, including registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office an agency of the United States, any state or territory thereof, or any other country or any political subdivision thereof; (ii) all reissues, extensions or renewals thereof; and (iii) all goodwill associated with or symbolized by any of the foregoing.

     "Transaction Expenses" means all legal, insurance, search and filing fees,
      --------------------
and appraisal costs and all other expenses that may be incurred or sustained by the Lender or any of its authorized agents in connection with the transaction contemplated herein, whether or not the transaction is consummated, including, without limitation, expenses related to due diligence efforts and the negotiation and preparation of this Agreement and the other Loan Documents, in perfecting, preserving and enforcing the Lender's security interests in and liens upon the Collateral, in examining, appraising and preserving the Collateral, and in rendering advice with respect to this Agreement, the other Loan Documents and the Revolving Loan.

     "UCC" shall have the meaning set forth in the Security Agreement.
      ---

     "Unfunded Pension Liability" means, at any time, the aggregate amount, if
      --------------------------
any, of the sum (determined without duplication) of (a) the amount by which-the present value of all accrued benefits under each Title IV Plan exceeds the fair market value of all assets of such Title IV Plan allocable to such benefits in accordance with Title IV of ERISA, all determined as of the most recent valuation date for each such Title IV Plan using the actuarial assumptions in effect under such Title IV Plan, and (b) for a period of five years following a transaction reasonably likely to be covered by (S)4069 of ERISA, the liabilities (whether or not accrued) that could be avoided by the Borrower, any of its Subsidiaries or any ERISA Affiliate as a result of such transaction.

     "Unused Facility Fee" means, for any period, an amount equal to one-half of
      -------------------
one percent (0.5%) of the average daily amount for such period by which (X) the Working Capital Loan Commitment on each day during such period exceeds (Y) the
                                                               -------
sum of the then outstanding principal amount of the Working Capital Revolving Loan.

     "Welfare Plan" means any welfare plan, as defined in Section 3(1) of ERISA,
      ------------
which is maintained or contributed to by the Borrower or any ERISA Affiliate.

     "Withdrawal Liability" means liability to a Multiemployer Plan as a result
      --------------------
of a complete or mutual withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

     "Working Capital Loan Account" means the loan account maintained by the
      ----------------------------
Lender for the benefit of the Borrower, as more fully described in Section
                                                                   -------
2.1(a)(v) hereof.
---------

     "Working Capital Loan Advances" means loans made by the Lender to the
      -----------------------------
Borrower in respect of the Working Capital Revolving Loan.

     "Working Capital Loan Borrowing Request" means a loan request and
      --------------------------------------
certificate duly executed by the chief executive, accounting or financial Authorized Officer of the Borrower substantially in the form of the attached

Exhibit "D-2".
-------------

     "Working Capital Loan Commitment" means the commitment of the Lender to
      -------------------------------
make Working Capital Loan Advances and/or incur Letter of Credit Obligations which commitment shall be $50,000,000 on the Closing Date, as such amount may be adjusted, if at all, from time to time in accordance with the Agreement.

     "Working Capital Loan Commitment Termination Date" means the earliest to
      ------------------------------------------------
occur of (i) July 1, 2001, (ii) the date on which the Lender's obligations to make Working Capital Loan Advances and/or incur Letter of Credit Obligations or permit existing Working Capital Revolving Loans to remain outstanding shall terminate under Section 7.2 hereof, and (iii) the date of indefeasible
                -----------
prepayment in full by the Borrower of the Loans and the cancellation and return (or stand-by guaranty) of all Letters of Credit or the cash collateralization of all Letter of Credit Obligations pursuant to Annex B, and the permanent
                                             -------
reduction of the Working Capital Loan Commitment to zero dollars ($0), in accordance with the provisions of Section 3.2(c).
                                  --------------

     "Working Capital Loan Revolving Note" means the Revolving Note in the
      -----------------------------------
original principal amount of up to $50,000,000, substantially in the form of

Exhibit "G-2", as renewed, reissued, exchanged, consolidated, amended, modified,
-------------
replaced or supplemented, from time to time.

     "Working Capital Revolving Loan" means, at any time, the sum of (i) the
      ------------------------------
aggregate amount of Working Capital Loan Advances outstanding to the Borrower plus (ii) the aggregate Letter of Credit Obligations incurred on  behalf of the
----
Borrower.

                                    ANNEX B
                                    -------
                                       to

                                CREDIT AGREEMENT
                                ----------------

                               LETTERS OF CREDIT
                               -----------------


        (a) Issuance.  Subject to the terms and conditions of the Agreement,
            --------
Lender agrees to incur from time to time prior to the Working Capital Loan Commitment Termination Date, upon the request of Borrower and for Borrower's account, Letter of Credit Obligations by causing Letters of Credit to be issued (by a bank or other legally authorized Person selected by or acceptable to Lender in its sole discretion (each, an "L/C Issuer")) for Borrower's account
                                         ----------
and guaranteed by Lender; provided, however, that the aggregate amount of all
                          --------  -------
such Letter of Credit Obligations shall not at any time exceed the least of (i) Nine Million Dollars ($9,000,000) (the "L/C Sublimit"), (ii) the Working Capital
                                        ------------
Revolving Loan Commitment less the aggregate outstanding principal balance of
                          ----
the Working Capital Revolving Loan Advances, and (iii) the Borrowing Base less
                                                                          ----
the aggregate outstanding principal balance of the Working Capital Revolving Loan Advances. No such Letter of Credit shall have an expiry date which is more than one year following the date of issuance thereof, and Lender shall be under no obligation to incur Letter of Credit Obligations in respect of any Letter of Credit having an expiry date which is later than the Working Capital Loan Commitment Termination Date.

        (b) Working Capital Revolving Loan Advances Automatic.  In the event
            -------------------------------------------------
that Lender shall make any payment on or pursuant to any Letter of Credit Obligation, such payment shall then be deemed automatically to constitute a Working Capital Revolving Loan Advance to Borrower under Section 2.1(a) of the
                                                         --------------
Agreement regardless of whether a Default or Event of Default shall have occurred and be continuing and notwithstanding Borrower's failure to satisfy the conditions precedent set forth in Section 5.2.
                                  ------------

        (c) Cash Collateral. If Borrower is required to provide cash collateral
            ---------------
for any Letter of Credit Obligations pursuant to the Agreement prior to the Working Capital Loan Commitment Termination Date, Borrower will pay to Lender cash or cash equivalents acceptable to Lender ("Cash Equivalents") in an amount
                                                ----------------
equal to 105% of the Working Capital Revolving Loan Commitment then available to be drawn under each applicable Letter of Credit outstanding for the benefit of Borrower. Such funds or Cash Equivalents shall be held by Lender in a cash collateral account (the "Cash Collateral Account") maintained at a bank or
                         -----------------------
financial institution acceptable to Lender. The Cash Collateral Account shall be in the name of Borrower, and shall be pledged to, and subject to the control of, Lender in a manner satisfactory to Lender. Borrower hereby pledges and grants to Lender a security interest in all such funds and Cash Equivalents held in the Cash

Collateral Account from time to time and all proceeds thereof, as security for the payment of all amounts due in respect of the Letter of Credit Obligations and other Obligations, whether or not then due. The Agreement, including this Annex B, shall constitute a security agreement under applicable
               -------
law.

     If any Letter of Credit Obligations, whether or not then due and payable, shall for any reason be outstanding on the Working Capital Loan Commitment Termination Date, Borrower shall either (i) provide cash collateral therefor in the manner described above, or (ii) cause all such Letters of Credit and guaranties thereof to be canceled and returned, or (iii) deliver a stand-by letter (or letters) of credit in guarantee of such Letter of Credit Obligations, which stand-by letter (or letters) of credit shall be of like tenor and duration as, and in an amount equal to 105% of the aggregate maximum amount then available to be drawn under, the Letters of Credit to which such outstanding Letter of Credit Obligations relate and shall be issued by a Person, and shall be subject to such terms and conditions, as are to be satisfactory to Lender in its sole discretion.

     From time to time after funds are deposited in the Cash Collateral Account by Borrower, whether before or after the Working Capital Loan Commitment Termination Date, Lender may apply such funds or Cash Equivalents then held in the Cash Collateral Account to the payment of any amounts, in such order as Lender may elect, as shall be or shall become due and payable by Borrower to Lender with respect to such Letter of Credit Obligations of Borrower and, upon the satisfaction in full of all Letter of Credit Obligations of Borrower, to any other Obligations of Borrower then due and payable.

     No Borrower nor any Person claiming on behalf of or through Borrower shall have any right to withdraw any of the funds or Cash Equivalents held in the Cash Collateral Account, except that upon the termination of all Letter of Credit Obligations and the payment of all amounts payable by Borrower to Lender in respect thereof, any funds remaining in the Cash Collateral Account shall be applied to other Obligations when due and owing and upon payment in full of such Obligations, any remaining amount shall be paid to Borrower or as otherwise required by law.

        (d) Fees and Expenses.  Borrower agrees to pay to Lender, as
            -----------------
compensation to Lender for Letter of Credit Obligations incurred hereunder, (i) all costs and expenses incurred by Lender on account of such Letter of Credit Obligations, and (ii) for each month during which any Letter of Credit Obligation shall remain outstanding, a fee (the "Letter of Credit Fee") in an
                                                 --------------------
amount equal to two percent (2.00%) per annum multiplied by the maximum amount available from time to time to be drawn under the applicable Letter of Credit. Such fee shall be paid to Lender in arrears on the first day of each month. In addition, Borrower shall pay to any L/C Issuer, on demand, such fees (including all per annum fees), charges and expenses of such L/C Issuer in respect of the issuance, negotiation, acceptance, amendment, transfer and payment of such Letter of

Credit or otherwise payable pursuant to the application and related documentation under which such Letter of Credit is issued.

        (e) Request for Incurrence of Letter of Credit Obligations.  Borrower
            ------------------------------------------------------
shall give Lender at least two (2) Business Days prior written notice requesting the incurrence of any Letter of Credit Obligation, specifying the date such Letter of Credit Obligation is to be incurred, identifying the beneficiary and describing the nature of the transactions proposed to be supported thereby. The notice shall be accompanied by the form of the Letter of Credit (which shall be acceptable to the L/C Issuer) to be guarantied. Notwithstanding anything contained herein to the contrary, Letter of Credit applications by Borrower and approvals by Lender may be made and transmitted pursuant to electronic codes and security measures mutually agreed upon and established by and among Borrower, Lender and the L/C Issuer.

        (f) Obligation Absolute.  The obligation of Borrower to reimburse Lender
            -------------------
for payments made with respect to any Letter of Credit Obligation shall be absolute, unconditional and irrevocable, without necessity of presentment, demand, protest or other formalities. Such obligations of Borrower shall be paid strictly in accordance with the terms hereof under all circumstances including the following circumstances:

          (i) any lack of validity or enforceability of any Letter of Credit or the Agreement or the other Loan Documents or any other agreement;

          (ii) the existence of any claim, set-off, defense or other right which Borrower or any of its Subsidiaries or Affiliates may at any time have against a beneficiary or any transferee of any Letter of Credit (or any Persons or entities for whom any such transferee may be acting), Lender, or any other Person, whether in connection with the Agreement, the Letter of Credit, the transactions contemplated herein or therein or any unrelated transaction (including any underlying transaction between Borrower or any of its Affiliates and the beneficiary for which the Letter of Credit was procured);

          (iii) any draft, demand, certificate or any other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

          (iv) payment by Lender (except as otherwise expressly provided in paragraph (g)(ii)(C) below) or any L/C Issuer under any Letter of Credit or guaranty thereof against presentation of a demand, draft or certificate or other document which does not comply with the terms of such Letter of Credit or such guaranty;

          (v) any other circumstance or happening whatsoever, which is similar to any of the foregoing; or

          (vi) the fact that a Default or an Event of Default shall have occurred and be continuing.

        (g) Indemnification; Nature of Lender's Duties.
            ------------------------------------------

          (i) In addition to amounts payable as elsewhere provided in the Agreement, Borrower hereby agrees to pay and to protect, indemnify, and save Lender harmless from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including attorneys' fees and allocated costs of internal counsel) which Lender may incur or be subject to as a consequence, direct or indirect, of (A) the issuance of any Letter of Credit or guaranty thereof, or (B) the failure of Lender or of any L/C Issuer to honor a demand for payment under any Letter of Credit or guaranty thereof as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or Governmental Authority, in each case other
-------    --------
than to the extent solely as a result of the gross negligence or willful misconduct of Lender (as finally determined by a court of competent jurisdiction).

          (ii) As between Lender and Borrower, Borrower assumes all risks of the acts and omissions of, or misuse of any Letter of Credit by beneficiaries of any Letter of Credit. In furtherance and not in limitation of the foregoing, to the fullest extent permitted by law, Lender shall not be responsible: (A) for the form, validity, sufficiency, accuracy, genuineness or legal effect of any document issued by any party in connection with the application for and issuance of any Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (B) for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (C) for failure of the beneficiary of any Letter of Credit to comply fully with conditions required in order to demand payment under such Letter of Credit; provided that, in the case of any payment
                                     --------
by Lender under any Letter of Credit or guaranty thereof, Lender shall be liable to the extent such payment was made solely as a result of its gross negligence or willful misconduct (as finally determined by a court of competent jurisdiction) in determining that the demand for payment under such Letter of Credit or guaranty thereof complies on its face with any applicable requirements for a demand for payment under such Letter of Credit or guaranty thereof; (D) for errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (E) for errors in interpretation of technical terms; (F) for any loss or delay in the transmission or otherwise of any document required in order to make a payment under any Letter of Credit or guaranty thereof or of the proceeds thereof; (G) for the credit of the proceeds of any drawing under any Letter of Credit or guaranty thereof; and (H) for any consequences arising from causes beyond the control of Lender. None of the above shall affect, impair or prevent the vesting of any of Lender's rights or powers hereunder or under the Agreement .

          (iii) Nothing contained herein shall be deemed to limit or to expand any waivers, covenants or indemnities made by Borrower in favor of any L/C Issuer in any letter of credit application, reimbursement agreement or similar document, instrument or agreement between Borrower and such L/C Issuer.

                                    ANNEX C
                                    -------
                              TO CREDIT AGREEMENT
                              -------------------

                         SCHEDULE OF CLOSING DOCUMENTS
                         -----------------------------


     The obligations of the Lender to extend the Loans and to cause Letters of Credit to be issued are subject to satisfaction of the conditions precedent that the Lender shall have received, in addition to, and not in limitation of the conditions described in Section 5.1 of the Agreement the following, each, unless
                        -----------
otherwise specified below, dated the Closing Date, in form and substance satisfactory to the Lender and its counsel, unless otherwise specified below (and which, in the discretion of the Lender, may be in an amended or restated or new format):

I.   PRINCIPAL LOAN DOCUMENTS.
     ------------------------

     (a) Credit Agreement.  The Credit Agreement duly executed by the Borrower.
         ----------------

     (b) Acquisition Loan Note and Working Capital Revolving Loan Note.  The
         -------------------------------------------------------------
Acquisition Loan Note and the Working Capital Revolving Loan Note duly executed to the order of the Lender.

     (c) Borrowing Base Certificate.  An original Borrowing Base Certificate,
         --------------------------
executed by a duly authorized officer of Borrower.

     (d) Working Capital Loan Borrowing Request.  An original Working Capital
         --------------------------------------
Loan Borrowing Request, executed by a duly authorized officer of Borrower.

II.  COLLATERAL DOCUMENTS.
     --------------------

     (a) Security Agreement.  The Security Agreement duly executed by the
         ------------------
Borrower or any Guarantor, as the case may be, together with delivery to the Lender of:


        (i) Acknowledgment copies of proper Financing Statements on Form UCC-l (the "Financing Statements") duly filed under the UCC, or chattel mortgages duly
      --------------------
filed under other applicable law, of all jurisdictions as may be necessary or, in the opinion of the Lender, desirable to perfect the Liens created by the Security Agreement;

        (ii) Certified copies of Requests for Information (Form UCC-11), or other evidence satisfactory to the Lender, listing the Financing Statements or chattel mortgages referred to in paragraph (i) above and all other effective financing statements or chattel mortgages which name the Borrower or any Guarantor, as the case may be (under its present name, any previous name or any trade or doing business name), as debtor and which are filed in the jurisdictions referred to in said paragraph
(i) above, together with copies of such other financing statements (none of which shall cover the Collateral purported to be covered by the Security Agreement);

        (iii) Control Letters to the extent applicable;

        (iv) Agreements relating to the granting of a security interest in Patents, Trademarks and Copyrights in a form suitable for filing with the appropriate federal filing office;

        (v) Evidence of the completion of all other recordings and filings as may be necessary or, in the opinion of and at the request of the Lender, desirable to perfect the Liens created by the Security Agreement;

        (vi) Notices of assignment and post office change of address cards from the Borrower and each of the Subsidiaries and Affiliates which is a party to the Receivables Purchase Agreement;

        (vii) Evidence that the insurance required by the terms of the Security Agreement and hereunder is in full force and effect; and

        (viii) Duly executed notices from the Borrower or each Guarantor, as the case may be, to each Person listed on Schedule 3.2 of the Lender's Lien
                                             ------------
on the Borrower's  Inventory delivered to such Person from time to time.

     (b) Government Contracts.
         --------------------

        (i) Assignment of Moneys Due or to Become Due Under Government Contract for each of the Government Contracts listed on Schedule "C" to the Security Agreement duly executed by the Borrower and each Guarantor.

        (ii) Notification by the Borrower and each Guarantor to appropriate government official/agency on Form of Assignment of Claims Act Notices for each of the Government Contracts listed on Schedule "C" to the Security Agreement and delivery to the Lender of Acknowledgments of such Notices.

     (c) Guaranties.  The Guaranties duly executed by each of the Guarantors.
         ----------

III. THIRD PARTY AGREEMENTS.
     ----------------------

     (a) Landlord Consent.  A Landlord Waiver and Consent for each leased
         ----------------
location of the Borrower and each Guarantor.

     (b) Cash Management System.  The agreements set forth on the attached Annex
         ----------------------                                            -----
D.
-

IV.  DOCUMENTS DELIVERED BY THE BORROWER AND THE GUARANTORS.
     ------------------------------------------------------

     (a) Board Resolutions and Incumbency Certificates. A certificate of the
         ---------------------------------------------
Secretary or an Assistant Secretary of the Borrower and each Guarantor certifying (A) the resolutions adopted by the Board of Directors of the Borrower and each Guarantor approving each Loan Document to which the Borrower and each Guarantor is a party and the transactions contemplated hereby and thereby, (B) all documents evidencing other necessary corporate action by the Borrower and each Guarantor and required governmental and third party approvals with respect to each such Loan Document, and (C) the names and true signatures of the authorized officers of the Borrower and each Guarantor.

     (b) Articles of Incorporation; By-Laws and Good Standing Certificates.
         -----------------------------------------------------------------
Each of the following documents:

        (i) The certificate of incorporation or the foreign equivalent thereof of the Borrower and each Guarantor as in effect on the Closing Date, certified by the Secretary of State or other appropriate authority of the State or country of its incorporation as of a recent date, together with, upon request, a bring-down certificate or the foreign equivalent thereof from such Secretary of State or other appropriate authority in the form of a telex or telecopy dated the Closing Date, and the by-laws or the foreign equivalent thereof of the Borrower and each Guarantor as in effect on the Closing Date, certified by the Secretary, Assistant Secretary or other appropriate officer or director of the Borrower and each Guarantor; and

        (ii) A good standing certificate or the foreign equivalent thereof for the Borrower and each Guarantor from the Secretary of State or other appropriate authority of the State or country of its incorporation as of a recent date, together with a bring-down certificate in the form of a telex or telecopy dated the Closing Date.

     (c) Solvency.  The Solvency Certificate in the form of Exhibit "H", signed
         --------                                           -----------
by the chief financial officer of the Borrower, certifying as to the Solvency of the Borrower, on a consolidated basis, after giving effect to the entering into of the Loan Documents, the Loans thereunder and the other transactions contemplated hereby.

     (d) Officer's Certificate.  The Certificate of an Authorized Officer of the
         ---------------------
Borrower, dated as of the Closing Date, stating that since June 30, 1997, (i) no event or condition has occurred or is continuing which could reasonably be expected to have a Material Adverse Effect, (ii) there has been no material adverse change in the industry in which the Borrower operates, (iii) no Litigation has been commenced which, if successful, would have a Material Adverse Effect or could challenge any of the transactions contemplated by the Agreement and the other Loan Documents, (iv) the Borrower has not made any Restricted Payments, and (v) there has been no material increase in liabilities, liquidated or contingent, and no material decrease in assets of the Borrower (on a consolidated basis).


     (e) Pro Forma Balance Sheet.  A pro forma consolidated and consolidating
         -----------------------
balance sheet of the Borrower prepared in accordance with GAAP giving effect to the funding of the Loans and the other transactions contemplated by the Loan Documents.

     (f) Financial Statements.  Copies of the financial statements described in
         --------------------
Schedule 3.4.
------------

     (g) Projections.  Copies of the Projections described in Schedule 3.4 in
         -----------                                          ------------
form and substance satisfactory to the Lender.

     (h) Capital Expenditures Budget.  A capital expenditures budget for the
         ---------------------------
Borrower.

     (i) Environmental Reviews and Audits.  All Environmental Reviews and Audits
         --------------------------------
and other information pertaining to actual or potential environmental claims as Lender may require.

     (j) Notice to Accountants.  A letter authorizing the Accountants to
         ---------------------
communicate with the Lender in accordance with Section 6.1(c)  of the Agreement
                                               --------------
and acknowledging the Lender's reliance on the Accountants' certification of past and future financial statements of the Borrower.

     (k) Environmental Indemnity.  The Environmental Representation and
         -----------------------
Indemnity, duly executed and acknowledged.

     (l) Authorization for Payment.  The Authorization for Payment in the form
         -------------------------
of Exhibit "L".
   -----------

V.   LEGAL OPINIONS.
     --------------

          An opinion of counsel to the Borrower and the Guarantors in the form of Exhibit "J" (which shall include an opinion as to enforceability of the Loan
   -----------
Documents under New York law and the validity, binding effect and enforceability of Liens and other matters, and such other matters incident to the transactions contemplated hereby as the Lender may reasonably require).

VI.  OTHER.
     -----

     (a) Litigation.  Evidence satisfactory to it that on the Closing Date, no
         ----------
Litigation shall exist (or, in the case of litigation or similar proceedings by any government or Governmental Authority, be threatened) with respect to the transactions contemplated by this Agreement which would in the reasonable opinion of the Lender be likely to have a Material Adverse Effect on the ability of the Borrower, the Guarantors and each of the Subsidiaries and Affiliates which is a party to the Receivables Purchase Agreement to perform its obligations under any Loan Documents to which it is a party, or the validity or enforceability of any of the Loan Documents or on the rights, remedies or benefits available to the Lender thereunder.

     (b) Material Adverse Change.  Evidence satisfactory to it that there has
         -----------------------
been no Material Adverse Change with respect to the Borrower, the Guarantors or each of the Subsidiaries and Affiliates which is a party to the Receivables Purchase Agreement since June 30, 1997.

     (c) Consents, Licenses and Approvals.  A certificate of a Responsible
         --------------------------------
Officer of each of the Borrower (i) attaching copies of all Approvals, if any, and (ii) stating that any Approvals are in full force and effect, and each such Approval shall be in form and substance satisfactory to the Lender.

     (d) Additional Matters.  All corporate and other proceedings, and all
         ------------------
documents, instruments and other legal matters in connection with the transactions contemplated by this Agreement and the other Loan Documents shall be reasonably satisfactory in form and substance to the Lender, and the Lender shall have received such other documents and legal opinions in respect of any aspect or consequence of the transactions contemplated hereby or thereby as it shall reasonably request.

     (e) Pension and Welfare Liabilities.  With respect to the Borrower, each of
         -------------------------------
the Guarantors and each Subsidiary and Affiliate which is a party to the Receivables Purchase Agreement, the Lender shall have received (i) the most recent actuarial valuation report for each Single Employer Plan, and a copy of Schedule B to the annual return for each Single Employer Plan or Multiemployer Plan most recently filed with the Internal Revenue Service, and (ii) an actuarial report in form and substance satisfactory to the Lender detailing any liabilities of the Borrower, the Guarantors and each Commonly Controlled Entity for post-retirement benefits under Plans which are welfare benefit plans.

     (f) Fees and Transaction Expenses.  The Borrower shall have paid the Fees
         -----------------------------
and the Transaction Expenses.

     (g) Other Documents.  Such other certificates, documents and agreements
         ---------------
respecting the Borrower or any of its Subsidiaries or Affiliates as the Lender may, in its sole discretion, request.

                             CASH MANAGEMENT SYSTEM
                             ----------------------

          Borrower agrees to establish and maintain, and cause its Subsidiaries to establish and maintain the cash management system described below:

          (a) On or before the Closing Date and until the Termination Date, (i) establish lock boxes ("Lock Boxes") at one of more of the banks set forth on
                       ----------
"Schedule 4.35" and shall request in writing and otherwise take such reasonable
--------------
steps to ensure that all Account Debtors forward payment directly to such Lock Boxes and (ii) deposit or, if directed by Lender, cause to be deposited directly, in either case on the date of receipt thereof, all cash, checks, notes, drafts or other similar items of payment relating to or constituting payments made in respect of any and all Collateral (whether or not delivered to a Lock Box) into bank accounts in Borrower's or any such Subsidiary's name (collectively, the Borrower Accounts") at banks set forth on Schedule "4.35"
                   -----------------                         ---------------
(each, a "Relationship Bank").  On or before the Closing Date, Borrower shall
          -----------------
have established a concentration account in its name (the "Concentration
                                                           -------------
Account" at the bank which shall be designated as the Concentration Account Bank for Borrower on Schedule "4.35" (the "Concentration Account Bank"), which Bank
                --------------        --------------------------
shall be satisfactory to Lender.

          (b) On or before the Closing Date, the Concentration Account Bank, each bank where a Disbursement Account is located and all other Relationship Banks shall have entered into triparty blocked or restricted account agreements (the "Blocked Account Agreements") with Lender and Borrower and its
      --------------------------
Subsidiaries, as applicable, in form and substance satisfactory to Lender. Each such Blocked Account Agreement shall provide, among other things, that (i) all items of payment deposited in such account and proceeds thereof deposited in the Concentration Account are held by such bank as agent or bailee in possession for Lender, (ii) such bank executing such agreement has no rights of set-off or recoupment or any other claim against such Lock Box or Account, as the case may be, other than for payment of its service fees and other charges directly related to the administration of such account and for returned checks or other items of payment, and (iii) from and after the Closing Date, (A) with respect to banks at which a Borrower Account is located, such bank agrees to forward immediately amounts in each Borrower Account to the Concentration Account Bank and to commence the process of daily sweeps from such Borrower Account into the Concentration Account, and (B) with respect to the Concentration Account Bank, such Bank agrees to immediately forward all amounts received in the Concentration Account to the Collection Account through daily sweeps from such Concentration Account into the Collection Account. Borrower shall not, and shall not cause or permit any Subsidiary to, accumulate or maintain cash in disbursement or payroll accounts as of the date of determination in excess of checks outstanding against such accounts as of that date and amounts necessary to meet minimum balance requirements.

          (c) So long as no Default or Event of Default has occurred and is continuing, Borrower may amend Schedule "4.35" to add or replace a Relationship
                               ---------------
Bank, Lock Box or Borrower Account or to replace the Concentration Account or any Disbursement Account; provided, however, that (i) Lender shall have
                          --------  -------
consented in writing in advance to the opening of such account or Lock Box with the relevant bank, and (ii) prior to the time of the opening of such account, Borrower and/or the Subsidiaries thereof, as applicable, and such bank shall have executed and delivered to Lender a Blocked Account Agreement, in form and substance satisfactory to Lender. Borrower shall close any of its accounts (and establish replacement accounts in accordance with the foregoing sentence) within 30 days of notice from Lender that the creditworthiness of the bank holding such accounts is no longer acceptable in Lender's reasonable judgment, or as promptly as practicable and in any event within 60 days after notice from Lender that the operating performance, funds transfer and/or availability procedures or performance with respect to accounts or lockboxes of the bank holding such accounts or Lender's liability under any Blocked Account Agreement with such bank is no longer acceptable in Lender's reasonable judgment. The Lock Boxes, the Borrower Accounts, the Disbursement Accounts and the Concentration Account shall be cash collateral accounts with all cash, checks and other similar items of payment in such accounts securing payment of the Loan and all other Obligations, and in which Borrower and each Subsidiary hereof shall have granted a first priority perfected Lien to Lender for the benefit of Lender pursuant to the Security Agreement.

          (d) All amounts deposited in the Concentration Account shall be deemed received by Lender in accordance with Section 3.3 and shall be applied (and
                                      -----------
allocated) by Lender in accordance with Section 3.4.  In no event shall any
                                        -----------
amount be so applied unless and until such amount shall have been credited in immediately available funds to the Collection Account.

          (e) Borrower and each Subsidiary may maintain, in its name, an account (each, a "Disbursement Account") at a bank acceptable to Lender into which
          --------------------
Lender shall, from time to time, deposit proceeds of  Advances made pursuant to

Section 2.1 for use solely in accordance with the provisions of Section 2.4.
-----------                                                     -----------

          (f) Borrower constitutes and appoints irrevocably Lender its true and lawful attorney, with full power of substitution, without limitation, to demand, collect, receive and sue for all amounts which may become due or payable under the Lock Boxes, the Borrower Accounts, the Disbursement Accounts and the Concentration Account, and to execute all withdrawal receipts or other orders for Borrower, in its own name or in Borrower's name or otherwise, which Lender deems necessary or appropriate to protect and preserve its right, title and interest in such accounts.

          (g) Upon request of Lender, Borrower shall forward to Lender, on a daily basis, evidence of the deposit of all items of payment received by Borrower into the

Lock Boxes and copies of all such checks and other items, together with a statement showing the application of those items relating to payments on Accounts to outstanding Accounts and a collection report with regard thereto in form and substance satisfactory to Lender.

          (h) Borrower shall, and shall cause its Subsidiaries and Affiliates, officers, employees, agents, directors or other Persons acting for or in concert with Borrower (each, a "Related Person"), to (i) hold in trust for Lender all
                        --------------
checks, cash and other items of payment received by Borrower or any such Related Person, and (ii) within one (1) Business Day after receipt by Borrower or any such Related Person of any checks, cash or other items of payment, deposit the same into a Borrower Account. Borrower and each Related Person acknowledges and agrees that all cash, checks or other items of payment constituting proceeds of Collateral and the property of Lender. All proceeds of sale or other disposition of any Collateral shall be deposited directly into Borrower Accounts.

General Electric Capital Corporation
201 High Ridge Road
Stamford, CT  06927

Gentlemen:

We refer to the Amended and Restated Credit Agreement (the "Credit Agreement")
                                                            ----------------
dated as of November 7, 1997, between you and Butler Service Group, Inc. (together with its successors and assigns, referred to as the "Borrower").
                                                               --------

This will confirm to you that during the course of our representation of the Borrower for the period January 1, 199_, through December 31, 199_, nothing has come to our attention which would lead us to believe that a Default or an Event of Default (as defined in the Credit Agreement) has occurred during such period.

This will also confirm that Borrower is in compliance with the financial covenants set forth on Schedule "6.2(r)" to the Credit Agreement; we have
                       -----------------
attached hereto detailed calculations to evidence the Borrower's compliance with such covenants.


                         [Accountant]


                         By_______________________________

                                            Its

                       ACQUISITION LOAN BORROWING REQUEST
                       ----------------------------------

Name of Borrower:  BUTLER SERVICE GROUP, INC.

Amount of Acquisition Loan Requested:

Bank name:
Bank address:

ABA No.:________________________      Account No.____________________________
Wire transfer No.:____________________________________

Bank contact_________________________________________________________________
Telephone number:____________________________________________________________

          This Acquisition Loan Borrowing Request is submitted pursuant to
Section 2.1(b) of the Amended and Restated Credit Agreement dated as of November
--------------
7, 1997 between Butler Service Group, Inc. and General Electric Capital Corporation (the "Credit Agreement"). Capitalized terms not otherwise defined
                  ----------------
herein shall have the meanings assigned to them in the Credit Agreement.

          By signing below, Borrower acknowledges and certifies that all of the conditions contained in Section 5.2 of the Credit Agreement have been satisfied
                        -----------
on and as of the date hereof, and will continue to be satisfied on and as of the date of the Advances requested hereby, before and after giving effect thereto and to the application of the proceeds therefrom, and that after giving effect to the Acquisition Loan Advance requested hereby, (i) this Acquisition Loan Borrowing Request is one of the Loan Documents and is governed by the Credit Agreement and the other Loan Documents, (ii) Borrower is in compliance with all provisions of the Loan Documents, (iii) there exists and there shall exist no Default or Event of Default under the Credit Agreement, (iv) the proceeds of the Acquisition Loan shall be used in accordance with Section 2.4 of the Credit
                                                  -----------
Agreement, and (v) each of the representations and warranties which is required to be made on the date hereof is and shall be true and correct. By its delivery of this Acquisition Loan Borrowing Request, Borrower hereby reaffirms, and remakes, all representations, warranties and covenants contained in any of the Loan Documents.

                                       BUTLER SERVICE GROUP, INC.


                                       By__________________________
                                                Name:
                                                Title:


Request approved:

GENERAL ELECTRIC CAPITAL CORPORATION


By__________________________
  Name:
  Title:

                     WORKING CAPITAL LOAN BORROWING REQUEST
                     --------------------------------------

Name of Borrower:  BUTLER SERVICE GROUP, INC.

Amount of Working Capital Revolving Loan Requested:

Bank name:___________________________________________________________________

Bank address:________________________________________________________________

ABA No.:________________________      Account No.____________________________

Wire transfer No.:____________________________________


Bank contact_________________________________________________________________

Telephone number:____________________________________________________________

          This Working Capital Loan Borrowing Request is submitted pursuant to
Section 2.1(a) of the Amended and Restated Credit Agreement dated as of November
--------------
7, 1997 between Butler Service Group, Inc. and General Electric Capital Corporation (the "Credit Agreement"). Capitalized terms not otherwise defined
                  ----------------
herein shall have the meanings assigned to them in the Credit Agreement.

          By signing below, Borrower acknowledges and certifies that all of the conditions contained in Section 5.2 of the Credit Agreement have been satisfied
                        -----------
on and as of the date hereof, and will continue to be satisfied on and as of the date of the Advances requested hereby, before and after giving effect thereto and to the application of the proceeds therefrom, and that after giving effect to the Working Capital Revolving Loan Advance requested hereby, (i) this Working Capital Loan Borrowing Request is one of the Loan Documents and is governed by the Credit Agreement and the other Loan Documents, (ii) Borrower is in compliance with all provisions of the Loan Documents, (iii) there exists and there shall exist no Default or Event of Default under the Credit Agreement,
(iv) the proceeds of the Working Capital Revolving Loan shall be used in accordance with Section 2.4 of the Credit Agreement, and (v) each of the
                -----------
representations and warranties which is required to be made on the date hereof is and shall be true and correct. By its delivery of this Working Capital Loan Borrowing Request, Borrower hereby reaffirms, and remakes, all representations, warranties and covenants contained in any of the Loan Documents.


                                       BUTLER SERVICE GROUP, INC.


                                       By__________________________
                                            Name:
                                            Title:

Request approved:

GENERAL ELECTRIC CAPITAL CORPORATION


By__________________________

  Name:
  Title:

                            CERTIFICATE OF BORROWER
                            -----------------------


     Pursuant to the terms of the Amended and Restated Credit Agreement (the

"Credit Agreement") dated as of November 7, 1997, between Butler Service Group,
-----------------
Inc. ("Borrower") and General Electric Capital Corporation ("Lender"), Borrower
       --------                                              ------
certifies to Lender as follows:

     1.  The financial statements delivered herewith for the period ended
, 19__, are complete and correct and present fairly in accordance with GAAP the consolidated financial position, the consolidated results of operations and the consolidated statements of cash flow of Borrower as at the end of such period.

     2.  The representations, warranties and covenants of Borrower set forth in the Credit Agreement, or which are contained in any certificate, document or financial or other statement furnished pursuant to or in connection with the Credit Agreement, are true and correct on and as of the date hereof, except as set forth in the attached Exhibit "A", which contains a full and
                                    -----------
complete listing, as of the date hereof, of any changes which vary from the above-mentioned representations, warranties and covenants.

     3. Immediately prior to and immediately after the making of the loans or advances requested to be made on the date hereof, no Default or Event of Default, as defined in the Credit Agreement, will have occurred and will be continuing under the Credit Agreement or any and all related documentation, and there has occurred no event which would, if uncured or uncorrected, constitute a Default or Event of Default with the giving of notice, passage of time or both.

     4. There are no liquidation or dissolution proceedings pending or to its knowledge threatened against Borrower, and no other event has occurred affecting or threatening the corporate existence of Borrower.

     5. The resolutions duly adopted by the Board of Directors of the Borrower dated __________,, 1997, have not in any way been rescinded or modified and have been in full force and effect since their adoption up to and including the date hereof and are now in full force and effect. Such resolutions are the only corporate proceedings of the Borrower now in force relating to or effecting the matters referred to therein.

     6.  As of [DATE], the aggregate amount of Eligible Accounts was   $____
eighty-five percent (85%) of that amount is $____.

     7. As of [DATE], the aggregate amount of Eligible Pending Accounts Receivable and Fixed Contract Account Receivable was $____________; seventy-five percent (75%) of that amount is $___________.


                              BUTLER SERVICE GROUP, INC.


                              By__________________________________
                                 Name:
                                 Title:

                             ACQUISITION LOAN NOTE
                             ---------------------

$15,000,000                                               As of November 7, 1997
                                                          Montvale, New Jersey

     1.  For value received, the undersigned, BUTLER SERVICE GROUP, INC., a New Jersey corporation ("Maker"), promises to pay to the order of GENERAL
                           -----
ELECTRIC CAPITAL CORPORATION, a New York corporation ("Lender"), at its office
                                                       ------
at 201 High Ridge Road, Stamford, Connecticut, or at such other place as the holder hereof (including Lender, hereinafter referred to as "Holder"), may
                                                             ------
designate, the principal sum of FIFTEEN MILLION DOLLARS ($15,000,000), in lawful money of the United States of America, or so much as has been advanced and is outstanding under the Amended and Restated Credit Agreement dated as of the date hereof between Maker and Lender (the "Credit Agreement"). All capitalized
                                      ----------------
terms, unless otherwise defined herein, shall have the respective meanings assigned to such terms in the Credit Agreement.

     2. This Note is issued pursuant to the Credit Agreement and is entitled to the benefit and security of the Loan Documents to which Credit Agreement reference is hereby made for a statement of all of the terms and conditions under which the loan evidenced hereby is made.

     3. The principal amount of the indebtedness evidenced hereby shall be payable in the amounts and on the dates specified in the Credit Agreement, including, without limitation, those set forth in Section 2.1(b) of the Credit Agreement. Interest thereon shall be paid until such principal amount is paid in full at such interest rates and at such times as are specified in the Credit Agreement.

     4. Upon and after the occurrence of an Event of Default, this Note may, as provided in the Credit Agreement, and without demand, notice or legal process of any kind, be declared and immediately shall become, due and payable.

     5. Time is of the essence of this Note. Maker waives diligence, demand, presentment, protest and notice of nonpayment, protest and any renewals or extensions of this Note.

     6. This Note shall be governed by and construed in accordance with the internal laws (as opposed to conflicts of law provisions) of the State of New York.

                              BUTLER SERVICE GROUP, INC.


                              By _____________________________________
                                 Michael C. Hellriegel
                                 Title:  Senior Vice President and Chief
                                        Financial Officer

                      WORKING CAPITAL LOAN REVOLVING NOTE
                      -----------------------------------

$50,000,000                                               As of November 7, 1997
                                                          Montvale, New Jersey

     1.  For value received, the undersigned, BUTLER SERVICE GROUP, INC., a New Jersey corporation ("Maker"), promises to pay to the order of GENERAL
                           -----
ELECTRIC CAPITAL CORPORATION, a New York corporation ("Lender"), at its office
                                                       ------
at 201 High Ridge Road, Stamford, Connecticut, or at such other place as the holder hereof (including Lender, hereinafter referred to as "Holder"), may
                                                             ------
designate, the principal sum of FIFTY MILLION DOLLARS ($50,000,000), in lawful money of the United States of America, or so much as has been advanced and is outstanding under the Amended and Restated Credit Agreement dated as of the date hereof between Maker and Lender (the "Credit Agreement"). All capitalized
                                      ----------------
terms, unless otherwise defined herein, shall have the respective meanings assigned to such terms in the Credit Agreement.

     2. This Note is issued pursuant to the Credit Agreement and is entitled to the benefit and security of the Loan Documents to which Credit Agreement reference is hereby made for a statement of all of the terms and conditions under which the loan evidenced hereby is made.

     3. The principal amount of the indebtedness evidenced hereby shall be payable in the amounts and on the dates specified in the Credit Agreement, including, without limitation, those set forth in Section 2.1(a) of the Credit Agreement. Interest thereon shall be paid until such principal amount is paid in full at such interest rates and at such times as are specified in the Credit Agreement.

     4. Upon and after the occurrence of an Event of Default, this Note may, as provided in the Credit Agreement, and without demand, notice or legal process of any kind, be declared and immediately shall become, due and payable.

     5. Time is of the essence of this Note. Maker waives diligence, demand, presentment, protest and notice of nonpayment, protest and any renewals or extensions of this Note.

     6. This Note shall be governed by and construed in accordance with the internal laws (as opposed to conflicts of law provisions) of the State of New York.

                              BUTLER SERVICE GROUP, INC.


                              By______________________________________
                                 Michael C. Hellriegel
                                 Title:  Senior Vice President and Chief
                                            Financial Officer

                              SOLVENCY CERTIFICATE
                              --------------------


     I, Michael C. Hellriegel, certify that I am the Chief Financial Officer of Butler International, Inc. and, in such capacity, am familiar with the properties, businesses and assets of Parent, on a consolidated basis, and am duly authorized to execute and deliver this Certificate on behalf of the Parent. This Certificate is being delivered pursuant to Section 5.1 of the Amended and
                                                -----------
Restated Credit Agreement dated as of the date hereof (as amended, supplemented or modified from time to time, the "Credit Agreement"). Capitalized terms not
                                    ----------------
otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.

     I further certify that I have carefully reviewed the Credit Agreement and the contents of this Certificate and, in connection herewith, have made or caused to be made such investigation and inquiry as I have deemed reasonably necessary and prudent therefor. I further certify that the financial information, assumptions and valuation techniques which underlie and form the basis for the representations made in this Certificate were reasonable when made and were made in good faith and continue to be reasonable as of the date hereof.

     I understand that Lender is relying on the truth and accuracy of this Certificate in connection with the transactions contemplated by the Credit Agreement. I further certify that:

     1. As of the date hereof and upon the funding of the Loan, (a) neither Parent, Borrower nor any Subsidiary is and none will be, "insolvent" as that term is defined under the United States Bankruptcy Code Section 101 (32),
(b) no petition in bankruptcy has been filed, whether voluntary or involuntary, with respect to Parent, Borrower or any Subsidiary, and (c) there has not been an assignment for the benefit of creditors filed under the bankruptcy or insolvency laws of the United States or any state thereof or any other action brought under the aforesaid bankruptcy or insolvency laws against, or with respect to, Parent, Borrower or any Subsidiary.

     2. Neither Parent, Borrower nor any Subsidiary contemplates filing a petition in bankruptcy or for a reorganization under the Bankruptcy Code, and the undersigned does not have any knowledge of any threatened bankruptcy or insolvency proceedings against Parent, Borrower or any Subsidiary.

     3. The transactions contemplated by the Loan Documents are not intended to hinder, delay or defraud the present or future creditors of Parent, Borrower or any Subsidiary.

     4. Neither Parent, Borrower nor any Subsidiary intends to incur debts beyond its ability to pay them as they mature.

     5. The aggregate of the property and assets of Parent, on a consolidated basis, at a fair valuation is sufficient in amount to pay its debts on a consolidated basis.

     6. The undersigned has examined the representations, warranties, amendments, and covenants contained in the Loan Documents, and the undersigned certifies that, as of the date hereof, all of the certificates, statements, representations, warranties and covenants as to past or present existing facts which are contained therein are true and correct in all material respects, and that no Default or Event of Default exists as of the date hereof.

     7. The statements contained herein shall be continuing in nature and shall be deemed to have been remade upon each borrowing by Borrower under the Loan Documents, unless and until the undersigned gives Lender prior written notice (in the manner and to the persons required by the Loan Documents) to the contrary. The undersigned hereby acknowledges that Lender has relied upon the warranties, representations, agreements and covenants contained herein.

     8. The financial statements previously submitted to Lender are a fair presentation of the consolidated assets and liabilities of Parent, Borrower and the Subsidiaries as of the date of such financial statements and there has not been a material adverse change in the financial or other condition of Parent, Borrower or any Subsidiary since such date.

     9. In addition to having carefully reviewed the Credit Agreement in connection herewith, I have also carefully considered and reviewed, among other things, the following in connection with the statements contained herein:

        (a) the most recent audited and unaudited consolidated financial statements of Parent;

        (b) the estimated values, to my knowledge, of the real property, equipment, inventory, accounts receivable, customer lists, supply contracts, and other property of Parent, Borrower and each Subsidiary, real and personal, tangible and intangible;

        (c) the experience and management of Parent, Borrower and each Subsidiary in acquiring and disposing of its assets;

        (d) all indebtedness of Parent, Borrower and each Subsidiary known to me;

        (e) the customary terms of accounts payable of Parent, Borrower and each Subsidiary;

        (f) the amount of credit historically extended by and to customers of Parent, Borrower and each Subsidiary;

        (g) the amount of credit extended and to be extended under all other credit facilities of Parent, Borrower and each Subsidiary; and

        (h) the level of capital customarily maintained by Parent, Borrower and each Subsidiary.

     10. All statements made herein are to the best of my knowledge after making such inquiries and analyses as I have deemed necessary or appropriate for the statements contained herein.



     11. This Certificate is made to induce Lender to extend the Loans to Borrower.

                              -------------------------------------------
                              Michael C. Hellriegel, Senior Vice President
                                        and Chief Financial Officer
                              Dated:  As of November 7, 1997

                   ENVIRONMENTAL REPRESENTATION AND INDEMNITY
                   ------------------------------------------

     This Environmental Representation and Indemnity is being delivered to GENERAL ELECTRIC CAPITAL CORPORATION ("Lender"), in connection with the loan
                                       ------
facilities (the "Loans") extended by Lender to BUTLER SERVICE GROUP, INC. (the
                 -----
"Indemnitor").
-----------

     1. In consideration of Lender's extension of the Loans, Indemnitor represents with respect to the real properties now or hereafter owned or leased by Indemnitor (collectively, the "Property") that, except with respect to the
                                  --------
ECRA Facilities:

        (a) To the best of its knowledge and belief, the Indemnitor has duly complied with, and its facilities, business assets, properties, leaseholds and equipment are in compliance in all material respects with the provisions of the Federal Occupational Safety and Health Act ("OSHA"), the Clean Air Act ("CAA"), the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), the Clean Water Act ("CWA"), the Resource Conservation and Recovery Act ("RCRA"), the Toxic Substances Control Act ("TSCA"), and similar provisions of all laws, all as amended and all rules and regulations governing "waste materials" as defined herein or any federal, state and local laws, rules and regulations.

        (b) There are no outstanding citations, notices or orders of violation or non-compliance issued to the Indemnitor or relating to its business, assets, property or equipment of each under any such laws, rules or regulations.

        (c) To the best of the Indemnitor's knowledge, no oil, petroleum, chemical liquids, solid, liquid, gaseous products or any waste materials of any kind, known as "waste materials" as defined herein, have been or are currently stored or used on the Property and have not been stored or used on the Property in the past in violation of any federal, state or local law, rule, regulation or order of any kind.

        (d) To the best of the Indemnitor's knowledge, there has never been any discharge, spillage, uncontrolled loss, seepage or filtration of oil, petroleum, chemical liquids or solid, liquid or gaseous products or waste materials of any kind on the Property, through the Property emanating from the Property onto or into any other land in violation of any federal, state or local law, rule, regulation or order of any kind.

        (e) To the best of the Indemnitor's knowledge, there is no leakage from any of the existing underground petroleum storage tanks and facilities at the Property.

        (f) The Indemnitor has been issued all required federal, state and local licenses, certificates and permits relating to the Property occupied by any of the facilities, businesses, assets, property, leaseholds and equipment of the Indemnitor in compliance in all respects with all applicable federal, state and local laws, rules and regulations relating to air emissions, water discharges, noise emissions, solid or liquid waste disposal, hazardous waste or materials or other environmental health or safety matters.

     2.  As a further inducement for Lender to extend the Loan, the
Indemnitor covenants and agrees at all times to indemnify, hold harmless and defend Lender, its successors and assigns (collectively, the "Indemnified
                                                              -----------
Parties") from and against any and all liability, loss, damage, cost, expense
-------
(including, without limitation, reasonable attorneys' fees and expenses and any other professionals' fees and expenses), cause of action, suit, claim, demand or judgment of any nature pertaining to solid or hazardous waste materials or other waste-like or toxic substances located on, in or under any of the properties occupied by the Indemnitor, including any action, suit, claim, demand or judgment relating to any environmental matters, whether caused by the Indemnitor or any other person, including, but not limited to, liens or claims of any federal, state or municipal government or quasi-governmental agency or any third person, whether arising under OSHA, CAA, CERCLA, CWA, RCRA, TSCA or any other federal, state or municipal law or regulation or any tort, contract or common law. As used herein the term "waste material" shall mean any "solid waste" or "hazardous waste" or "hazardous substance" or "hazardous air pollutants" or "toxic pollutants" as such terms are defined in RCRA, as amended, 42 U.S.C.
Section 6401 et seq., CERCLA, as amended, 42 U.S.C. Section 9601 et seq., the
             -- ----                                             -- ----
Hazardous Materials Transportation Act, as amended, 49 U.S.C. Section 1802 et
                                                                           --
seq., TSCA, as amended, 15 U.S.C. Section 2601 et seq., CWA as amended, 42
----                                           -- ----
U.S.C. Section 7041 et seq., as amended, and any regulations now or hereafter
                    -- ----
promulgated pursuant thereto; any mixture of sewage or other waste material that passes through a sewer system to a treatment facility; any industrial waste-water discharges subject to regulation under Section 402 of CWA, 33 U.S.C.
Section 1342 et seq.; any source, spent nuclear or by-product material as
             -- ----
defined by the Atomic Energy Act of 1954, 42 U.S.C. Section 2014; and domestic sewage.

     3. Upon the request of any Indemnified Party, the Indemnitor agrees that it shall execute such further instruments and deliver such further documents as are necessary to confirm and enforce the indemnification provided herein.

     4. The indemnity set forth herein shall survive the payment in full of the Loan and shall continue to remain in full force and effect at all times in the future.

     5. This Indemnity shall be deemed effective as of the date hereof and shall be governed by and construed in accordance with the laws of the State of New York and shall be binding upon the Indemnitor and its successors and assigns and inure to the benefit of any Indemnified Party, and its respective successors and assigns.

     Dated: As of November 7, 1997


                              BUTLER SERVICE GROUP, INC.


                             By_________________________________________
                                 Michael C. Hellriegel
                                 Title:  Senior Vice President and Chief
                                    Financial Officer

                           AUTHORIZATION FOR PAYMENT
                           -------------------------

                         Dated:  As of November 7, 1997


General Electric Capital Corporation
201 High Ridge Road
Stamford, CT 06927

Gentlemen:

          We refer to the Amended and Restated Credit Agreement dated as of this date (the "Credit Agreement") between you and the undersigned. Capitalized
           ----------------
terms used herein have the meanings ascribed to them in the Credit Agreement.

          Borrower acknowledges that from the $65,000,000 aggregate proceeds available under the Loans, Lender has made the following Working Capital Revolving Loan Advances: (i) $75,000 payable to Lender in respect of the Closing Fee; (ii) $________ payable to Lender in respect of the Collateral Monitoring Fee (representing the Fee of $_____less a credit of $______for the Fee paid for the prior year); and (iii) $__________ payable in respect of legal fees incurred on Lender's behalf.

          Borrower acknowledges and confirms that after giving effect to the payments listed above, the principal balances of the Loans are as follows:

               Working Capital Revolving Loan  $______________

               Acquisition Loan                $______________

          Borrower confirms its continuing obligation to reimburse Lender for the Fees. Borrower also acknowledges that this Authorization for Payment shall be deemed one of the Loan Documents and that additional legal fees and out-of-pocket disbursements shall be incurred subsequent to the date hereof and agrees that such fees and disbursements shall be deemed Transaction Expenses.

                              BUTLER SERVICE GROUP, INC.




                              By_______________________________________
                                 Michael C. Hellriegel
                                 Title:  Senior Vice President and Chief
                                             Financial Officer

                             RESPONSIBLE INDIVIDUAL
                             ----------------------

                      General Electric Capital Corporation
                              201 High Ridge Road
                              Stamford, CT  06927
                          Telephone No.  203.316.7575
                          Facsimile No.  203.316.7823
                         Attention:  Ms. Suzanne Santos

                                       or

                       Such other individual or telephone
                       number as the Lender may determine

                                USE OF PROCEEDS
                                ---------------

     (i) The Borrower shall use the proceeds of the Working Capital Revolving Loan (a) in substitution of the indebtedness outstanding under the Existing Credit Agreement on the Closing Date, (b) to pay the costs and expenses of the transactions contemplated by the Agreement and the other Loan Documents, (c) Capital Expenditures and Permitted Investments, and (d) for general corporate and working capital purposes.

     (ii) The Borrower shall use the proceeds of the Acquisition Loan for Permitted Acquisitions.

                                   LITIGATION
                                   ----------

                                    BROKERS
                                    -------



                                     None

                                     TAXES
                                     -----

FEDERAL                 None
----------

STATE
----------

State       Company                        Period Covered
----------  -----------------------------  --------------

Arizona     Butler Service Group, Inc.          1988-1991

Michigan    Butler Service Group, Inc.          1992-1996
            Butler Telecom, Inc.                1992-1996

Missouri    Butler Services, Inc.               1993-1995
            Butler Utility Services, Inc.       1993-1995

                              FINANCIAL STATEMENTS
                              --------------------


 .    Audited financial statements for the period ended December 31, 1996

 .    Annual and quarterly profit plan for 1997

 .    March 31, 1996 Report on Form 10-Q

 .    June 30, 1996, Report on Form 10-Q

                             TITLE TO ASSETS; LIENS
                             ----------------------



None

                                    LEASES
                                    ------




                                 See Attached

                            EMPLOYEE BENEFIT PLANS
                            ----------------------

                         CHIEF EXECUTIVE OFFICE; FEIN
                         ----------------------------

                              PLACES OF BUSINESS
                              ------------------


                                 See attached

                              MATERIAL AGREEMENTS
                              -------------------




                                     None

                                 LABOR MATTERS
                                 -------------



                                     None

                                 STOCK MATTERS
                                 -------------




                                     None

                                 INDEBTEDNESS
                                 ------------

                 All Indebtedness is reflected in the Report on Form 10-Q of the Parent, a copy of which has been provided previously

                              INSURANCE POLICIES
------------------

     PART I.   Coverage Requirements.  The insurance policies maintained by
               ----------------------
Borrower provide for, without limitation, the following insurance coverage:

     (a) "All Risk" physical damage insurance of all of Borrower's tangible real and personal property and assets, wherever located, and covers without limitation, fire and extended coverage, boiler and machinery coverage, flood, earthquake, environmental, liquids, theft, burglary, explosion, collapse, and all other hazards and risks ordinarily insured against by owners or users of such properties in similar businesses. All policies of insurance on such real and personal property contain an endorsement, in form and substance acceptable to Lender, showing loss payable to Lender (Form 438 BFU or its equivalent) and extra expense and business interruption endorsements. Such endorsement, or an independent instrument furnished to Lender, provides that the insurance companies will give Lender at least thirty (30) days' prior written notice before any such policy or policies of insurance shall be altered or cancelled or will not be renewed and that no act or default of Borrower or any other Person shall affect the right of Lender to recover under such policy or policies of insurance in case of loss or damage;

     (b) Comprehensive general liability insurance on an "occurrence basis" against claims for personal injury, bodily injury, and property damage with a minimum limit of One Million Dollars ($1,000,000) per occurrence and Four Million Dollars ($4,000,000) in the aggregate. Such coverage includes, without limitation, premises/operations, broad form contractual liability, underground explosion and collapse hazard, independent contractors, broad form property coverage, products, and completed operations liability;

     (c) Statutory limits of workers' compensation insurance which includes employee's occupational disease and employer's liability in the amount of One Million Dollars ($1,000,000) for each accident of occurrence;

     (d) Automobile liability insurance for all owned, non-owned, or hired automobiles against claims for personal injury, bodily injury, and property damage with a minimum combined single limit of One Million Dollars ($1,000,000) per occurrence;

     (e) Umbrella insurance of Fifteen Million Dollars ($15,000,000) per occurrence and Fifteen Million Dollars ($15,000,000) in the aggregate;

     (f) Excess umbrella insurance of Ten Million Dollars ($10,000,000) per occurrence and Ten Million Dollars ($10,000,000) in the aggregate; and

     (g)  Crime bond insurance in the amount of  Two Million Dollars
($2,000,000).

     Part II. Summary of Terms of Insurance, Etc.
     --------------------------------------------

     See Certificate of Insurance attached hereto.

                               EMPLOYMENT MATTERS
                               ------------------

                 Agreements have been previously provided and
               are representatives of those currently in force.

                              ENVIRONMENT MATTERS
                              -------------------




                                     None

                     PARENTS, AFFILIATES AND SUBSIDIARIES
                     ------------------------------------




                                 See Attached

                     PARENTS, AFFILIATES AND SUBSIDIARIES
                     ------------------------------------

                            OFFICERS AND DIRECTORS
                            ----------------------




                                 See attached

                                 BANK ACCOUNTS
                                 -------------


Lock Box Accounts:  NationsBank
-----------------
                    (i)  Account No. 3750369140 (BSG)
                   (ii)  Account No. 3750369153 (BTI)



Concentration Accounts:  The Bank of New York
----------------------
                         Account No. 6300450502


Disbursement Account:    The Bank of New York
--------------------
                         (i) Account No. 8900166428 (Controlled Disbursement
                             Account)

                         (ii) Account No. 300963592 (Accounts Payable
                              Disbursement Account)

                              GOVERNMENT CONTRACTS
                              --------------------

                              INSURANCE POLICIES
                              ------------------

     PART I.  Coverage Requirements.  The insurance policies maintained by
              ----------------------
Borrower provide for, without limitation, the following insurance coverage:

     (a) "All Risk" physical damage insurance of all of Borrower's tangible real and personal property and assets, wherever located, and covers without limitation, fire and extended coverage, boiler and machinery coverage, flood, earthquake, environmental, liquids, theft, burglary, explosion, collapse, and all other hazards and risks ordinarily insured against by owners or users of such properties in similar businesses. All policies of insurance on such real and personal property contain an endorsement, in form and substance acceptable to Lender, showing loss payable to Lender (Form 438 BFU or its equivalent) and extra expense and business interruption endorsements. Such endorsement, or an independent instrument furnished to Lender, provides that the insurance companies will give Lender at least thirty (30) days' prior written notice before any such policy or policies of insurance shall be altered or cancelled or will not be renewed and that no act or default of Borrower or any other Person shall affect the right of Lender to recover under such policy or policies of insurance in case of loss or damage;

     (b) Comprehensive general liability insurance on an "occurrence basis" against claims for personal injury, bodily injury, and property damage with a minimum limit of One Million Dollars ($1,000,000) per occurrence and Four Million Dollars ($4,000,000) in the aggregate. Such coverage includes, without limitation, premises/operations, broad form contractual liability, underground explosion and collapse hazard, independent contractors, broad form property coverage, products, and completed operations liability;

     (c) Statutory limits of workers' compensation insurance which includes employee's occupational disease and employer's liability in the amount of One Million Dollars ($1,000,000) for each accident of occurrence;

     (d) Automobile liability insurance for all owned, non-owned, or hired automobiles against claims for personal injury, bodily injury, and property damage with a minimum combined single limit of One Million Dollars ($1,000,000) per occurrence;

     (e) Umbrella insurance of Fifteen Million Dollars ($15,000,000) per occurrence and Fifteen Million Dollars ($15,000,000) in the aggregate;

     (f) Excess umbrella insurance of Ten Million Dollars ($10,000,000) per occurrence and Ten Million Dollars ($10,000,000) in the aggregate; and

     (g)  Crime bond insurance in the amount of  Two Million Dollars
($2,000,000).

     Part II. Summary of Terms of Insurance, Etc.
     --------------------------------------------

     See Certificate of Insurance attached hereto.

A.   FINANCIAL STATEMENTS
     (i) Annual Audited Financials.  Within ninety (90) days after the close of
         -------------------------
each Fiscal Year of the Parent, financial statements audited by the Accountants including a balance sheet as of the close of such Fiscal Year and statements of income and retained earnings and statement of cash flows for the year then ended, all on a consolidated basis (and on a consolidating basis upon request) and in a form which would provide comparisons to the prior year end, prepared in conformity with GAAP, and accompanied by copies of all detailed financial and management reports submitted to the Parent by the Accountants and a report thereon containing an audit opinion of the Accountants, without limitation or qualification, which opinion shall state that subject to the comments contained therein such financial statements fairly present the financial condition and results of operations of the Parent in accordance with GAAP;

     (ii) Monthly Financials.  Within thirty (30) days after the end of each
          ------------------
fiscal month, (A) internally prepared statements of income and retained earnings, a statement of cash flows and a balance sheet showing the Parent and its Subsidiaries as of the end of such fiscal month on a comparative basis and the then elapsed portion of the Fiscal Year, all in a form which would provide comparison to the prior year's equivalent period, both on a monthly and a year-to-year basis, and to the Parent's base budget, together with a management discussion and analysis, (B) an aged accounts receivable trial balance and, upon request, a monthly reconciliation of the accounts receivable trial balance to the Borrower's (and those Subsidiaries and Affiliates which are a party to the Receivables Purchase Agreement) general ledger and monthly financial statements;

     (iii)     Compliance Certificate.  Together with the statements referred to
               ----------------------
in subparagraph (i) above, a certificate of the accounting firm (in the form of the Accountant's Letter), and together with the statements referred to in subparagraph (ii) above, a certificate of the Responsible Officer opining on or certifying such statements (which certificate when furnished by an accounting firm, may be limited to accounting matters and disclaim responsibility for legal interpretations) (a "Compliance Certificate") (A) certifying that no Event of
                     ----------------------
Default or Default has occurred or, if such an Event of Default or Default has occurred, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect hereto and (B) setting forth computations in reasonable detail satisfactory to the Lender demonstrating compliance with the covenants contained in Section 6.02(u) of the Agreement;
                                           ---------------

     (iv) SEC Filings and Press Releases.  Promptly after the same become
          ------------------------------
publicly available, copies of all periodic and other reports, proxy statements and other materials, if any, filed by it with the Securities and Exchange Commission, or any governmental authority succeeding to any of or all the functions of said Commission, or with any national securities exchange, or distributed to its shareholders, as the case may be;

     (v) Operations.  Promptly, from time to time, such other information
         ----------
regarding the operations, business affairs and financial condition of the Parent, the Borrower or any Subsidiary or Affiliate, or compliance with the terms of any Loan Documents, as the Lender may reasonably request;

     (vi) Collateral Reports.  (A) No later than the tenth (10th) day after the
          ------------------
end of each month, (x) a Borrowing Base Certificate as of the end of the preceding month and (x) an aging of its Accounts by Account Debtor as of the end of such month, and (y) no later than the second (2nd) day after the end of each week, a summary detailing the prior week's Accounts plus additions to such Accounts less deductions from such Accounts (collectively, the "Collateral
                                                                ----------
Reports");
-------

     (vii)     Schedule of Sales.  Upon the request of the Lender, a schedule of
               -----------------
the Borrower's sales for the previous week or shorter period, by invoice, customer, collections, return or credits and otherwise in reasonable detail and specific credit memos netted by customer for such week or shorter period;

     (viii)    Cash Balances.  Upon the request of the Lender, a report as to
               -------------
the cash balances in the Borrower's and each Subsidiary's and Affiliate's deposit accounts (whether in existence on the date of this Agreement or hereafter) or at the end of the preceding week together with a copy of the most recent bank statement relating to such accounts;

     (ix) Management Letters.  Promptly, upon receipt thereof, copies of all
          ------------------
audit reports, management letters or written comments submitted to the Borrower's Board of Directors by independent public accountants in connection with each annual, interim or special-audit of the Borrower made by such accountants; and

     (x) Other Documents.  Promptly upon the Lender's written request from time-
         ---------------
to-time, such other information about the financial condition and operations of the Borrower as the Lender may reasonably request.

B.   PROJECTIONS

     (i) Within thirty (30) days after the beginning of each Fiscal Year:

        (a) a projected consolidated balance sheet of the Parent and its Subsidiaries and Affiliates for such Fiscal Year;

        (b) projected consolidated cash flow statements of the Parent and its Subsidiaries and Affiliates including details of cash disbursements (including for Capital Expenditures), changes in working capital and the Borrowing Base for such Fiscal Year, and projected availability of borrowings under the Working Capital Revolving Loan;

        (c) projected consolidated income statements for the Parent and its Subsidiaries and Affiliates for such Fiscal Year, in such case broken down on a monthly basis, together with appropriate supporting details as reasonably requested by the Lender; and

        (d) all of the information under (a), (b) and (c) above shall be an operating plan, approved by the Parent's board of directors; for the ensuing Fiscal Year (together with a complete statement of the assumptions on which such plan is based) which will include the monthly budget for the following year in reasonable detail acceptable to the Lender.

                              FINANCIAL COVENANTS
                              -------------------

          There shall be no breach or failure to comply with any of the following financial covenants, each of which shall be calculated in accordance with GAAP, consistently applied.

        (a) Maximum Capital Expenditures.  The Parent and its Subsidiaries
            ----------------------------
(except Butler UK), on a consolidated basis, shall not make Capital Expenditures that exceed in the aggregate the amounts set forth below for each Fiscal Year set forth below, which amount shall be noncumulative from year to year:


                                           Maximum Capital
                Fiscal Year                 Expenditures
                -----------                --------------
                   1997                       $4,000,000
                   1998                       $4,200,000
                   1999                       $4,000,000
                   2000                       $4,250,000
                   2001                       $4,500,000

        (b) Tangible Net Worth.  The Parent and its Subsidiaries, on a
            ------------------
consolidated basis, shall have Tangible Net Worth measured as at each of the dates set forth below for the period of the Fiscal Year to such date (and shall maintain at all times during the period from and including such date through but excluding the last day of the Fiscal Quarter immediately succeeding such date), equal to or greater than the amount set forth opposite such date:

       Date                                Tangible Net Worth
       ----                                ------------------

September 30, 1997                             $14,000,000
December 31, 1997                              $15,500,000
March 31, 1998                                 $16,000,000
June 30, 1998                                  $16,500,000
September 30, 1998                             $17,500,000

December 31, 1998                              $18,500,000
March 31, 1999                                 $18,500,000
June 30, 1999                                  $19,000,000
September 30, 1999 and thereafter              $20,000,000

        (c) Fixed Charge Coverage Ratio.  The Parent and its Subsidiaries
            ---------------------------
(except Butler UK), on a consolidated basis, shall have a Fixed Charge Coverage Ratio measured as at each of the dates set forth below for the period of the Fiscal Year to such date (and shall maintain at all times during the period from and including such date through but excluding the last day of the Final Quarter immediately succeeding such date), of not less than the amount set forth opposite such date:

                                          Fixed Charge Coverage
                      Date                         Ratio
                      ----                         -----

                September 30, 1997                1.2:1.0
                December 31, 1997                 1.2:1.0
                March 31, 1998                    1.0:1.0
                June 30, 1998                     1.1:1.0
                September 30, 1998                1.2:1.0
                December 31, 1998                 1.2:1.0
                March 31, 1999                    1.0:1.0
                June 30, 1999                     1.1:1.0

                September 30, 1999                1.2:1.0
                December 31, 1999                 1.2:1.0
                March 31, 2000                    1.0:1.0
                June 30, 2000                     1.1:1.0
                September 30, 2000                1.2:1.0
                December 31, 2000                 1.2:1.0
                March 31, 2001                    1.0:1.0
                June 30, 2001                     1.1:1.0

        (d) Interest Coverage Ratio.  The Parent and its Subsidiaries (except
            -----------------------
Butler UK), on a consolidated basis, shall have an Interest Coverage Ratio measured as at each of the dates set forth below for the period of the Fiscal Year to such date (and shall maintain at all times during the period from and including such date through but including the last day of the Fiscal Quarter immediately succeeding such date) equal to or greater than the amount set forth opposite such date:

              Fiscal Quarter                   Interest Coverage Ratio
              --------------                   ----------------------------
              September 30, 1997                       1.3:1.0
              December 31, 1997                        1.4:1.0
              March 31, 1998                           1.2:1.0
              June 30, 1998                            1.3:1.0
              September 30, 1998                       1.4:1.0
              December 31, 1998                        1.4:1.0
              March 31, 1999                           1.2:1.0
              June 30, 1999                            1.3:1.0
              September 30, 1999                       1.4:1.0
              December 31, 1999                        1.4:1.0
              March 31, 2000                           1.2:1.0
              June 30, 2000                            1.3:1.0
              September 30, 2000                       1.4:1.0
              December 31, 2000                        1.4:1.0
              March 31, 2001                           1.2:1.0
              June 30, 2001                            1.3:1.0